UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

FOSSIL GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee paid previously with preliminary materials.

☐
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF
ANNUAL
MEETING
AND
PROXY
STATEMENT
TWO THOUSAND TWENTY THREE

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
The Annual Meeting of Stockholders (the “Annual Meeting”) of Fossil Group, Inc., a Delaware corporation (the “Company”), will be held in a virtual meeting format via webcast on the day and time set forth below:
Wednesday, May 24, 2023
9:00 A.M. CT

ITEMS OF BUSINESS
✓
Elect eight (8) directors to the Company’s Board of Directors to serve for a term of one year or until their respective successors are elected and qualified.

✓
Hold an advisory vote on executive compensation as disclosed in these materials.

✓
Hold an advisory vote on whether an advisory vote on executive compensation should be held every one, two or three years.

✓
To vote on a proposal to approve the Fossil Group, Inc. 2023 Long-Term Incentive Plan.

✓
To vote on a proposal to amend the Company’s Certificate of Incorporation to permit exculpation of officers.

✓
Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 30, 2023.

You are cordially invited to
attend the meeting virtually.
Whether or not you expect to attend the Annual Meeting virtually, you are urged to vote your shares as soon as possible so that your shares of stock may be represented and voted in accordance with your wishes and in order that the presence of a quorum may be assured at the Annual Meeting. You may vote your shares via a toll-free telephone number or over the Internet. Alternatively, if you request or receive a paper copy of the proxy materials by mail, you may vote by signing, dating and mailing the proxy card in the envelope provided. Voting in one of these ways will ensure that your shares are represented at the Annual Meeting. Your proxy will be revoked if you request its revocation in the manner provided in the enclosed proxy statement.
By Order of the Board of Directors,
Randy S. Hyne
Vice President, General Counsel and Corporate Secretary
April 12, 2023

REGISTRATION
The Board of Directors has fixed the close of business on March 29, 2023 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at the offices of the Company and on the Company’s website for ten days prior to the meeting.
MATERIALS
The 2023 Proxy Statement and 2022 Annual Report are available at http://viewproxy.com/fossil/2023

PROPOSAL 6: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	64
Independent Registered Public Accounting Firm Fees	64
DATE FOR RECEIPT OF STOCKHOLDER PROPOSALS	66
ANNUAL REPORT	66
OTHER BUSINESS	66
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	67
APPENDIX A: FOSSIL GROUP, INC. 2023 LONG-TERM INVCENTIVE PLAN	A-1

PROXY SUMMARY
This proxy statement (this “Proxy Statement”) is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Fossil Group, Inc., a Delaware corporation (the “Company”), of your proxy to be voted at the 2023 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on May 24, 2023, at the time and place and for the purpose of voting on the matters set forth in the Notice of Annual Meeting of Stockholders (the “Annual Meeting Notice”) and at any adjournment(s) or postponement(s) thereof. These matters include:
1.
To elect eight (8) directors to the Board to serve for a term of one year or until their respective successors are elected and qualified.

2.
To hold an advisory vote on executive compensation as disclosed in these materials.

3.
To hold an advisory vote on whether an advisory vote on executive compensation should be held every one, two or three years.

4.
To vote on a proposal to approve the Fossil Group, Inc. 2023 Long-Term Incentive Plan.

5.
To vote on a proposal to amend the Company’s Certificate of Incorporation to permit exculpation of officers.

6.
To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 30, 2023.
7.
To transact any and all other business that may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

We began mailing the Notice of Internet Availability of Proxy Materials (the “Proxy Notice”), and first made available the Proxy Statement and the accompanying form of the proxy to our stockholders, on or about April 12, 2023. When proxies are properly executed and received, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions noted thereon. If no direction is indicated, the shares will be voted: FOR each of the eight nominees named in this Proxy Statement for election to the Board under Proposal 1; FOR approval of the compensation of the Company’s Named Executive Officers (as defined in Compensation Discussion and Analysis) under Proposal 2; for holding a non-binding vote every one year regarding approval of the compensation of the Company’s named executive officers under Proposal 3; FOR the approval of the Fossil Group, Inc. 2023 Long-Term Incentive Plan under Proposal 4; FOR the amendment to the Company’s Certificate of Incorporation under Proposal 5; and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 30, 2023 under Proposal 6.

INTERNET AVAILABILITY AND ELECTRONIC DELIVERY OF PROXY DOCUMENTS
Important notice regarding the availability of proxy materials for the Annual Meeting to be held on May 24, 2023: the Annual Meeting Notice, this Proxy Statement and our Annual Report to Stockholders covering the Company’s fiscal year ended December 31, 2022 (the “Annual Report”) are also available at http://viewproxy.com/fossil/2023/.
As permitted by Securities and Exchange Commission (“SEC”) rules, we are making the Annual Meeting Notice, this Proxy Statement and our Annual Report to Stockholders available to our stockholders primarily via the Internet, rather than mailing printed copies of these materials to each stockholder. We believe that this process will expedite stockholders’ receipt of proxy materials, lower the costs of the Annual Meeting and help to conserve natural resources. Each stockholder (other than those who previously requested electronic delivery of all materials or previously elected to receive delivery of a paper copy of the proxy materials) will receive a Proxy Notice containing instructions on how to access and review the proxy materials, including the Annual Meeting Notice, this Proxy Statement and the Annual Report,

2023 PROXY STATEMENT	1

on the Internet and how to access an electronic proxy card to vote on the Internet. The Proxy Notice also contains instructions on how to receive a paper copy of the proxy materials. If you receive a Proxy Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. If you receive a Proxy Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Proxy Notice.

2	WWW.FOSSILGROUP.COM

PROPOSAL 1: ELECTION OF DIRECTORS
The Board currently consists of eight members. Each of our current directors will stand for re-election at the Annual Meeting.
To be elected as a director, each director nominee must receive a majority of the votes cast at the Annual Meeting. A “majority of the votes cast” means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. Votes cast will exclude abstentions with respect to that director’s election. A description of our policy regarding nominees who receive a Majority Against Vote in an uncontested election is set forth under “Questions and Answers about the Annual Meeting — What is the Vote Required for Each Proposal?” Should any director nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his or her stead, of any other person the Board may nominate or designate. Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Each director nominee has consented to serve as a director if elected, and each director nominee has expressed his or her intention to serve the entire term.
The table below sets forth the names of the nominees to the Board of the Company along with the current ages of the nominees, their current position and approximate tenure on the Board as of May 2023. Unless otherwise directed in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by such proxy for the election of each of the director nominees. Each of the director nominees is presently a director of the Company.
NAME	AGE	POSITION	TENURE (YEARS)*
Mark R. Belgya	62	Director	5
William B. Chiasson	70	Director	10
Susie Coulter	57	Director	0.5
Kim Harris Jones	63	Director	3.5
Kosta N. Kartsotis	70	Chairman of the Board and Chief Executive Officer	33
Kevin Mansell	70	Lead Independent Director	4
Marc R. Y. Rey	59	Director	3
Gail B. Tifford	53	Director	6

*
Rounded to the nearest half year.

The following sets forth biographical information and qualifications and skills for each director nominee:
Mark R. Belgya
Mark R. Belgya was appointed to the Board in May 2018, and he is currently Chairman of the Company’s Audit Committee and a member of the Compensation and Talent Management Committee. Mr. Belgya served as Vice Chair and Chief Financial Officer of The J.M. Smucker Company (NYSE: SJM), a leading manufacturer and distributor of consumer food, beverage, and pet food products (“Smucker”), from May 2016 until his retirement in September 2020. Mr. Belgya joined Smucker in an internal audit capacity in 1985 and rose through finance positions of increasing responsibility becoming Corporate Controller in 1997, Treasurer in 2001, and Chief Financial Officer in 2005. Prior to joining Smucker, Mr. Belgya was a staff auditor from 1982 until 1985 for
2023 PROXY STATEMENT	3

Ernst & Whinney, a multinational professional services and consultancy, now known as Ernst & Young. Mr. Belgya currently serves on the board of directors of Hamilton Beach Brands Holding Company (NYSE: HBB), a designer, marketer, and distributor of consumer, commercial, and specialty small appliances and kitchen equipment brands, where he serves on the Audit Review Committee, Compensation and Human Capital Committee and Planning Advisory Committee. Mr. Belgya has extensive leadership experience as Chief Financial Officer of a large multinational organization and possesses a deep understanding of risk and capital allocation for growth, developed through his finance and accounting positions held at Smucker, his various board positions and his public accounting experience and has been determined by the Board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules.
William B. Chiasson
William B. Chiasson was appointed to the Board in August 2013, and he is currently a member of the Company’s Audit Committee and Nominating and Corporate Governance Committee. From November 2016 until October 2019 following the sale of the company, Mr. Chiasson served as Chairman and Chief Executive Officer (“CEO”) of Fresh Hemp Foods, a health food company specializing in hemp-based products. From 2004 until the sale of the company in 2016, Mr. Chiasson served in several senior level positions including Executive Vice President and Chief Financial Officer, CEO and Chairman for LeapFrog Enterprises, which designs, develops and markets a family of innovative technology-based learning platforms and related proprietary content for children. Mr. Chiasson currently serves as Executive Chairman of Ergobaby Carrier Inc., a leading designer, marketer and distributor of premium infant care products, and also currently serves on the board of directors of Marucci Sports, a sports equipment company specializing in high end baseball bats, gloves, apparel, and other related products. Mr. Chiasson has also held senior level executive positions at Levi Strauss & Co., Kraft Foods, Inc. and Baxter Healthcare. Mr. Chiasson has leadership experience as a CEO and Chief Financial Officer of large organizations, extensive experience in accounting, finance, capital markets, strategic planning and risk management and has been determined by the Board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules.
Susie Coulter
Susie Coulter was appointed to the Board in December 2022, and she is currently a member of the Company’s Nominating and Corporate Governance Committee. Ms. Coulter is the founder and Chief Executive Officer of ARQ Botanics LLC, a personal care company specializing in all-natural skin care products. Previously, Ms. Coulter was the co-founder and served as Chief Executive Officer of Bronty Beauty LLC, a beauty company specializing in all-natural skin care products, from January 2017 to December 2020. From November 2012 to March 2016, Ms. Coulter served as the President of Victoria’s Secret Beauty for L Brands, Inc. (n/k/a Victoria’s Secret & Co., which was separated from L Brands, Inc. in 2021). From 1998 to 2012, Ms. Coulter served in a number of leadership roles, most recently as President of Polo Ralph Lauren Retail Stores, at Ralph Lauren Corporation, an apparel retailer. Ms. Coulter serves on the board of directors of Abercrombie & Fitch Co., where she is Chair of the Environmental, Social and Governance Committee. Ms. Coulter has executive leadership experience having served as a founder and chief executive officer in addition to her roles as president for large retail organizations. Ms. Coulter also has experience with supply chain and logistics, marketing, global operations, merchandising and consumer facing retail.
Kim Harris Jones
Kim Harris Jones was appointed to the Board in October 2019, and she is currently a member of the Company’s Audit Committee and Nominating and Corporate Governance Committee. Ms. Harris Jones served as Senior Vice President and Corporate Controller of Mondelez International, Inc. (NASDAQ: MDLZ), the global publicly traded snacking foods business, from 2012 until she retired in 2015. Previously, she served as Senior Vice President and Corporate Controller of Kraft Foods from 2009 to 2012. Prior to joining Kraft Foods, she held numerous leadership roles during 17 years with Chrysler Group LLC, including Senior Vice President, Corporate Controller and General Auditor from 2008 to 2009. Ms. Harris Jones also serves on the boards of United Rentals, Inc. (NYSE: URI), where she serves as Chair of the Audit Committee and a member of the Compensation and Talent Management Committee, and TrueBlue, Inc. (NYSE: TBI), where she chairs the Audit Committee, and serves as a member of the Innovation and Technology Committee and the Corporate Governance and Nominating Committee. Ms. Harris Jones has leadership experience
4	WWW.FOSSILGROUP.COM

PROPOSAL 1: ELECTION OF DIRECTORS
as a Corporate Controller and auditor of large organizations, extensive experience in accounting and finance, and has been determined by the Board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules.
Kosta N. Kartsotis
Kosta N. Kartsotis has served as our CEO since October 2000 and Chairman of the Board since May 2010. Mr. Kartsotis also served as President of the Company from December 1991 to December 2006 and as Chief Operating Officer from December 1991 until October 2000. Mr. Kartsotis joined the Company in 1988. He has been a director of the Company since 1990. Mr. Kartsotis has extensive senior level experience as our CEO, substantial experience in the fashion retailing industry and substantial sales, marketing and merchandising experience. He has deep knowledge of the Company and its businesses, having served on the Board since 1990.
Kevin Mansell
Kevin Mansell was elected to the Board in May 2019, and he is currently the Lead Independent Director and Chairman of the Company’s Compensation and Talent Management Committee. Mr. Mansell served as Chairman, CEO and President of Kohl’s Corporation (NYSE: KSS), one of the largest department store retail chains in the United States (“Kohl’s”), until his retirement in May 2018. Mr. Mansell joined Kohl’s in 1982 as a Divisional Merchandise Manager and was promoted to General Merchandise Manager in 1987. Mr. Mansell was promoted to Senior Executive Vice President of Merchandising and Marketing of Kohl’s in 1998, and was named President and Director in 1999. He was promoted to Kohl’s CEO in 2008 and named Chairman of the Board in 2009. Prior to joining Kohl’s, Mr. Mansell spent seven years in the Venture Store division of The May Department Stores Company, an American department store holding company, where he held a variety of positions in buying and merchandising. Mr. Mansell serves as a director, the co-chair of the Nominating and Corporate Governance Committee and as a member of the Audit Committee of Columbia Sportswear Company (NASDAQ: COLM), a leading innovator in active outdoor apparel, footwear, accessories, and equipment. Mr. Mansell also serves as a director of Chico’s FAS, Inc. (NYSE: CHS), an omnichannel specialty retailer of women’s private branded casual-to-dressy clothing, intimates, and complementary accessories, where he serves as lead independent director, member of the Human Resources, Compensation and Benefits Committee and member of the Executive Committee. Mr. Mansell has extensive leadership experience as the CEO of a large national organization and has over 40 years of retail experience.
Marc R. Y. Rey
Marc R. Y. Rey was appointed to the Board in July 2020 and is currently a member of the Company’s Compensation and Talent Management Committee. Mr. Rey has served as the Chief Executive Officer of Beautycounter, a private clean beauty brand, since February 2022. Mr. Rey served as President and Chief Executive Officer of Shiseido Americas, a division of Shiseido Company Limited, and Chief Growth Officer of Shiseido Group Limited, a leading global beauty brand, from September 2015 until September 2020. From July 2014 until August 2015, Mr. Rey served as Senior Vice President for Coty North America and President of Coty USA, a leading global beauty company, and served as Regional Vice President North America from December 2012 to July 2014. From March 2009 to July 2012, Mr. Rey served in various roles for L’Oreal USA, including President International Designers Collections from September 2010 to July 2012, President Specialty Beauty Group from October 2009 to September 2010 and President Giorgio Armani and Yves Saint Laurent Beauty USA from March 2009 to October 2009. Mr. Rey has extensive leadership experience as the CEO of a major beauty company and has over 25 years of consumer products experience.
Gail B. Tifford
Gail B. Tifford was appointed to the Board in August 2017, and she is currently the Chair of the Company’s Nominating and Corporate Governance Committee. Ms. Tifford has served as a partner at True Search, a global platform for talent management products and services, since May 2022. Ms. Tifford previously served as Chief Brand Officer for WW International, Inc. (f/k/a Weight Watchers), a global weight management service company, from March 2018 until August 2021. Previously, Ms. Tifford
2023 PROXY STATEMENT	5

served in a variety of leadership roles at Unilever, a leading global consumer goods company that offers products in the food, home care, personal care and refreshment segments. Her roles included brand, marketing, and digital innovation from 1996 until 2009, and after she rejoined Unilever in 2011, most recently serving as Vice President, Media North America and Global Digital Media Innovation. From October 2009 until May 2011, Ms. Tifford served as Vice President for Strategic Partnerships at MTV Networks, a cable and satellite television channel owned by Viacom Media Networks. Ms. Tifford has substantial experience in branding and marketing and a proven track record of building brands in an evolving digital landscape.
6	WWW.FOSSILGROUP.COM

PROPOSAL 1: ELECTION OF DIRECTORS
BOARD COMPOSITION, QUALIFICATIONS AND DIVERSITY
We have no agreements obligating the Company to nominate a particular candidate as a director, and none of our directors represents a special interest or a particular stockholder or group of stockholders.
We believe that our business accomplishments are a result of the efforts of our employees around the world, and that a diverse employee population will result in a better understanding of our customers’ needs. Our success with a diverse workforce also informs our views about the value of a Board that has persons of diverse skills, experiences and backgrounds. To this end, the Board seeks to identify candidates with areas of knowledge or experience that will expand or complement the Board’s existing expertise. Diversity in skills and backgrounds ensures that the widest range of options and viewpoints are expressed in the boardroom.
Consistent with the Company’s Corporate Governance Guidelines, the Board desires a diverse group of candidates who possess the background, skills, expertise and time to make a significant contribution to the Board, the Company and its stockholders. The Nominating and Corporate Governance Committee makes recommendations to the Board concerning the composition of the Board and its committees, including size and qualifications for membership. The Nominating and Corporate Governance Committee evaluates prospective nominees against the standards and qualifications set forth in the Company’s Corporate Governance Guidelines, as well as other relevant factors it deems appropriate.
Listed below are the skills and experience that we have considered important for our directors to have in light of our current business and structure. The director nominees’ biographies above note each nominee’s relevant experience, skills and qualifications relative to this list.
Public Company Board Experience
Directors who have served or serve on other public company boards can offer advice and insights with regard to the dynamics and operation of a board of directors, the relationship between a board and the CEO and other management personnel, the importance of particular agenda items and oversight of a changing mix of strategic, operational and compliance matters.
Senior Leadership Experience
Directors who have served as CEOs and in other senior leadership positions bring experience and perspective in analyzing, shaping, and overseeing the execution of important operational and policy issues at a senior level. These directors’ insights and guidance, and their ability to assess and respond to situations encountered in serving on the Board, may be enhanced if their leadership experience was developed at businesses or organizations that operated on a global scale or involved technology or other rapidly evolving business models.
Interpersonal Skills and Diversity
Directors with different backgrounds and skills help build diversity on the Board and maximize group dynamics in terms of function, experience, education, thought, gender and age.
2023 PROXY STATEMENT	7

Board Diversity Matrix (As of April 12, 2023)
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	5	0	0
Part II: Demographic Background
African American or Black	1	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	5	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0
8	WWW.FOSSILGROUP.COM

PROPOSAL 1: ELECTION OF DIRECTORS
2023 PROPOSED BOARD COMPOSITION, QUALIFICATIONS AND DIVERSITY
The Board of Directors unanimously recommends that stockholders vote “FOR” the election of each Director Nominee set forth above for the Board of Directors.
2023 PROXY STATEMENT	9

CORPORATE GOVERNANCE AND OTHER BOARD MATTERS
The Company, with the oversight of the Board and its committees, operates within a comprehensive plan of corporate governance for the purpose of defining independence, assigning responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. The Company regularly monitors developments in the area of corporate governance. Copies of the Company’s Corporate Governance Guidelines can be obtained free of charge from the Company’s website, www.fossilgroup.com, by contacting the Company at 901 S. Central Expressway, Richardson, Texas 75080 to the attention of Investor Relations, or by telephone at (972) 234-2525.

BOARD COMMITTEES AND MEETINGS
The Board held seven meetings during the fiscal year ended December 31, 2022. During 2022, each director nominee attended 75% or more of the aggregate of the meetings of the Board and the meetings held by all committees of the Board on which such director served. The Board strongly encourages that directors make a reasonable effort to attend the Annual Meeting. All of the then current members of the Board attended the Company’s 2022 Annual Meeting of Stockholders.
During 2022, the Board had three standing committees: the Audit Committee, the Compensation and Talent Management Committee, and the Nominating and Corporate Governance Committee. Each of the committees has a written charter approved by the Board. Copies of the charters can be obtained free of charge from the Company’s website, www.fossilgroup.com, by contacting the Company at 901 S. Central Expressway, Richardson, Texas 75080 to the attention of Investor Relations, or by telephone at (972) 234-2525.
The committees on which the directors served as of March 29, 2023 and the number of committee meetings held in fiscal year 2022 are shown in the chart below.
DIRECTOR	AUDIT COMMITTEE	COMPENSATION AND TALENT MANAGEMENT COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Mark R. Belgya	C	X
William B. Chiasson	X		X
Susie Coulter			X
Kim Harris Jones	X		X
Kosta N. Kartsotis	—	—	—
Kevin Mansell		C
Marc R. Y. Rey		X
Gail B. Tifford			C
Number of Committee Meetings in Fiscal Year 2022	9	5	4
C = Committee Chair
10	WWW.FOSSILGROUP.COM

CORPORATE GOVERNANCE AND OTHER BOARD MATTERS
Audit Committee
The functions of the Audit Committee are to:
•
appoint the Company’s independent registered public accounting firm;

•
review the plan and scope of any audit of the Company’s consolidated financial statements;

•
review the Company’s significant accounting policies and other related matters;

•
review the Company’s annual and quarterly reports and earnings releases;

•
oversee the surveillance of administration, disclosure and financial controls;

•
oversee the Company’s compliance with legal and regulatory requirements;

•
oversee the Company’s monitoring and enforcement of its Code of Conduct and Ethics;

•
review the qualifications and independence of any independent auditor of the Company;

•
oversee the performance of the Company’s internal audit function and the Company’s independent auditors; and

•
oversee cybersecurity risk.

Deloitte & Touche LLP, the Company’s principal independent registered public accounting firm, reports directly to the Audit Committee. The Audit Committee, consistent with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules adopted thereunder, meets with management and the Company’s independent registered public accounting firm prior to the filing of officers’ certifications with the SEC to receive information concerning, among other things, significant deficiencies in the design or operation of internal control over financial reporting. The Audit Committee has adopted a procedure that enables confidential and anonymous reporting to the Audit Committee of concerns regarding questionable accounting or auditing matters. The Company’s internal audit group reports directly to the Audit Committee on a quarterly basis.
All members of the Audit Committee have been determined to be financially literate and to meet the appropriate SEC and Nasdaq standards for independence. See “Director Independence” below. The Audit Committee includes three independent directors, Messrs. Belgya and Chiasson and Ms. Harris Jones, who have each been determined by the Board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules.
Compensation and Talent Management Committee
The functions of the Compensation and Talent Management Committee are to:
•
determine the compensation of the Company’s executives;

•
produce annual reports on executive compensation for inclusion in the Company’s proxy statement; and

•
oversee and advise the Board on the adoption of policies that govern, and to administer, the Company’s compensation programs, including stock and benefit plans.

All members of the Compensation and Talent Management Committee have been determined to meet the appropriate Nasdaq standards for independence. See “Director Independence” below. Further, each member of the Compensation and Talent Management Committee is a “Non-Employee Director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Nominating and Corporate Governance Committee
The functions of the Nominating and Corporate Governance Committee are to:
•
identify qualified individuals for membership on the Board;

•
recommend to the Board the director nominees for the next annual meeting of stockholders;

•
review the Company’s Corporate Governance Guidelines on an annual basis and recommend to the Board any changes deemed necessary or desirable; and

•
oversee the corporate governance affairs of the Board and the Company.

The Nominating and Corporate Governance Committee reviews the Company’s activities and practices regarding environmental, social, and related governance matters that are significant to the Company and reviews the Company’s philanthropic activities. The Nominating and Corporate

2023 PROXY STATEMENT	11

Governance Committee’s role also includes periodically reviewing the compensation paid to non-employee directors and making recommendations to the Board for any adjustments. In addition, the Nominating and Corporate Governance Committee conducts with the full Board an annual review of the Company’s succession plans relating to the Chairman and CEO positions. The Nominating and Corporate Governance Committee regularly reviews the purposes of the Board committees, recommends to the Board any necessary or desired changes to the purposes and membership of such committees and whether any committees should be created or discontinued. All members of the Nominating and Corporate Governance Committee have been determined to meet the Nasdaq standards for independence. See “Director Independence” below.

DIRECTOR INDEPENDENCE
The standards relied upon by the Board in affirmatively determining whether a director is “independent” in compliance with the rules of Nasdaq are comprised, in part, of those objective standards set forth in the Nasdaq Marketplace Rules, which include the following bright line rules: (i) a director who is or was at any time during the past three years an employee, or whose immediate family member (defined as a spouse, parent, child, sibling, whether by blood, marriage or adoption, and anyone sharing the director’s home) is or was at any time during the past three years an executive officer of the Company, would not be independent; (ii) a director who received, or whose immediate family member received, from the Company compensation of more than $120,000 during any twelve consecutive months within the three years preceding the determination of independence, except for certain permitted payments, would not be independent; (iii) a director who is or who has an immediate family member who is, a current partner of the Company’s outside auditor or who was, or who has an immediate family member who was, a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years would not be independent; (iv) a director who is, or whose immediate family member is, employed as an executive officer of another entity where at any time during the past three years any of the Company’s executive officers served on the compensation committee would not be independent; and (v) a director who is, or who has an immediate family member who is, a partner in, or a controlling shareholder or an executive officer of any organization that, in the current or any of the past three fiscal years, has made payments to, or received payments from, the Company for property or services in an amount that, in any single fiscal year, exceeds the greater of $200,000, or 5% of such recipient’s consolidated gross revenues, except for permitted payments, would not be independent.
The Board, in applying the above referenced standards, has affirmatively determined that each of the following directors and director nominees is “independent” as defined by Rule 5605(a)(2) of the Nasdaq listing standards: Mark R. Belgya, William B. Chiasson, Susie Coulter, Kim Harris Jones, Kevin Mansell, Marc R. Y. Rey and Gail B. Tifford. As part of the Board’s process in making such determination, each such director provided written assurances that all of the above cited objective criteria for independence are satisfied and such director has no other “material relationship” with the Company that could interfere with such director’s and director nominee’s ability to exercise independent judgment.

BOARD LEADERSHIP STRUCTURE
The Board is committed to promoting effective, independent governance of the Company. The Board strongly believes it is in the best interests of the stockholders and the Company for the Board to have the flexibility to select the best director to serve as Chairman at any given time, regardless of whether that director is an independent director or the CEO. Consequently, our Corporate Governance Guidelines allow the Board to determine whether to separate or combine the roles of the Chairman and CEO.
To help ensure the independence of the Board, our Corporate Governance Guidelines require that, when the Chairman is a member of management, the Lead Independent Director shall assume certain responsibilities pertaining to the operation of the Board. The Lead Independent Director presides over all executive sessions of the non-management directors and other meetings of the Board in the absence of the Chairman of the Board, serves as the principal liaison to the non-management directors and consults with the CEO regarding information to be sent to the Board, meeting agendas and establishing meeting schedules. In order to give a significant voice to our non-management directors, our Corporate

12	WWW.FOSSILGROUP.COM

CORPORATE GOVERNANCE AND OTHER BOARD MATTERS
Governance Guidelines also provide that the non-management directors of the Company meet regularly in executive session. The Company’s independent directors held four formal meetings without management during fiscal year 2022.
Currently, the Board has determined that it is in the best interests of the stockholders and the Company for Mr. Kartsotis to serve as our Chairman as well as our CEO. During 2022, Mr. Mansell served as Lead Independent Director.
The Board believes that this structure is effective and best for the Company at this point in time for several reasons. Mr. Kartsotis joined the Company in 1988 and has been a director since 1990. He holds a significant number of shares of our Common Stock, and refused all forms of compensation for his service as an executive officer from 2005 through 2022. The Board believes that as a long-term executive officer, director and significant stockholder, Mr. Kartsotis is well qualified to serve as our Chairman and CEO, and his interests are sufficiently aligned with the Company’s stockholders. Mr. Kartsotis has extensive experience and knowledge of the Company and the fashion retailing industry and substantial sales, marketing and merchandising experience. The Board believes the Company has been well-served by this leadership structure and by Mr. Kartsotis’ service. Mr. Kartsotis is the person with primary responsibility for our day-to-day operations and the execution of our strategies. Since our performance is one of the most important topics at Board meetings, Mr. Kartsotis is well-suited to chair such discussions. This allows him to highlight important issues without unnecessary procedural delay. It also allows him to provide the proper context and background, including access to members of management and Company and industry reports, for each issue considered by the Board. Such background material is important given our size and complexity and the competitive nature of our industry. Mr. Kartsotis’s extensive knowledge of the Company and involvement with day-to-day activities also helps ensure effective risk oversight for the Company. Mr. Kartsotis adheres to an “open door” policy in his communications with Board members and talks frequently with Board members. Furthermore, Board members are encouraged to freely communicate with any member of management at any time. The Board also believes it has been beneficial, in terms of its relationship with employees, stockholders, customers, business partners and others, to provide a single voice for the
Company through Mr. Kartsotis. Having one person serve as both our Chairman and CEO demonstrates for our employees, stockholders, customers, business partners and others that the Company is under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations. Having a single leader for both the Company and the Board eliminates the potential for confusion or duplication of efforts, and provides clear leadership for our Company. In addition, in Mr. Kartsotis, the Board has found an effective leader who is able to facilitate open and productive discussion, effectively utilize each individual director’s unique perspective and expertise, lead the Board in innovative and creative problem solving and, by virtue of his personal ownership in the Company, to represent the interests of our stockholders as a whole.

DIRECTOR NOMINATION POLICY
The Company has a standing Nominating and Corporate Governance Committee consisting entirely of independent directors. Each director nominee was recommended to the Board by the Nominating and Corporate Governance Committee for selection.
The Nominating and Corporate Governance Committee will consider all proposed nominees for the Board, including those put forward by stockholders. Stockholder nominations should be addressed to the Nominating and Corporate Governance Committee in care of Randy S. Hyne, Vice President, General Counsel and Secretary, at 901 S. Central Expressway, Richardson, Texas 75080, in accordance with the provisions of the Company’s Bylaws. The Nominating and Corporate Governance Committee annually reviews with the Board the applicable skills and characteristics required of Board nominees in the context of current Board composition and Company circumstances. In making its recommendations to the Board, the Nominating and Corporate Governance Committee considers all factors it believes are appropriate, which may include experience, accomplishments, education, understanding of the business and the industry in which the Company operates, specific skills, general business acumen and the highest personal and professional integrity. Generally, the Nominating and Corporate Governance Committee will first consider current Board members because they meet the criteria listed above and possess an in depth knowledge of the Company, its history, strengths,

2023 PROXY STATEMENT	13

weaknesses, goals and objectives. This level of knowledge has proven very valuable to the Company. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board.
The Board and the Nominating and Corporate Governance Committee aim to assemble a diverse group of Board members and believe that no single criterion such as gender or minority status is determinative in obtaining diversity on the Board. The Board defines diversity as differences of viewpoint, professional experience, education and skills such as a candidate’s range of experience serving on other public company boards, the balance of the business interest and experience of the candidate as compared to the incumbent or other nominated directors, and the need for any particular expertise on the Board or one of its committees.

RISK OVERSIGHT
The Board has primary responsibility for risk oversight and takes an active role in overseeing the management of the Company’s risks. The Board implements its risk oversight function both as a whole and through committees, which play a significant role in carrying out risk oversight. The Board reviews information concerning enterprise risks through regular reports of each Board committee, including information regarding financial reporting, accounting, cybersecurity, compliance and internal audit risk matters from the Audit Committee, compensation-related risk from the Compensation and Talent Management Committee and environmental, social and governance-related risk from the Nominating and Corporate Governance Committee. In addition, our Audit, Compensation and Talent Management and Nominating and Corporate Governance Committees are comprised solely of independent directors and have responsibility for the review of certain risks as defined in their governing documents. As part of its oversight, the Board receives and reviews regular reports from members of senior management, including our Chief Compliance Officer, who facilitates our Enterprise Risk Management Committee (the “ERM Committee”), comprised of a group of cross-functional executive leaders. The ERM Committee meets on a quarterly basis to review, prioritize, and address mitigation strategies for major risk exposures. The ERM Committee also considers new and emerging risks. As part of its risk oversight role, the Board receives quarterly reports on our enterprise risk management program and a more detailed annual presentation covering enterprise risk management methodology, changes in gross and residual risk, risk appetite status and the progress of mitigation activities. Risk assessment results and mitigation plans for significant enterprise risks, such as financial, operational, security and cybersecurity, business continuity, legal and regulatory risks, are developed and monitored by management, including management “risk owners” in conjunction with the ongoing ERM program.

CODES OF BUSINESS CONDUCT AND ETHICS
The Company has adopted a Code of Conduct and Ethics that applies to directors, officers and other employees of the Company and its subsidiaries. In addition, the Company has adopted a Code of Ethics for Senior Financial Officers, which includes the Company’s principal executive officer, principal financial officer, and principal accounting officer. Violations of our Code of Conduct and Ethics and our Code of Ethics for Senior Financial Officers (the “Company Codes”) may be reported to the Audit Committee. Copies of the Company Codes can be obtained free of charge from the Company’s website, www.fossilgroup.com, by contacting the Company at 901 S. Central Expressway, Richardson, Texas 75080, to the attention of Investor Relations, or by telephone at (972) 234-2525. The Company intends to post any amendments to, or waivers from, the Company Codes that apply to its principal executive officer, principal financial officer, and principal accounting officer on its website at www.fossilgroup.com.

SELF-ASSESSMENT
The Board and its standing committees conduct a self-assessment of their effectiveness each year.

PLEDGING OF COMPANY SECURITIES
The Company has an Insider Trading Policy that applies to all directors, officers and employees of the Company and its

14	WWW.FOSSILGROUP.COM

CORPORATE GOVERNANCE AND OTHER BOARD MATTERS
subsidiaries. Under this policy, directors and executive officers may not pledge, hypothecate, or otherwise encumber Company securities as collateral for indebtedness. This prohibition includes, but is not limited to, holding such securities in a margin account.

HEDGING OF COMPANY SECURITIES
Certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, allow a stockholder to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the stockholder to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, the stockholder may no longer have the same objectives as the Company’s other stockholders. Therefore, under our Insider Trading Policy, directors, officers and employees are prohibited from engaging in any such hedging transactions.

COMMUNICATION WITH THE BOARD OF DIRECTORS
A stockholder who wishes to communicate with the Board, or specific individual directors, including the non-management directors as a group, may do so by writing to such director or directors in care of Randy S. Hyne, Vice President, General Counsel and Secretary, at 901 S. Central Expressway, Richardson, Texas 75080. Communication(s) directed to members of the Board who are employees will be relayed to the intended Board member(s), except to the extent that it is deemed unnecessary or inappropriate to do so pursuant to the procedures established by a majority of the independent directors. Communications directed to non-management directors will be relayed to the intended Board member(s), except to the extent that doing so would be contrary to the instructions of the non-management directors. Any communication so withheld will nevertheless be made available to any non-management director who wishes to review it.

REPORT OF THE AUDIT COMMITTEE
Our Board annually selects the members of the Audit Committee. During fiscal year 2022, the members of the Audit
Committee were Mark R. Belgya, William B. Chiasson and Kim Harris Jones. Our Board has determined that each member of the Audit Committee satisfies all applicable financial literacy requirements, and each member is independent as required by the Sarbanes-Oxley Act and as “independent” is defined by the listing standards of Nasdaq. Our Board has determined that Messrs. Belgya and Chiasson and Ms. Harris Jones each meet the definition of an “audit committee financial expert” as defined by the SEC.
Roles and Responsibilities
The Audit Committee’s responsibilities are outlined in a charter approved by our Board, which can be found on our website at www.fossilgroup.com. On an annual basis, the Audit Committee conducts a self-assessment review and also reviews and assesses the adequacy of its charter.
The role of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities related to the integrity of the Company’s financial statements, the Company’s internal control over financial reporting, the Company’s compliance with legal and regulatory requirements, including the Company’s Code of Conduct and Ethics, the qualifications and independence of the Company’s independent registered public accounting firm, the audit of the Company’s consolidated financial statements, and the performance of the Company’s internal audit function and the Company’s independent registered public accounting firm. The Audit Committee has the sole authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm.
Management of the Company has the responsibility for the preparation, presentation and integrity of the Company’s consolidated financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for the establishment and maintenance of systems of disclosure controls and procedures and internal control over financial reporting. The Company’s independent registered public accounting firm, Deloitte & Touche, LLP (“D&T”), is responsible for auditing the Company’s consolidated financial statements and expressing an opinion on the fair presentation of those financial statements in conformity with accounting principles generally accepted in the United States, performing reviews of the unaudited quarterly financial statements and auditing and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. In performing its functions,

2023 PROXY STATEMENT	15

the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management, internal audit and independent registered public accounting firm.
Fiscal Year 2022 Actions
During fiscal year 2022, the Audit Committee met nine times and held discussions with management, internal audit and the Independent Auditors and met independently as a committee. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has reviewed and discussed the consolidated financial statements as of and for the fiscal year ended December 31, 2022 with management and D&T. These discussions included a review of the quality, not just acceptability, of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and such other matters as are required to be discussed with the Audit Committee by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. In addition, the Audit Committee reviewed and discussed with management and D&T the adequacy and effectiveness of the Company’s financial reporting procedures, disclosure controls and procedures, and internal control over financial reporting, including the respective reports of management and D&T on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee has also received the written disclosures and the letter from D&T required by applicable requirements of the Public Company Accounting Oversight Board regarding D&T’s communications with the Audit
Committee concerning independence and has discussed with D&T their independence from the Company. The Audit Committee has concluded that D&T’s provision of audit and non-audit services to the Company and its subsidiaries is compatible with D&T’s independence. The Audit Committee’s review does not provide its members with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.
Fiscal 2022 Audited Financial Statements
The Audit Committee relied, without independent verification, on information provided to us and the representations made by management, internal audit, and D&T. Based on the Audit Committee’s discussions with management, the Company’s internal auditors and D&T, and the Audit Committee’s review of the audited consolidated financial statements, including the representations of management and D&T with respect thereto, and subject in all cases to the limitations on the role and responsibilities of the Audit Committee set forth in the Audit Committee Charter, the Audit Committee recommended to the Company’s Board of Directors, and the Board approved, that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
AUDIT COMMITTEE
Mark R. Belgya, Chair
William B. Chiasson
Kim Harris Jones

16	WWW.FOSSILGROUP.COM

CORPORATE GOVERNANCE AND OTHER BOARD MATTERS
DIRECTOR COMPENSATION
Cash Compensation.
The following table shows the annual cash retainers paid to non-employee directors, committee chairpersons and committee members in fiscal year 2022.
POSITION	AMOUNT
Non-Employee Director	$60,000
Lead Independent Director	$35,000
Audit Committee Chairperson	$25,000
Audit Committee Member	$15,000
Compensation and Talent Management Committee Chairperson	$20,000
Compensation and Talent Management Committee Member	$10,000
Nominating and Corporate Governance Committee Chairperson	$15,000
Nominating and Corporate Governance Committee Member	$10,000
Equity Compensation.
Each outside director of the Company who does not elect to decline to participate in the Fossil Group, Inc. 2016 Long-Term Incentive Plan (the “2016 Plan”) is automatically granted restricted stock units (“RSUs”) as follows: (1) on the date of the annual stockholders meeting, each outside director is automatically granted RSUs with a fair market value of approximately $130,000, which RSUs will vest 100% on the earlier of (a) the date of the next annual stockholders meeting or (b) one year from the date of grant, provided the outside director is providing services to the Company or a subsidiary on that date; and (2) each individual who first becomes an outside director is automatically granted a one-time grant, effective as of the date of appointment, equal to the grant he or she would have received if he or she had been elected at the previous annual stockholders meeting, pro-rated based on the number of days such director will actually serve before the one-year anniversary of such previous annual stockholders meeting, which RSUs will vest 100% one year from the date of grant, provided the outside director is providing services to the Company or a subsidiary on that date. Notwithstanding the foregoing, in the event of an outside director’s termination of service due to his or her death, all unvested RSUs will immediately become 100% vested. RSUs are awarded subject to such terms and conditions as established by the Compensation and Talent Management Committee, which may include the requirement that the holder forfeit the RSUs upon termination of service during the period of restriction.
2023 PROXY STATEMENT	17

FISCAL 2022 DIRECTOR COMPENSATION TABLE
The following table provides information regarding director compensation for fiscal year 2022. Non-employee directors who join the Board during the fiscal year receive a pro-rated annual cash retainer.
NAME (1)(2)	FEES EARNED OR PAID IN CASH ($)(3)	STOCK AWARDS ($)(4)	TOTAL ($)
Mark R. Belgya	95,000	71,130 (5)	166,130
William B. Chiasson	85,000 (6)	71,130 (5)	156,130
Susie Coulter (7)	4,402	44,640	49,042
Kim Harris Jones	85,000	71,130 (5)	156,130
Kevin Mansell	115,000	71,130	186,130
Diane L. Neal (8)	30,549	—	30,549
Marc R. Y. Rey	70,000	71,130	141,130
Gail B. Tifford	75,000	71,130	146,130

(1)
Mr. Kartsotis was a director and NEO during fiscal year 2022. Mr. Kartsotis did not receive any additional compensation for services as a director. As such, information about his compensation is listed in the Fiscal 2022, 2021 and 2020 Summary Compensation Table below.

(2)
Our directors’ outstanding equity awards as of fiscal year end 2022 were as follows: Mr. Belgya — 9,811 RSUs; Mr. Chiasson — 9,811 RSUs; Ms. Coulter — 9,811 RSUs; Ms. Harris Jones — 9,811 RSUs; Mr. Mansell — 9,811 RSUs; Mr. Rey — 9,811 RSUs; and Ms. Tifford — 9,811 RSUs.

(3)
Consists of retainer fees.

(4)
Consists of an award of RSUs granted pursuant to the 2016 Plan to each director on May 18, 2022, except for Ms. Coulter who was appointed to the Board and granted her RSU award on December 5, 2022. Pursuant to the 2016 Plan, each outside director is to receive an automatic grant of RSUs on the date of the Annual Stockholders Meeting equal to the number of shares of Common Stock having an aggregate fair market value of $130,000. However, in 2022, as a result of the Company’s stock price performance, each outside director agreed that a $13.25 per share value would be used in calculating the number of shares to be granted instead of using the fair market value on the date of grant. Therefore, each outside director (except Ms. Coulter) received a grant having an aggregate fair market value of approximately $71,130. Except the award to Ms. Coulter, awards vest 100% on the earlier of (i) the next annual stockholders meeting or (ii) one year from the date of grant. The amounts shown were not actually paid to the directors. Rather, as required by the rules of the SEC, the amounts represent the aggregate grant date fair value of the RSUs awarded to each of them in fiscal year 2022. These values were determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). The aggregate grant date fair value of the RSUs is equal to the midpoint between the high and low sales prices of our Common Stock on the date of grant multiplied by the number of shares granted. On May 18, 2022, the date of grant for all directors except Ms. Coulter, the midpoint of the high and low sales prices of our Common Stock was $7.25 per share. On December 5, 2022, the date of grant for Ms. Coulter, the midpoint of the high and low sales prices of our Common Stock was $4.55. As a result of the substantially lower stock price on Ms. Coulter’s date of grant, the Board elected to grant Ms. Coulter 9,811 RSUs, the same number of RSUs that was granted to the other directors on May 18, 2022. Ms. Coulter’s grant vests one year from the date of grant. The amounts reported do not include any reduction in the value of the awards for the possibility of forfeiture.

(5)
Messrs. Belgya and Chiasson and Ms. Harris Jones elected to defer the receipt of their 2022 RSU grant that vests in May 2023, until their termination of service as a director of the Company.

(6)
Mr. Chiasson elected to defer the receipt of his 2022 cash fees, until his termination of service as a director of the Company.

(7)
Ms. Coulter was appointed to the Board in December 2022.

(8)
Ms. Neal retired from the Board in May 2022.

18	WWW.FOSSILGROUP.COM

CORPORATE GOVERNANCE AND OTHER BOARD MATTERS
STOCK OWNERSHIP GUIDELINES FOR NON-EMPLOYEE DIRECTORS
The Board has adopted stock ownership guidelines for our directors. The guidelines were adopted in lieu of stock retention requirements. Subject to transition periods and other provisions, the guidelines generally require that each director beneficially hold shares of our stock (including RSUs and deferred shares) with a value equal to at least five times his or her current annual cash retainer. None of our current directors were in compliance with the guidelines as of March 29, 2023, primarily as a result of a significantly lower stock price as compared to March 2022.
2023 PROXY STATEMENT	19

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
The Company’s only outstanding class of equity securities is its Common Stock. The following table sets forth information regarding the beneficial ownership of Common Stock as of March 29, 2023 by (i) each Named Executive Officer (as defined in “Compensation Discussion and Analysis”); (ii) each director and director nominee of the Company; (iii) all present executive officers and directors of the Company as a group; and (iv) each other person known to the Company to own beneficially more than five percent (5%) of the Common Stock as of March 29, 2023. The address of each officer and director is c/o Fossil Group, Inc., 901 S. Central Expressway, Richardson, Texas 75080.
	SHARES BENEFICIALLY OWNED (1)(2)
NAME OF BENEFICIAL OWNER	NUMBER	PERCENT
Jeffrey N. Boyer	371,450 (3)	*
Sunil M. Doshi	32,551 (4)	*
Darren E. Hart	91,348 (5)	*
Kosta N. Kartsotis	3,200,837	6.2%
Greg A. McKelvey	840,918 (6)	1.6%
Mark R. Belgya	19,644 (7)	*
William B. Chiasson	60,889 (8)	*
Susie Coulter	0
Kim Harris Jones	11,466 (9)	*
Kevin Mansell	34,483 (10)	*
Marc R. Y. Rey	25,300 (11)	*
Gail B. Tifford	42,449 (12)	*
All executive officers and directors as a group (14 persons)	4,764,556 (13)	9.2%
BlackRock, Inc.	3,118,437 (14)	6.0%
FMR, LLC	4,451,387 (15)	8.6%
Liechtensteinische Landesbank Aktiengesellschaft	2,805,194 (16)	5.4%
The Vanguard Group	2,607,668 (17)	5.0%
* Less than 1%
20	WWW.FOSSILGROUP.COM

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
(1)
Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Exchange Act. Beneficial ownership information is based on the most recent Forms 3, 4 and 5 and Schedule 13D and 13G filings with the SEC and reports made directly to the Company. For purposes of this table, a person is deemed to have “beneficial ownership” of any shares when such person has the right to acquire them within 60 days after March 29, 2023. For RSUs and performance share units (“PSUs”), we report shares equal to the number of RSUs and PSUs that will vest within 60 days of March 29, 2023. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)
The percentages indicated are based on 51,841,146 shares of Common Stock outstanding on March 29, 2023. Shares of Common Stock subject to RSUs or PSUs that will vest within 60 days after March 29, 2023 are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity.

(3)
Includes 83,883 shares of Common Stock issuable upon vesting of RSUs.

(4)
Includes 15,916 shares of Common Stock issuable upon vesting of RSUs.

(5)
Includes 26,842 shares of Common Stock issuable upon vesting of RSUs.

(6)
Includes 84,899 shares of Common Stock issuable upon vesting of RSUs and 9,541 shares held through a 401(k) plan account.

(7)
Excludes 19,770 shares of Common Stock issuable upon the vesting of RSUs that Mr. Belgya elected to defer the receipt of until his termination of service as a director of the Company.

(8)
Includes 54,389 shares indirectly owned in a family trust of which Mr. Chiasson is a trustee. Excludes 19,770 shares of Common Stock issuable upon the vesting of RSUs that Mr. Chiasson elected to defer the receipt of until his termination of service as a director of the Company.

(9)
Excludes 19,770 shares of Common Stock issuable upon the vesting of RSUs that Ms. Harris Jones elected to defer the receipt of until her termination of service as a director of the Company.

(10)
Includes 9,811 shares of Common Stock issuable upon vesting of RSUs.

(11)
Includes 9,811 shares of Common Stock issuable upon vesting of RSUs.

(12)
Includes 9,811 shares of Common Stock issuable upon vesting of RSUs.

(13)
Reflects the information in footnotes (3) through (12) above and an additional 33,221 shares of Common Stock beneficially owned by executive officers not named in the table above, including 19,465 shares of Common Stock issuable upon vesting of RSUs.

(14)
Based on information contained in Amendment No. 10 to Schedule 13G filed with the SEC on February 1, 2023 by BlackRock, Inc. (“BlackRock”), which indicates that BlackRock has sole voting power over 3,054,594 shares of Common Stock and sole dispositive power over 3,118,437 shares of Common Stock. The address of BlackRock is 55 East 52nd Street, New York, New York 10055.

(15)
Based on information contained in Amendment No. 11 to Schedule 13G filed with the SEC on February 9, 2023 by FMR LLC (“FMR”), which indicates that (i) FMR has sole voting power over 4,449,934 shares of Common Stock and sole dispositive power over 4,451,387 shares of Common Stock, and (ii) Abigail P. Johnson has sole dispositive power over 4,451,387 shares of Common Stock. The address of FMR is 245 Summer Street, Boston, Massachusetts 02210.

(16)
Based on information contained in Schedule 13G filed with the SEC on February 13, 2023 by Liechtensteinische Landesbank Aktiengesellschaft, which indicates that Liechtensteinische Landesbank Aktiengesellschaft and LLB Fund Services AG (“LLB FS”) have shared voting power over 2,805,194 shares of Common Stock and shared dispositive power over 2,805,194 shares of Common Stock. The securities reported as beneficially owned by the reporting person may also be deemed to be beneficially owned by BWM AG, an unaffiliated third party investment adviser which manages the position pursuant to an investment advisory agreement with LLB FS. The address of Liechtensteinische Landesbank Aktiengesellschaft is Städtle 44, P.O. Box 384, FL-9490 Vaduz, Liechtenstein.

(17)
Based on information contained in Amendment No. 11 to Schedule 13G filed with the SEC on February 9, 2023 by The Vanguard Group (“Vanguard”), which indicates that Vanguard has sole voting power over 0 shares of Common Stock, shared voting power over 23,925 shares of Common Stock, sole dispositive power over 2,564,501 shares of Common Stock, and shared dispositive power over 43,167 shares of Common Stock. The address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

2023 PROXY STATEMENT	21

EXECUTIVE COMPENSATION
EXECUTIVE OFFICERS
The name, age, current position with the Company, and principal occupation during the last five years of (i) Mr. Kartsotis and the year he first became an executive officer of the Company is set forth above under the caption “Proposal 1: Election of Directors,” and (ii) with respect to each remaining executive officer is set forth in the following table and text:
NAME	AGE	POSITION
Jeffrey N. Boyer	64	Executive Vice President, Chief Operating Officer
Holly L. Briedis	36	Executive Vice President, Chief Growth Officer
Sunil M. Doshi	51	Executive Vice President, Chief Financial Officer and Treasurer
Darren E. Hart	60	Executive Vice President, Chief Human Resources Officer
Melissa B. Lowenkron	48	Chief Brand Officer
Greg A. McKelvey	50	Executive Vice President, Chief Commercial Officer
Jeffrey N. Boyer
Jeffrey N. Boyer has served as Executive Vice President, Chief Operating Officer since April 2021 and is a member of the Office of the Chairman. Mr. Boyer is responsible for the Company’s supply chain, manufacturing, distribution, information technology, finance, strategy, and compliance areas. Mr. Boyer served as Chief Operating Officer, Chief Financial Officer and Treasurer from April 2020 until April 2021. Mr. Boyer served as Executive Vice President, Chief Financial Officer and Treasurer from October 2017 until April 2020. Mr. Boyer served on the Company’s Board from December 2007 until October 2017. Mr. Boyer served as Executive Vice President and Chief Financial Officer for Pier 1 Imports, Inc. from June 2015 until October 2017. Prior to joining Pier I Imports, Mr. Boyer served as Executive Vice President, Chief Administrative Officer and Chief Financial Officer for Tuesday Morning Corporation from September 2013 until June 2015. Mr. Boyer served as Executive Vice President and Chief Operating Officer of 24 Hour Fitness Worldwide Holdings, Inc., from June 2012 until September 2013 and as its Executive Vice President and Chief Financial Officer from April 2008 until June 2012. Mr. Boyer served as President and Chief Financial Officer of Michaels Stores, Inc. (“Michaels”) from July 2007 until April 2008 and Co-President and Chief Financial Officer from March 2006 to July 2007. Mr. Boyer also held Chief Financial Officer roles at Kmart Corporation and Sears, Roebuck & Company. Mr. Boyer was elected to the Board of Directors of Sally Beauty Holdings, Inc. in July 2022 and serves on the Audit Committee and Compensation and Talent Committee.
Holly L. Briedis
Holly L. Briedis has served as Executive Vice President, Chief Growth Officer, since March 2023. Ms. Briedis oversees the North American commercial region as well as the Company’s digital strategy and transformation, global eCommerce, marketing technology, consumer data, insights and analytics and global marketing. Ms. Briedis joined the Company in July 2021 as Chief Digital Officer. Prior to joining the Company, Ms. Briedis was a partner at McKinsey & Company, a global management consulting firm, where she led the Omnichannel and Consumer Experience practice for North America from 2014. Prior to joining McKinsey & Company, Ms. Briedis was an investor at two venture capital firms, Abundant Venture Partners and Acumen, where she held portfolio operational roles in both the U.S. and East Africa, for digital media and mobile payment companies.
22	WWW.FOSSILGROUP.COM

EXECUTIVE COMPENSATION
Sunil M. Doshi
Mr. Doshi has served as Executive Vice President, Chief Financial Officer and Treasurer since May 2022. Mr. Doshi is responsible for the management of the Company’s global finance, accounting, tax, treasury and investor relations. Mr. Doshi served as Senior Vice President, Chief Financial Officer and Treasurer from April 2021 until May 2022 and as Senior Vice President, Global Finance and Accounting, and Chief Accounting Officer from June 2020 until April 2021. Mr. Doshi served as the Chief Financial Officer for the Americas Region for the Company from February 2012 until August 2015. Prior to rejoining the Company, Mr. Doshi most recently served as Chief Financial Officer at Mitra QSR, the third largest domestic franchisee for KFC, a fast food chain, from February 2019 until June 2020. Mr. Doshi served as Chief Financial Officer of Zoes Kitchen, a formerly publicly traded fast casual restaurant chain, from September 2015 to February 2019. Mr. Doshi also held various senior finance roles with L Brands, Inc. (“L Brands”), an international company that sells personal care and beauty products, apparel and accessories, from 1999 to 2012.
Darren E. Hart, Ph.D.
Darren E. Hart, Ph.D., has served as Executive Vice President, Chief Human Resources Officer, since June 2011. Dr. Hart oversees the Company’s global human resource functions, including organizational development and communications, talent acquisition, benefits, payroll, compensation and DE&I. From 2001 until June 2011, Mr. Hart served in various roles for L Brands, an international company that sells personal care and beauty products, apparel and accessories. At L Brands, Mr. Hart most recently served as Executive Vice President for Bath & Body Works, a national retailer of personal care products. From 2001 until 2005, Mr. Hart served as Director of Leadership and Organizational Development for Victoria’s Secret Stores, a global retailer of intimate apparel, sleepwear, hosiery and other apparel and beauty products. From 2005 until 2006, he served as Vice President of Human Resources for Stores for L Brands, and from 2006 until 2007, he served as Senior Vice President of Human Resources for Retail Operations for L Brands.
Melissa B. Lowenkron
Melissa B. Lowenkron has served as Chief Brand Officer since March 2023. Ms. Lowenkron is responsible for brand strategy and management and product design, development and merchandising for FOSSIL, MICHELLE, SKAGEN and ZODIAC. Ms. Lowenkron joined the Company in January 2022 as Senior Vice President and General Manager, Fossil Brand. Prior to joining the Company, Ms. Lowenkron served as the Senior Vice President/General Merchandising Manager for handbags, ladies shoes, beauty and jewelry at Neiman Marcus Group, a luxury department store, from October 2018 to February 2021. From April 2014 to October 2018, Ms. Lowenkron served as the Senior Vice President/General Merchandising Manager for ready-to-wear, handbags, ladies shoes, beauty, jewelry, men’s and kids at Bergdorf Goodman, a subsidiary of Neiman Marcus Group. Ms. Lowenkron joined Neiman Marcus Group in 1997 and held various other leadership positions, including Vice President/Divisional Merchandising Manager Men’s Sportswear from October 2010 to April 2014.
Greg A. McKelvey
Greg A. McKelvey has served as Executive Vice President, Chief Commercial Officer since March 2019 and is a member of the Office of the Chairman. Mr. McKelvey oversees the Company’s licensed brands, global revenue management and International region. Mr. McKelvey served as the Chief Strategy and Digital Officer from December 2015 until March 2019. Mr. McKelvey joined the Company in February 2013 and served as our Executive Vice President prior to his promotion to Executive Vice President, Chief Strategy and Digital Officer. From 2005 until February 2012, Mr. McKelvey served in several different strategy, marketing and transformation roles at Dean Foods Company, a leading food and beverage company, including his most recent role as Executive Vice President and Chief Strategy and Transformation Officer. From 2002 until 2005, Mr. McKelvey worked at Bain & Company (“Bain”), a leading global strategy consulting firm, as a Manager in Bain’s consumer and private equity practices.
2023 PROXY STATEMENT	23

COMPENSATION DISCUSSION AND ANALYSIS
This section contains a discussion of the material elements of compensation awarded to, earned by or paid to the following individuals. These individuals are referred to as the Named Executive Officers (“NEOs”) in this Proxy Statement.
NAME	POSITION
Kosta N. Kartsotis	Chairman of the Board, Chief Executive Officer
Sunil M. Doshi	Executive Vice President, Chief Financial Officer and Treasurer
Jeffrey N. Boyer	Executive Vice President, Chief Operating Officer
Darren E. Hart	Executive Vice President, Chief Human Resources Officer
Greg A. McKelvey	Executive Vice President, Chief Commercial Officer
This section is divided into the following parts:

EXECUTIVE SUMMARY
State of Business
For fiscal year 2022, our strategic priorities included building brand heat through product innovation and marketing, accelerating our digital footprint, capturing operational efficiencies, expanding our opportunities in Mainland China and India and progressing under our sustainability platform, “Make Time for Good”. Fiscal year 2022 was a challenging year for the Company. A number of headwinds, including lockdowns in China relating to the COVID-19 pandemic, inflationary pressures, strengthening of the U.S. dollar relative to major foreign currencies and slowing consumer demand negatively affected our results. For fiscal year 2023, our strategic priorities include revitalizing the Fossil brand, growing watches and jewelry in our core brands and growing our premium watch business.
2022 Compensation Summary
Key decisions on fiscal year 2022 compensation made by the Compensation and Talent Management Committee were intended to align with our long-term strategic plan. As in the past, our CEO, Mr. Kartsotis, refused all forms of compensation. Effective for 2023, Mr. Kartsotis is receiving a base salary from the Company. Highlights of 2022 compensation decisions include:
24	WWW.FOSSILGROUP.COM

EXECUTIVE COMPENSATION
Base Salary — The Company implemented merit increases for NEOs during the 2022 annual review cycle in March 2022 ranging from 2.75% to 3.26%. Mr. Doshi received a further 3.75% increase in May 2022 when he was promoted to Executive Vice President.
2022 Annual Cash Incentive Plan — In February 2023, the Compensation and Talent Management Committee approved a payout of 27.4% of the target annual incentive opportunity to NEOs (excluding the CEO) for fiscal year 2022 performance, down from 128% for fiscal year 2021 performance. See the “Annual Cash Incentive Plan” section below for additional information.
Long-Term Incentive Grants — The Compensation and Talent Management Committee approved long-term incentive awards made to the NEOs (except the CEO) in April 2022 as follows: 150% of annual salary for Messrs. Boyer and McKelvey; 113% of annual salary for Mr. Hart and 38% of annual salary for Mr. Doshi. As part of the Company’s efforts to limit the number of shares granted annually from the 2016 Plan, the foregoing percentages were reduced by 25% from the intended equity targets of 200%, 150% and 50%, respectively. The grants were made 50% in RSUs and 50% in PSUs, except for the grant to Mr. Doshi who, as a Senior Vice President at the time of grant, received his grant 100% in RSUs. In addition, in April 2022, for retention purposes, Mr. Doshi received an equity grant of RSUs equal to the amount of his annual RSU grant. RSUs vest ratably each year over three years. PSUs vest ratably over three years contingent on the Company’s achievement of the operating margin metrics. Details of these grants can be found in the Long-Term Incentive Plan section below.
Stockholder Advisory Vote Results
Following our 2022 Annual Meeting of Stockholders, the Compensation and Talent Management Committee considered the advisory vote of our stockholders on executive compensation when reviewing compensation decisions and policies. Approximately 99% of the votes cast were in favor of our executive compensation programs. The Compensation and Talent Management Committee believes this affirms stockholders’ support of our approach to executive compensation. The Compensation and Talent Management Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the NEOs.
2023 PROXY STATEMENT	25

Executive Compensation Practices
Our executive compensation programs are designed to attract, motivate and retain executive officers, while aligning the interests of our executives with the interests of our stockholders. Below is a summary of compensation practices we have adopted to drive performance and to align with stockholder interests, as well as a summary of those practices we do not employ.
WHAT WE DO	WHAT WE DON’T DO

✓
Follow a primarily pay-for-performance philosophy

✓
Use multiple performance metrics within our annual compensation plan

✓
Use a thorough process for setting rigorous performance goals

✓
Maintain executive and director stock ownership guidelines

✓
Retain an independent compensation consultant

✓
Provide severance and change in control arrangements that are aligned with market practices

✓
Retain a double trigger equity acceleration upon a change in control.

✓
Provide modest perquisites with reasonable business rationale

✓
Regularly review share utilization and burn rate

✓
Maintain a clawback policy

×
No discounting, reloading or repricing of stock options without stockholder approval

×
No employment agreements

×
No excise tax gross-ups upon a change in control

×
No excessive perquisites

×
No guaranteed salary increases

×
No permitted pledging, hedging, short sales or derivative transactions in company stock.

COMPENSATION PHILOSOPHY
Our compensation philosophy is to provide competitive compensation in order to attract, retain and motivate top talent and to drive company success. Our goal is to target total direct compensation around the median of the market, with actual pay levels based on actual performance above or below targets. We utilize external benchmarking data and comparable peer groups to establish pay levels and practices. In addition, the Compensation and Talent Management Committee believes in a pay-for-performance approach to executive compensation that aligns executive compensation with stockholder interests. This means that a significant portion of an executive’s compensation is at risk and will vary from the targeted compensation opportunity based upon the level of achievement of specified performance objectives and stock price performance. We emphasize equity-based long-term incentives to ensure that our executives are focused on longer term operating and stock price performance in addition to short-term goals. Of the targeted total direct compensation for fiscal year 2022, approximately 57% to 69%* of the NEO’s compensation would be at risk or tied to changes in stock price or pre-determined performance objectives.

* Calculated using the NEO’s base salary in effect at the end of 2022, target short-term cash incentive and actual 2022 long-term equity incentive.
26	WWW.FOSSILGROUP.COM

EXECUTIVE COMPENSATION

FISCAL YEAR 2022 COMPENSATION
During fiscal year 2022, our NEO compensation program included four components: base salary, annual cash incentive plan, long-term incentive equity grants and other compensation, including employee benefits generally available to all of our employees. As in the past, our CEO, Mr. Kartsotis, refused all forms of compensation. Each component is described in detail below.
Base Salary
Annually, the CEO reviews and recommends to the Compensation and Talent Management Committee individual salaries for the NEOs. To determine individual salaries, the Compensation and Talent Management Committee may consider the scope of job responsibilities, individual performance and contributions, as well as our overall performance and annual budget guidelines for merit increases. The Compensation and Talent Management Committee’s objective is to award base compensation levels for each NEO around the median for the comparable position within our industry peer group based upon market data. However, salaries may be set higher when considered necessary to attract or retain key executives. Base salaries are reviewed annually and any adjustments to salaries are made in the first quarter of each fiscal year during our performance review process.
For fiscal year 2022, our NEOs received increases ranging from 2.75% to 7.14%. Mr. Doshi received an increase of 3.26% as part of our annual review cycle in the first quarter of 2022 and a further 3.75% increase in May 2022 when he was promoted to Executive Vice President. The following table shows the base salary for each NEO at the start of the fiscal year and at the end of the fiscal year, as well as the percentage change.
2023 PROXY STATEMENT	27

NAME	START OF YEAR ANNUAL SALARY RATE	CHANGE %	END OF YEAR ANNUAL SALARY RATE
Kartsotis	$0	0.0%	$0
Doshi	$490,000	7.14%	$525,000
Boyer	$700,000	2.75%	$719,250
Hart	$678,500	3.25%	$700,550
McKelvey	$721,000	2.75%	$740,800
Annual Cash Incentive Plan
The Cash Incentive Plan is a performance-based annual cash incentive plan that links cash incentive awards to achieving pre-established performance goals. For fiscal year 2022, the Compensation and Talent Management Committee set the performance metrics used to determine cash incentive awards to a combination of financial metrics and Company strategic goals. The Compensation and Talent Management Committee believes that using these performance metrics aligns the NEOs’ bonus opportunities with the priorities of the Company and ultimately long-term value creation for the Company’s stockholders.
For fiscal year 2022, each NEO (other than the CEO) was eligible for a target bonus opportunity under the Cash Incentive Plan as follows: 100% of their annual salary for Messrs. Boyer and McKelvey, 75% of his annual salary for Mr. Hart and, for Mr. Doshi, an amount that was prorated based on his time served during 2022 as a senior vice president (50%) and then as an executive vice president (75%). The actual cash incentive amounts are paid out based on the extent to which our financial goals and strategic priorities are achieved. For fiscal year 2022, the financial goals were weighted 80% (an increase from 75% in fiscal year 2021), and the strategic priorities goals were weighted 20%. The measurement period for evaluating performance under the metrics was our 2022 fiscal year (the “Measurement Period”).
The metrics for 2022 were as follows:
	PERFORMANCE METRIC	DESCRIPTION	WEIGHTING
Financial goals:	Net sales	Target of $2.02 billion	30%
	Adjusted operating income	Target of $150 million	50%
Strategic goals:	New consumers	• Consumer email file size growth	10%
	Digital capabilities	• Digital roadmap execution • 1P marketplace launch • Marketing investment stewardship	10%
Performance goals were approved by the Compensation and Talent Management Committee in March 2022 and included targets for threshold, target, and stretch payouts for the financial metrics. For the strategic goals, the new consumers goal included targets for threshold, target, and stretch payouts ranging from 50% to 200%, while the digital capabilities goals were measured individually with an achievement range of 0% to 200%. Each performance metric was measured independently of the other metrics. In setting these targets, key considerations of the Compensation and Talent Management Committee included:
28	WWW.FOSSILGROUP.COM

EXECUTIVE COMPENSATION
•
Net sales: Determined using constant currency.

•
Adjusted operating income: Determined using constant currency, excludes restructuring costs and intangible asset impairment and includes actual bonus payment total under the Cash Incentive Plan.

Target payouts for each performance metric are listed below:
PERFORMANCE METRIC	THRESHOLD* PERFORMANCE	THRESHOLD* PAYOUT	TARGET PERFORMANCE	TARGET PAYOUT	STRETCH* PERFORMANCE	MAXIMUM* PAYOUT
Net sales	95%	50%	$2.02 billion	100%	109%	200%
Adjusted operating income	83%	50%	$150 million	100%	133%	200%
* As a percentage of target
The Compensation and Talent Management Committee approves the specific payments to the NEOs under the Cash Incentive Plan. The Compensation and Talent Management Committee also retains discretion to reduce bonus compensation or recommend additional cash bonuses during the year based on factors such as promotions and business segment, department, individual or overall Company performance.
During the Measurement Period, the Company achieved net sales of $1.769 million (using constant currency), which paid out at 0% of target, and adjusted operating income of $13 million, which paid out at 0% of target. For fiscal year 2022, the Company achieved the strategic goals of new consumers at 191% and digital capabilities at 83.3%, resulting in an overall payout of 27.4%. The calculation for the Company payout percentage was the sum of weighting times achievement for each metric (as defined), and for fiscal year 2022 was:
Based on the foregoing, the Compensation and Talent Management Committee approved the following cash bonus payments under the Cash Incentive Plan for fiscal year 2022 performance:
NAME	BASE SALARY	PERCENTAGE	COMPANY PAYOUT %	TOTAL BONUS AMOUNT
Kartsotis	—	—	—	—
Doshi	$525,000	50% – 75%*	27.4%	$93,731
Boyer	$719,250	100%	27.4%	$197,075
Hart	$700,550	75%	27.4%	$143,963
McKelvey	$740,800	100%	27.4%	$202,979
* Mr. Doshi’s bonus amount was prorated based on his time served during 2022 as a senior vice president (50%) and then as an executive vice president (75%).
2023 PROXY STATEMENT	29

Long-Term Incentive Plan
We believe that substantial equity ownership and equity awards encourage management to take actions favorable to the medium and long-term interests of the Company and its stockholders and align their interests with the interests of the Company and its stockholders. We believe that including equity awards in the compensation program serves our longer term goals, including management retention, because the value of equity is realized over several years. Accordingly, equity-based compensation constitutes a significant portion of the overall compensation of the NEOs.
For fiscal year 2022, the Compensation and Talent Management Committee approved a target of a percentage of annual salary (in effect at the end of the prior calendar year) for long-term incentive grants for each NEO as follows: 150% for Messrs. Boyer and McKelvey; 113% for Mr. Hart; and 38% for Mr. Doshi. As part of the Company’s efforts to limit the number of shares granted annually from the 2016 Plan, the foregoing percentages were reduced by 25% from the intended equity targets of 200%, 150% and 50%, respectively. The approved mix of awards consisted of 100% RSUs, which vest ratably over three years, for Mr. Doshi; and, for the other NEOs, 50% in RSUs, which vest ratably over three years, and 50% in PSUs, which vest ratably over three years based on the achievement of the performance measures; and continued employment with the Company. In addition, for retention purposes and to further align Mr. Doshi’s total compensation with the market for his position, Mr. Doshi received an equity grant of RSUs equal to the amount of his actual annual RSU grant with the same three year vesting schedule as his annual grant. The Compensation and Talent Management Committee makes the ultimate determination regarding these grants and can increase or decrease the recommended awards. In order to manage the Company’s burn rate, the target long-term incentive grants were (i) reduced by 25% and (ii) calculated on the date of grant using a $13.25 per share value instead of the fair market value of $10.885 per share on the date of grant. Based on the foregoing, the Compensation and Talent Management Committee approved the following annual equity awards which were granted on April 15, 2022:
NAME	ANNUAL EQUITY AWARD (1)	RSUS (50%)	PSUS (50%)	RSU SHARES	PSU SHARES
Kartsotis	—	—	—	—	—
Doshi	$305,912 (2)	$305,912 (3)	—	28,104	—
Boyer	$862,570	$431,285	$431,285	39,622	39,622
Hart	$629,850	$314,925	$314,925	28,932	28,932
McKelvey	$888,456	$444,228	$444,228	40,811	40,811

(1)
As part of the Company’s efforts to limit the number of shares granted annually from the 2016 Plan, the value of the annual equity award, and subsequently the number of RSU and PSU shares granted, has been reduced by 25% from the intended equity targets for each of the NEOs in the table.

(2)
Mr. Doshi received a retention grant on the date of the annual grant equal to the amount of his annual grant.

(3)
The senior vice president management level at the Company receives 100% of the annual grant in RSUs. Mr. Doshi was promoted to Executive Vice President in May 2022, following the annual grant made in April 2022.

PSUs PSU grants are designed to reward executives for improving operating margin and managing controllable costs. In addition, these grants ensure management is focused on long-term strategic performance goals and maximizes retention. The PSUs vest ratably each year over three years based on the Company’s performance.
2020 — 2022 PSU Results
For the 2020 and 2021 PSU grants, PSUs are to be earned based on adjusted operating margin (calculated based on constant currency and excluding restructuring costs and intangible asset impairment). For the 2022 PSU grant, the PSUs are to be earned
30	WWW.FOSSILGROUP.COM

EXECUTIVE COMPENSATION
based on adjusted operating income (calculated based on constant currency and excluding restructuring costs and intangible asset impairment). The payout range enables executives to receive a variable award based on performance. Final distribution of the PSU awards could range from 0% to 200% of the PSUs granted at target depending on Company performance during the measurement period.
The performance metrics for the outstanding tranches of the 2020 and 2021 PSU grants for fiscal year 2022 are shown in the following table:
	VESTING	2022 ADJUSTED OPERATING MARGIN
Stretch	200%	5.8%
Maximum	150%	4.8%
Target	100%	4.3%
Threshold	50%	3.8%
The performance metric for the outstanding tranche of the 2022 PSUs for fiscal year 2022 is shown in the following table:
	VESTING	2022 ADJUSTED OPERATING INCOME
Stretch	200%	$165 million
Maximum	150%	$150 million
Target	100%	$135 million
Threshold	50%	$120 million
For fiscal year 2022, the Company achieved an adjusted operating margin of 0.7% and adjusted operating income of $13 million. As a result, the Compensation and Talent Management Committee approved a 0% payout for the following outstanding awards: the third tranche of the 2020 PSU grant, the second tranche of the 2021 PSU grant and the first tranche of the 2022 PSU grant.
Other Compensation and Benefit Elements
Our benefit programs are generally egalitarian. Our NEOs are eligible for the same health and welfare benefit programs as our other U.S. employees, including our qualified defined contribution 401(k) plan. In addition, our NEOs received the following perquisites:
•
Financial advisory services of up to $15,000

•
An annual wellness benefit

•
Employer-paid guaranteed universal life insurance

•
Employer-paid supplemental long-term disability insurance

•
Retirement benefits upon reaching 55 years of age and 10 years of service with the Company to include continuation of health care coverage for 18 months and continuation of Company product discounts

2023 PROXY STATEMENT	31

COMPENSATION DECISION MAKING PROCESS
Roles and Responsibilities
The Compensation and Talent Management Committee The Compensation and Talent Management Committee is appointed by the Board to exercise the Board’s authority to compensate the executive management team and administer our stock-based and incentive compensation plans. The Compensation and Talent Management Committee typically meets in separate sessions at least on a quarterly basis. In addition, the Compensation and Talent Management Committee sometimes schedules special meetings or non-meeting “work sessions,” either by telephone or in person, as necessary to fulfill its duties. Meeting agendas are established by the chairperson after consultation with other members of the Compensation and Talent Management Committee, the Executive Vice President, Chief Human Resources Officer (the “EVP of HR”) and Mr. Kartsotis, our CEO. During fiscal year 2022, the Compensation and Talent Management Committee was comprised of Mr. Belgya, Mr. Mansell, Mr. Rey and Ms. Neal, until May 2022 when Ms. Neal retired from the Board. The Compensation and Talent Management Committee’s full responsibilities with respect to our compensation practices are set forth in its charter, which can be found on our investor relations site: fossilgroup.com/investors.
The Compensation Consultant The Compensation and Talent Management Committee engaged Korn Ferry to assist them (and management) in reviewing and determining appropriate, competitive compensation for our executive officers for fiscal year 2022. Korn Ferry reviewed the design and competitiveness of the Company’s executive compensation programs. Korn Ferry has continued to provide to us, at our request, benchmarking, best practices and other data relevant to our compensation programs and changes thereto and executive search support. The Compensation and Talent Management Committee determined that the work of Korn Ferry did not raise any conflicts of interest in fiscal year 2022. In making this assessment, the Compensation and Talent Management Committee considered the independence factors enumerated in Rule 10C-1(b) under the Exchange Act, including the other services that Korn Ferry provided to the Company, the level of fees received from the Company as a percentage of Korn Ferry’s total revenue, policies and procedures employed by Korn Ferry to prevent conflicts of interest, and whether the individual Korn Ferry advisers to the Compensation and Talent Management Committee own any stock of the Company or have any business or personal relationships with members of the Compensation and Talent Management Committee or our executive officers.
Company Executives Our CEO, other members of management (particularly the EVP of HR), and Compensation and Talent Management Committee members regularly discuss our compensation issues and the performance and retention of our NEOs. Mr. Kartsotis, with the assistance of the EVP of HR, typically recommends to the Compensation and Talent Management Committee for its review, modification and approval of the annual base salary, bonus and equity awards (if any) for the other members of the executive management team. The Compensation and Talent Management Committee would typically establish the base salary, bonus and equity incentive awards for the CEO, Mr. Kartsotis; however, Mr. Kartsotis refuses all forms of compensation. Certain members of the executive management team and other employees regularly attend portions of Compensation and Talent Management Committee meetings in order to provide information and recommendations to the Compensation and Talent Management Committee as requested, although the Compensation and Talent Management Committee meets in executive session with only Compensation and Talent Management Committee members present when it deems appropriate.
Peer Group
Attracting, retaining, and motivating top talent is critical to drive our success. Each year we review our peer group to ensure total compensation components, design and practices are competitive with similar companies. The following was considered when determining our peer group:
•
companies who we compete against for attracting and retaining talent

•
industry, product category, geography and operational complexity

•
financials such as revenue and market capitalization

32	WWW.FOSSILGROUP.COM

EXECUTIVE COMPENSATION
•
the opinion of proxy advisory firms such as ISS and Glass Lewis

•
our compensation consultant’s feedback and recommendations

Based on this analysis, for fiscal year 2022, we removed Abercrombie & Fitch Co. and added Express, Inc. For fiscal year 2022, the peer group consisted of the following 14 companies:
Caleres, Inc. Chico’s FAS, Inc. Columbia Sportswear Company Crocs, Inc. Deckers Outdoor Corporation	Express, Inc. Genesco, Inc. G-III Apparel Group, Ltd. Guess?, Inc. Movado Group, Inc.	Oxford Industries, Inc. Steven Madden, Ltd. Urban Outfitters, Inc. Wolverine World Wide, Inc.
The Human Resources Department, with the assistance of Korn Ferry, obtains relevant data for each company from that company’s SEC filings, from Korn Ferry’s proprietary surveys or as otherwise available. The data reviewed by the Compensation and Talent Management Committee in setting fiscal year 2022 compensation included compensation information for each of the named executive officers identified by each company as well as each company’s financial performance data. From this company-specific information as well as the surveys reviewed, Korn Ferry presented the data to the Compensation and Talent Management Committee by each compensation element. This data provided visibility into how the compensation of each of our NEOs compared to the peer group counterpart with respect to each compensation component and total compensation. The Compensation and Talent Management Committee evaluated base salaries, target bonuses, actual bonuses, equity awards and any other incentive programs for which we could obtain data. The Compensation and Talent Management Committee did not assign any particular weights or formulas to the individual elements of compensation at peer companies or shown in the surveys. Rather, the Compensation and Talent Management Committee evaluated the compensation of each of the NEOs in light of the totality of the information reviewed for their peers.

ADDITIONAL INFORMATION
Risk Assessment
Given our rigor and approach to executive compensation, we do not believe we have any particular risk in our compensation program. In making this determination, the EVP of HR and our Compensation and Talent Management Committee evaluated the risk profile of the Company’s compensation programs and policies. In performing this evaluation, the EVP of HR and the Compensation and Talent Management Committee looked at each element of compensation and the associated risks and mitigating factors for each element of compensation. Specifically, the evaluation included the mix of short-term and long-term incentive compensation, extended vesting periods for long-term equity awards, the mix of corporate and specific business unit measures used in assessing performance, the use of multiple performance review criteria, the Compensation and Talent Management Committee’s discretion in making individual awards and caps on individual compensation awards.
Stock Ownership, Clawback Policy and Anti-Hedging Trading Policies
To further reinforce the long-term alignment of executive interests with stockholders, we maintain policies that require executives to accumulate and hold substantial amounts of Common Stock, and we prohibit executives from hedging the risk of such ownership. Pledging of shares as collateral is also prohibited. We also maintain a clawback policy that enables the recapture of previously paid cash and equity incentive compensation in certain circumstances involving a financial restatement.
Stock Ownership Guidelines for NEOs While there is no required date to achieve the guidelines below, executives must retain 50% of net shares acquired of company stock, upon vesting or exercise, until the guideline is met. As of March 29, 2023, our NEOs, except Messrs. Hart and Doshi, are in compliance with the guidelines.
2023 PROXY STATEMENT	33

Position	Base Salary Multiple
Chief Executive Officer	Six Times
Other Executive Officers	Two Times
Executive Employment Contracts
While we do not have employment contracts for our NEOs, certain NEOs are eligible for severance benefits that provide a reasonable range of income protection in the event employment is terminated without cause or following a change in control. These benefits have been put into place to support our executive retention goals and encourage their independence and objectivity in considering potential change in control transactions.
Impact of Accounting and Tax Treatment
In determining our variable compensation programs, we consider certain tax and accounting implications of particular forms of compensation, such as the implications of Section 409A of the Internal Revenue Code governing deferred compensation arrangements and favorable accounting treatment afforded certain equity-based plans that are settled in shares. Although we consider the tax and accounting consequences of our compensation programs, the forms of compensation we utilize are determined primarily by their effectiveness in creating maximum alignment with our key strategic objectives and the interests of our stockholders.

COMPENSATION AND TALENT MANAGEMENT COMMITTEE REPORT
The Compensation and Talent Management Committee has reviewed and discussed the Compensation Discussion and Analysis with the members of management of the Company, and, based on such review and discussions, the Compensation and Talent Management Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s proxy statement.
COMPENSATION AND TALENT MANAGEMENT COMMITTEE
Kevin Mansell, Chair
Mark R. Belgya
Marc R. Y. Rey

COMPENSATION AND TALENT MANAGEMENT COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During fiscal year 2022, the Compensation and Talent Management Committee was comprised of Mr. Belgya, Mr. Mansell, Mr. Rey and Ms. Neal, until May 2022 when Ms. Neal retired from the Board. During fiscal year 2022, no member of the Compensation and Talent Management Committee was or had been an officer or employee of the Company or any of its subsidiaries or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K. No executive officer of the Company served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the compensation committee. No executive officer of the Company served as a director of another entity, one of whose executive officers served on the Compensation and Talent Management Committee. No executive officer of the Company served as a member of the Compensation and Talent Management Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.
34	WWW.FOSSILGROUP.COM

EXECUTIVE COMPENSATION
FISCAL 2022, 2021 AND 2020 SUMMARY COMPENSATION TABLE
The following table sets forth the compensation earned by our NEOs during fiscal years 2022, 2021 and 2020.
NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($)(1)	OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(2)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)	ALL OTEHR COMPENSATION ($)	TOTAL ($)
Kosta N. Kartsotis (3) Chief Executive Officer and Director	2022	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2021	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2020	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Sunil M. Doshi Executive Vice President, Chief Financial Officer and Treasurer (4)	2022	499,654	-0-	305,912	-0-	93,731	-0-	9,438	908,735
	2021	435,442	-0-	260,284	-0-	313,600	-0-	8,211	1,017,537
Jeffrey N. Boyer Executive Vice President, Chief Operating Officer	2022	716,288	-0-	862,571	-0-	197,075	-0-	27,066 (5)	1,803,000
	2021	662,308	-0-	1,096,811	-0-	896,000	-0-	20,221	2,675,340
	2020	630,000	87,500	387,300	-0-	576,450	-0-	20,324	1,701,574
Darren E. Hart Executive Vice President, Chief Human Resources Officer	2022	697,158	-0-	629,850	-0-	143,963	-0-	18,807 (6)	1,489,778
	2021	641,965	-0-	837,191	-0-	651,360	-0-	21,775	2,152,291
	2020	610,650	84,813	192,692	-0-	558,745	-0-	22,659	1,469,559
Greg A. McKelvey Executive Vice President, Chief Commercial Officer	2022	737,754	-0-	888,455	-0-	202,979	-0-	8,176	1,837,364
	2021	682,177	-0-	1,129,719	-0-	922,880	4,383	12,769	2,751,928
	2020	648,900	67,594	393,264	-0-	593,744	-0-	-0-	1,703,502

(1)
The amounts shown were not actually paid to the NEOs. Rather, as required by the rules of the SEC, the amounts represent the aggregate grant date fair value of RSUs and PSUs awarded to each of them in fiscal years 2020, 2021 and 2022. These values were determined in accordance with FASB ASC Topic 718. The grant date fair value of the PSUs is based on our estimate on the grant date of the probable outcome of meeting the performance conditions of these awards. The aggregate grant date fair value of the RSUs is equal to the midpoint between the high and low sales prices of our Common Stock on the date of grant multiplied by the number of shares granted. The following are the aggregate grant date fair values of the 2022 PSUs assuming we meet the highest level of the performance conditions of these awards as described in footnote (2) to the Fiscal 2022 Grants of Plan-Based Awards Table: Mr. Boyer $862,571, Mr. Hart $629,850 and Mr. McKelvey $888,455. The amounts reported do not include any reduction in the value of the awards for the possibility of forfeiture. See also Fiscal 2022 Grants of Plan-Based Awards Table.

(2)
The amounts shown were earned in the fiscal year listed, but paid in the first quarter of the following fiscal year.

(3)
Mr. Kartsotis refused all forms of compensation for fiscal years 2020, 2021 and 2022.

(4)
Mr. Doshi, who joined the Company in 2020, was not an NEO in 2020.

(5)
This amount represents annual wellness benefits, the Company’s contributions to Mr. Boyer’s account under its 401(k) plan and Company-paid life insurance premiums.

(6)
This amount represents annual wellness benefits, financial advisory services, the Company’s contributions to Mr. Hart’s account under its 401(k) plan and Company-paid life insurance premiums.

2023 PROXY STATEMENT	35

FISCAL 2022 GRANTS OF PLAN-BASED AWARDS TABLE
The following table provides information regarding plan-based awards granted during fiscal year 2022 to the NEOs.
NAME	GRANT DATE	ESTIMATED FUTURE PAYOUTS UNDER NON- EQUITY INCENTIVE PLAN AWARDS (1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (3)(#)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)
		THRESHOLD (4)	TARGET (5)	MAXIMUM (6)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Kosta N. Kartsotis (7)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	-0-	N/A
Sunil M. Doshi	4/15/2022	157,500	393,750	787,500	—	—	—	—	—
	4/15/2022		—	—	—	—	—	28,104	305,912
Jeffrey N. Boyer	4/15/2022	287,700	719,250	1,438,500	19,811	39,622	79,244	—	431,285
	4/15/2022		—	—	—	—	—	39,622	431,285
Darren E. Hart	4/15/2022	210,165	525,413	1,050,826	14,466	28,932	56,864	—	314,925
	4/15/2022		—	—	—	—	—	28,932	314,925
Greg A. McKelvey	4/15/2022	296,320	740,800	1,481,600	20,405	40,811	81,622	—	444,228
	4/15/2022		—	—	—	—	—	40,811	444,228

(1)
The amounts shown were not actually paid to the NEOs. Rather, the amounts shown reflect potential payments under the Cash Incentive Plan. Actual payment amounts are shown in the “Fiscal 2022, 2021 and 2020 Summary Compensation Table” in the column “Non-Equity Incentive Plan Compensation.”

(2)
The amounts shown are potential payments of PSUs to the NEOs. Final payments of these awards can range from 0% to 200% of the shares originally granted, depending on Company performance during the applicable measurement period.

(3)
Consists of RSUs awarded pursuant to the 2016 Plan. These awards vest one-third each year over three years following the grant date.

(4)
Threshold payments assume that the Company achieved the financial metrics at the threshold payout level (50% award) and the strategic metrics at a 0% payout. See “Annual Cash Incentive Plan” in “Compensation Discussion and Analysis” for more information.

(5)
Target payments assume that the Company achieved each of the performance metrics at the target payout level (100% award).

(6)
Maximum payments assume that the Company achieved each of the performance metrics at the stretch payout level (200% award).

(7)
Mr. Kartsotis refused all forms of compensation for fiscal year 2022.

36	WWW.FOSSILGROUP.COM

EXECUTIVE COMPENSATION
PERQUISITES
The NEOs do not receive any perquisites or personal benefits other than a financial advisory services benefit up to $15,000, an annual wellness benefit, 401(k) Company matching contributions, Company paid life and disability insurance premiums and, upon reaching 55 years of age and 10 years of service with the Company, retirement benefits to include continuation of health care coverage for 18 months and continuation of Company product discounts. All of our employees, including our NEOs, receive discounts on our products.

EMPLOYMENT AGREEMENTS
We are not a party to any employment agreements with any of our NEOs. We believe that employment agreements are not currently necessary in order to attract and retain talented personnel. However, due to the ever-changing marketplace in which we compete for talent, this practice is reviewed annually by the Compensation and Talent Management Committee to help ensure that we remain competitive in our industry, and the Compensation and Talent Management Committee may determine that such arrangements are in our best interest in the future.

OUTSTANDING EQUITY AWARDS AT 2022 FISCAL YEAR-END TABLE
The following table provides information about the number of outstanding equity awards held by our NEOs at fiscal year-end 2022. The table also includes, where applicable, the value of these awards based on the closing price of our Common Stock on Nasdaq on December 30, 2022, which was $4.31 per share. All awards vest one third each year over three years following the grant date, except as otherwise noted.
NAME		OPTION AWARDS (1)				STOCK AWARDS
	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(2)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)
Kosta N. Kartsotis (3)	N/A	—	—	—	—	—	—	—	—
Sunil M. Doshi	7/15/2020	—	—	—	—	13,333	57,465	—	—
	4/15/2021	—	—	—	—	13,096	56,444	—	—
	4/15/2022	—	—	—	—	28,104	121,128	—	—
Jeffrey N. Boyer	4/15/2020	—	—	—	—	8,788	37,876	8,788 (4)	37,876
	4/15/2020	—	—	—	—	50,000 (5)	215,500	—	—
	4/14/2021	—	—	—	—	23,773	102,462	23,773 (6)	104,462
	4/15/2022	—	—	—	—	39,622	170,771	39,662 (7)	170,771
2023 PROXY STATEMENT	37

NAME		OPTION AWARDS (1)				STOCK AWARDS
	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(2)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)
Darren E. Hart			—			—	—	—	—
	3/15/2015	11,212	—	80.22	3/15/2023	—	—	—	—
	3/15/2016	18,515	—	47.99	3/15/2024	—	—	—	—
	4/15/2020	—	—	—	—	8,518	36,713	8,518 (4)	36,713
	4/15/2021	—	—	—	—	17,359	74,817	17,359 (6)	74,817
	4/15/2022	—	—	—	—	28,932	124,697	28,932 (7)	124,697
Greg A. McKelvey	3/15/2015	10,656	—	80.22	3/15/2023	—	—	—	—
	12/22/2015	12,885	—	36.73	12/22/2023	—	—	—	—
	3/15/2016	17,634	—	47.99	3/15/2024	—	—	—	—
	4/15/2020	—	—	—	—	9,052	39,014	9,052 (4)	39,014
	4/15/2020	—	—	—	—	50,000 (5)	215,500	—	—
	4/15/2021	—	—	—	—	24,486	105.535	24,486 (6)	105,535
	4/15/2022	—	—	—	—	40,811	175,895	40,811 (7)	175,895

(1)
Consists of stock appreciation rights (“SARs”) issued pursuant to the Fossil Group, Inc. 2008 Long-Term Incentive Plan (the “2008 Plan”) and the 2016 Plan.

(2)
Consists of RSUs issued pursuant to the 2016 Plan.

(3)
Mr. Kartsotis refused all forms of compensation for fiscal years 2020, 2021 and 2022.

(4)
These PSUs were granted on April 15, 2020 and will vest, if at all, one-third each year over three years following the grant date. Vesting is subject to satisfaction of the applicable performance criteria and is generally subject to the recipient’s continued employment through that date. As required by the SEC’s disclosure rules, the number of PSUs shown assumes that target levels of performance (100%) will be achieved. The Compensation and Talent Management Committee will determine the actual levels of performance achieved within 60 days of the vesting date.

(5)
Vests in full on April 15, 2023.

(6)
These PSUs were granted on April 15, 2021 and will vest, if at all, one-third each year over three years following the grant date. Vesting is subject to satisfaction of the applicable performance criteria and is generally subject to the recipient’s continued employment through that date. As required by the SEC’s disclosure rules, the number of PSUs shown assumes that target levels of performance (100%) will be achieved. The Compensation and Talent Management Committee will determine the actual levels of performance achieved within 60 days of the vesting date.

(7)
These PSUs were granted on April 15, 2022 and will vest, if at all, one-third each year over three years following the grant date. Vesting is subject to satisfaction of the applicable performance criteria and is generally subject to the recipient’s continued employment through that date. As required by the SEC’s disclosure rules, the number of PSUs shown assumes that target levels of performance (100%) will be achieved. The Compensation and Talent Management Committee will determine the actual levels of performance achieved within 60 days of the vesting date.

38	WWW.FOSSILGROUP.COM

EXECUTIVE COMPENSATION
2016 INCENTIVE PLAN
Pursuant to the 2016 Plan, the Compensation and Talent Management Committee may award a combination of RSUs, SARs and PSUs. SARs are granted at a specified strike price set forth in the applicable award agreement, which is generally the mean of the highest and lowest sales price of our Common Stock on the date of grant of the award or on the last preceding trading date if no sales are made on the date of grant. RSUs, SARs and PSUs are awarded subject to such terms and conditions as established by the Compensation and Talent Management Committee, including vesting periods. Pursuant to awards granted to our NEOs under the 2016 Plan, unvested RSUs, SARs and PSUs will become fully exercisable or vested upon a change in control or death and will terminate upon any other termination of employment, except as provided under the Executive Severance Agreements. See “Post-Termination Compensation” below for a definition of change in control and a discussion of the vesting terms under the Executive Severance Agreements.
The Compensation and Talent Management Committee is responsible for the administration of the 2016 Plan. The 2016 Plan provides that the Compensation and Talent Management Committee may make certain adjustments to the exercise price and number of shares subject to awards in the event of a dividend or other distribution, recapitalization, stock split, reorganization, merger or certain other corporate transactions. Subject to certain limitations, the Compensation and Talent Management Committee is authorized to amend the 2016 Plan as it deems necessary, but no amendment may adversely affect the rights of a participant with respect to an outstanding award without the participant’s consent.

2008 INCENTIVE PLAN
Prior to the adoption of the 2016 Plan, the Compensation and Talent Management Committee awarded RSUs, SARs and PSUs pursuant to the 2008 Plan. SARs were granted at a specified strike price set forth in the applicable award agreement, which was generally the mean of the highest and lowest sales price of our Common Stock on the date of grant of the award or on the last preceding trading date if no sales were made on the date of grant. RSUs, SARs and PSUs were awarded subject to such terms and conditions as established by the Compensation and Talent Management Committee, including vesting periods. Pursuant to awards granted to our NEOs under the 2008 Plan, unvested RSUs, SARs and PSUs will become fully exercisable or vested upon a change in control or death and will terminate upon any other termination of employment, except as provided under the Executive Severance Agreements. See “Post-Termination Compensation” below for a definition of change in control and a discussion of the vesting terms under the Executive Severance Agreements.
The 2008 Plan was terminated on May 25, 2016. However, the termination of the 2008 Plan did not impair outstanding awards which continued in accordance with their original terms. No RSUs or PSUs are currently outstanding under the 2008 Plan.

FISCAL 2022 OPTION EXERCISES AND STOCK VESTED TABLE
The following table provides information about the number of shares issued upon option exercises, the number of stock awards that vested, and the value realized on exercise or vesting, by our NEOs during fiscal year 2022.
NAME	OPTION AWARDS		STOCK AWARDS
	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(1)
Kosta N. Kartsotis	-0-	-0-	-0-	-0-
Sunil M. Doshi	-0-	-0-	19,881	148,206
2023 PROXY STATEMENT	39

NAME	OPTION AWARDS		STOCK AWARDS
	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(1)
Jeffrey N. Boyer	-0-	-0-	84,000	914,340
Darren E. Hart	-0-	-0-	72,894	793,451
Greg A. McKelvey	-0-	-0-	86,517	941,738

(1)
Represents the value of vested RSUs calculated by multiplying the gross number of vested RSUs by the closing price of the Common Stock on Nasdaq on the vesting date.

Pay Versus Performance
					Value of Initial Fixed $100 Investment Based On:
Fiscal Year (a)	Summary Compensation Table Total for PEO (b)	Compensation Actually Paid to PEO (c)	Average Summary Compensation Table Total for non-PEO NEOs (d)	Average Compensation Actually Paid to non-PEO NEOs (e)	Total Shareholder Return (f)	Peer Group Total Shareholder Return (g)	Net Income (in $m) (h)	Adjusted EBITDA (in $m) (i)
2022	$0	$0	$1,509,719	$553,910	$55.68	$114.12	$(44.2)	$36.1
2021	$0	$0	$2,157,293	$2,403,236	$132.95	$167.85	$25.4	$159.6
2020	$0	$0	$1,603,279	$1,818,903	$112.02	$141.19	$(96.1)	$7.7
Columns (b) and (c).   Mr. Kartsotis did not receive any compensation from the Company in fiscal years 2020, 2021 and 2022.
Column (d).   The following non-PEO NEOs are included in the average figures in Column (e):
2020: Messrs. Boyer, Belcher, Hart and McKelvey
2021: Messrs. Boyer, Belcher, Doshi, Hart and McKelvey
2022: Messrs. Boyer, Doshi, Hart and McKelvey
The amounts shown in column (d) do not reflect the actual amount of compensation earned by or paid to our non-PEO NEOs during the applicable years. For information regarding the decisions made by our Compensation and Talent Management Committee in regard to the non-PEO NEOs’ compensation for each fiscal year, please see the Compensation Discussion and Analysis sections of the proxy statements reporting pay for the fiscal years covered in the table above.
Column (e).   Reflects the average “compensation actually paid” for our non-PEO NEOs in each of 2022, 2021 and 2020, as determined in accordance with SEC rules. Such amounts were computed by making the following adjustments to total compensation, as reported in the Summary Compensation Table (“SCT”), for each year:
Amounts subtracted from the average SCT total to calculate Average Compensation Actually Paid to the Non-PEO NEOs for the years 2022, 2021 and 2020, respectively, include ($671,697), ($826,930), and ($289,962) for the average date of grant fair
40	WWW.FOSSILGROUP.COM

EXECUTIVE COMPENSATION
value of stock awards granted in the fiscal year. Amounts added to (or subtracted from) the Average SCT for the years 2022, 2021 and 2020, respectively, also include: $226,683, $634,156 and $666,836 for the average fair value of stock awards that were granted in the year and remain outstanding at the end of the year; $(617,951), 235,153 and $59,009 for the average change in fair value of stock awards that were granted in prior years and still outstanding at the end of each respective year; $107,155, $203,564 and ($220,258) for the average change in fair value of stock awards that were granted in prior years and vested during each respective year.
Column (f).   For the relevant fiscal year, represents the cumulative total shareholder return (“TSR”) of the Company for the measurement periods ending on December 31 of each of 2022, 2021 and 2020, respectively.
Column (g).   For the relevant fiscal year, represents the cumulative TSR of the NASDAQ Retail Trades (“Peer Group TSR”) for the measurement periods ending on December 31 of each of 2022, 2021 and 2020, respectively.
Column (h).   Reflects “Net Income” in the Company’s Consolidated Income Statements included in the Company’s Annual Reports on Form 10-K for fiscal years 2022, 2021 and 2020.
Column (i).   Adjusted EBITDA is the financial measure selected by the Company that, in accordance with SEC rules, represents, in our assessment, the most important financial performance measure used to link compensation actually paid to the NEOs to Company performance for 2022. We define Adjusted EBITDA as our net income (loss) before the impact of income tax expense (benefit), plus interest expense, amortization and depreciation, impairment expense, other non-cash charges, stock-based compensation expense, restructuring expense and unamortized debt issuance costs included in loss on extinguishment of debt minus interest income.

Narrative to Pay Versus Performance Table
This section should be read in conjunction with the Compensation Discussion and Analysis on page 24, which includes additional discussion of our objectives of executive compensation and benefits program and how they are aligned with the Company’s financial and operational performance. Our Compensation and Talent Management Committee does not use “compensation actually paid” as a basis for making compensation decisions. Each of our non-PEO NEO’s total target compensation incentivizes short-term and long-term performance by using performance goals aligned with our shareholders’ interests. The majority of total target compensation was weighted toward long-term equity performance with (i) time-based RSUs and (ii) PSUs with adjusted operating margin as the financial performance metric for the 2020 and 2021 PSU awards and adjusted operating income for the 2022 PSU awards. The short-term incentive program’s performance metrics include net sales, adjusted operating income and strategic goals. The charts below show, for the past three years, the relationship of TSR relative to the Peer Group TSR, as well as the relationships between our PEO’s “compensation actually paid” and the average of our non-PEO NEO’s “compensation actually paid” and (i) TSR; (ii) net income; and (iii) Adjusted EBITDA.
2023 PROXY STATEMENT	41

Compensation Actually Paid vs. FOSL and Peer Group TSR

$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
Compensation Actually Paid ($M)
$200
$175
$150
$125
$100
$75
$50
Value of $100 Investment From 12/28/2019
$1.82
$2.40
$0.55
NASDAQ Retail Trades ...
FOSL
12/28/2019
1/2/2021
1/1/2022
12/31/2022
PEO CAP ($M)
Average NEO CAP ($M)
FOSL
NASDAQ Retail Trades Group

42	WWW.FOSSILGROUP.COM

EXECUTIVE COMPENSATION

Fossil Net Income vs. Compensation Actually Paid
$3
$3
$2
$2
$1
$1
$0
Compensation Actually Paid ($M)
$40
$20
$0
($20)
($40)
($60)
($80)
($100)
($120)
Net Income ($M)
$25.40
$2.40
$1.82
($44.16)
($96.10)
$0.55
$0.00
$0.00
$0.00
12/26/2020
12/25/2021
12/31/2022
PEO CAP ($M)
Average NEO CAP ($M)
Net Income ($M)

2023 PROXY STATEMENT	43

Listed below are the financial performance measures which, in our assessment, represent the most important financial performance measures we used to link compensation actually paid to our NEOs to Company performance for 2022.
Adjusted EBITDA
Net Sales
Adjusted Operating Income
Adjusted Operating Margin
44	WWW.FOSSILGROUP.COM

EXECUTIVE COMPENSATION
2022 PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Kosta N. Kartsotis, CEO and Chairman of the Board:
For 2022, our last completed fiscal year:
•
the annual total compensation of the employee identified at median of our company (other than our CEO), was $20,001; and

•
the annual total compensation of the CEO for purposes of determining the CEO Pay Ratio was $0, as Mr. Kartsotis did not receive any compensation.

Based on this information, for 2022, the ratio of the annual total compensation of Mr. Kartsotis, our CEO, to the median of the annual total compensation of all employees was 0 to 1.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments, and estimates that we used were as follows:
We determined that, as of December 5, 2022, our employee population consisted of 8,090 individuals globally. We selected December 5, 2022, which is within the last three months of 2022, as the date upon which we would identify the “median employee” to allow sufficient time to identify the median employee given the global scope of our operations.
We did not rely upon the 5% de minimis exemption for 2022 and thus did not exclude any of our global workforce from the identification of the “median employee”.
EMPLOYEE POPULATION	TOTAL EMPLOYEES
U.S. Employees	2,488
Non-U.S. Employees*	5,602
Global Workforce	8,090
* No exemptions.

To identify the “median employee” from our employee population, we collected actual base salary paid during the 12-month period ended December 5, 2022. In making this determination, we annualized the compensation of all newly hired permanent employees and part-time employees during this period. We selected base salary paid as representing the principal form of compensation delivered to all of our employees, and this information is readily available in each country.
Once we identified our median employee, we combined all of the elements of that employee’s compensation for 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K to determine the median employee’s annual total compensation.
2023 PROXY STATEMENT	45

POST-TERMINATION COMPENSATION
Post-Termination Arrangements under the 2016 Plan and 2008 Plan
Pursuant to awards granted to our NEOs under the 2016 Plan and the 2008 Plan, unvested RSUs, SARs and PSUs will become fully exercisable or vested upon a change in control or death and will terminate upon any other termination of employment.
A “change in control” is generally defined under the 2016 Plan and the 2008 Plan as the occurrence of any of the following events: (i) the acquisition by any person of 30% or more of the combined voting power of our outstanding securities (or an additional 10% of such voting power by a 30% or greater holder of such voting power); (ii) individuals who on the effective date of the plan constituted our Board and their successors or other nominees that are appointed or otherwise approved by a vote of at least a majority of the directors then still in office who either were directors on the effective date or whose appointment, election or nomination for election was previously so approved or recommended, cease for any reason to constitute a majority of the Board; (iii) there is a merger or consolidation of the Company or any direct or indirect subsidiary, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such transaction continuing to represent at least 60% of the combined voting power of the surviving entity or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities; (iv) stockholder approval of a plan of complete liquidation or dissolution of the Company, or consummation of an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale; or (v) any tender or exchange offer is made to acquire 30% or more of the securities of the Company, other than an offer made by the Company, and shares are acquired pursuant to that offer.
Set forth below are the amounts that the NEO would have received upon a change in control or death as of December 31, 2022 under the 2016 Plan and 2008 Plan. In calculating the amounts in the table, the Company based the stock distribution values on a price of $4.31 per share, which was the closing price of the Common Stock on Nasdaq as of December 30, 2022.
POSITION	RESTRICTED STOCK UNITS ($)	STOCK APPRECIATION RIGHTS ($)	PERFORMANCE STOCK UNITS ($)	TOTAL ($)
Kosta N. Kartsotis	-0-	-0-	-0-	-0-
Sunil M. Doshi	235,037	-0-	-0-	235,037
Jeffrey N. Boyer	526,609	-0-	311,109	837,718
Darren E. Hart	236,227	-0-	236,227	472,454
Greg A. McKelvey	535,944	-0-	320,444	856,388
Executive Severance Agreements
The Company has entered into an Executive Severance Agreement (the “Agreement”) with each of Messrs. Boyer, Hart and McKelvey. Pursuant to the Agreement, the NEO will be entitled to certain benefits (“Severance Benefits”) upon such NEO’s “separation from service” as defined in the Internal Revenue Code (“Termination of Service”) by the Company without “Cause” (as defined in the Agreement) or such NEO’s resignation for “Good Reason” (as defined in the Agreement), provided that (i) such NEO is in compliance with all restrictive covenants in any written agreement between such NEO and the Company, and (ii) such NEO
46	WWW.FOSSILGROUP.COM

EXECUTIVE COMPENSATION
has executed and delivered a release of claims prepared by the Company within 50 days following the date of Termination of Service (the “Termination Date”).
Pursuant to the Agreement, upon the NEO’s Termination of Service by the Company without Cause or such NEO’s resignation for Good Reason prior to a change in control (as defined in the 2016 Plan and the 2008 Plan) (a “Change in Control”), such NEO will be entitled to the following Severance Benefits under the Agreement: (i) 18 months of such NEO’s then current base salary in effect at the Termination Date (“Base Salary”), payable in 39 equal installments over an 18-month period in accordance with the Company’s normal payroll practices; (ii) the following cash bonuses under any cash bonus plan for which such NEO was eligible on the Termination Date: (x) a pro-rata amount payable in a lump sum, of the target bonus the NEO would have received for the fiscal year under such cash bonus plan, and (y) 1.5 times the full target bonus for which such NEO was eligible, payable in 39 equal installments over an 18-month period in accordance with the Company’s normal payroll practices; (iii) any outstanding non-performance-based RSU and SARs granted pursuant to the 2008 Plan or the 2016 Plan (collectively, “Time-Based Awards”), will continue to vest for an additional 18 months, to the same extent such awards would have otherwise vested had such NEO remained employed during such period; (iv) any outstanding PSUs granted pursuant to the 2008 Plan or the 2016 Plan will vest pro-rata, as set forth in the Agreement; and (v) all vested SARs will be exercisable until the earlier of (x) the expiration date of such award or (y) 24 months from the Termination Date.
Based on a hypothetical termination date of December 31, 2022, for each of our Named Executive Officers who were employed by us on December 31, 2022, the severance benefits for those Named Executive Officers due to a termination either by us without “Cause” or by the officer for “Good Reason” in the absence of a Change in Control pursuant to the terms of the Agreements would have been as follows:
NAME	TOTAL BASE SALARY	TARGET BONUS	HEALTHCARE AND INSURANCE BENEFITS (1)	FAIR MARKET VALUE OF ADDITIONAL VESTING (2)	TOTAL (3)
Boyer	$1,084,125	$1,806,875	$17,070	$764,982	$3,673,052
Hart	$1,050,825	$1,313,533	$23,965	$419,342	$2,807,665
McKelvey	$1,116,750	$1,861,250	$23,064	$781,470	$3,782,534

(1)
The value of healthcare and insurance benefits is for 18-months of the Company-paid portion of the health insurance premiums and is based upon the medical benefit plans and the tier coverage that the executive participated in as of December 31, 2022.

(2)
Unvested PSUs are subject to the terms and performance conditions of the applicable award agreements. This calculation assumes the performance conditions were met at 100% vesting. All outstanding SARs were out of the money as of December 31, 2022.

(3)
Any unused but accrued vacation pay was excluded from the above table. Each Named Executive Officer is entitled to a certain number of weeks of annual vacation based upon their years of service with the Company.

Pursuant to the Agreement, upon the NEO’s Termination of Service by the Company without Cause or resignation for Good Reason in connection with or within 24 months following a Change in Control, such NEO will be entitled to the following Severance Benefits under the Agreement: (i) 24 months of the NEO’s Base Salary, payable in 52 equal installments over a 24-month period in accordance with the Company’s normal payroll practices; (ii) the following cash bonuses under any cash bonus plan for which such NEO was eligible on the Termination Date: (x) the full target bonus such NEO would have received under the cash bonus plan, payable in a lump sum, and (y) two times the full target bonus for which such NEO was eligible, payable in 52 equal installments over a 24-month period in accordance with the Company’s normal payroll practices; (iii) full acceleration of vesting of any outstanding Time-Based Awards; (iv) with respect to any outstanding PSUs, (x) if the Termination Date occurs within the first half of the applicable performance period, full acceleration of vesting at target performance, and (y) if the Termination Date occurs within the second half of the applicable performance period, accelerated vesting of the award, based on actual performance of
2023 PROXY STATEMENT	47

the Company (if measurable) or at target performance (if the performance of the Company is not measurable); and (v) all vested SARs will be exercisable until the earlier of (x) the expiration date of such award or (y) 24 months from the Termination Date.
Based on a hypothetical termination without “Cause” or by the Named Executive Officer for “Good Reason” and a Change in Control date of December 31, 2022, for each of our Named Executive Officers who were employed by us on December 31, 2022, the Change in Control termination benefits for those Named Executive Officers pursuant to the terms of the Agreements would have been as follows:
NAME	CHANGE IN CONTROL SUM	HEALTHCARE AND INSURANCE BENEFITS (1)	FAIR MARKET VALUE OF ACCELERATED VESTING (2)	TOTAL (3)
Boyer	$3,613,750	$17,070	$837,717	$4,468,537
Hart	$2,977,339	$23,965	$472,454	$3,473,758
McKelvey	$3,722,500	$23,064	$856,388	$4,601,952

(1)
The value of healthcare and insurance benefits is for 18-months of the Company-paid portion of the health insurance premiums and is based upon the medical benefit plans and the tier coverage that the executive participated in as of December 31, 2022.

(2)
Unvested PSUs are subject to the terms and performance conditions of the applicable award agreements. This calculation assumes the performance conditions were met at 100% vesting. All outstanding SARs were out of the money as of December 31, 2022.

(3)
Any unused but accrued vacation pay was excluded from the above table. Each Named Executive Officer is entitled to a certain number of weeks of annual vacation based upon their years of service with the Company.

In addition, the Agreement provides that the Company will pay the NEO on a monthly basis, an amount equal to the Company-paid portion of the health insurance premiums that were paid by the Company on behalf of such NEO immediately prior to the Termination Date to be used by such NEO to purchase health coverage for a period of 18 months from the Termination Date or until such NEO becomes eligible to participate in another employer’s health care plan, whichever date is earlier.
The Agreement contains non-competition and non-solicitation provisions pursuant to which the NEO will be prohibited from competing with, or soliciting clients, manufacturers or suppliers of, the Company and its affiliates and from soliciting any of the Company’s or its affiliates’ employees or independent contractors for 18 months following such NEO’s Termination Date.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (the “10% Stockholders”), to file reports of ownership and changes of ownership with the SEC. Executive officers, directors and 10% Stockholders of the Company are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms so filed. Based solely on review of copies of such forms received, the Company believes that, during the last fiscal year, all filing requirements under Section 16(a) applicable to its executive officers, directors and 10% Stockholders were timely met.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
In accordance with the Company’s Audit Committee charter, any proposed transaction that has been identified as a related party transaction under Item 404 of SEC Regulation S-K may be consummated or materially amended only following the approval by the Audit Committee. A related party transaction means a transaction, arrangement or relationship in which the Company and
48	WWW.FOSSILGROUP.COM

EXECUTIVE COMPENSATION
any related party are participants in which the amount involved exceeds $120,000. A related party includes (i) a director, director nominee or executive officer of the Company, (ii) a security holder known to be an owner of more than 5% of the Company’s voting securities, (iii) an immediate family member of the foregoing or (iv) a corporation or other entity in which any of the foregoing persons is an executive, principal or similar control person or in which such person has a 5% or greater beneficial ownership interest.
In the event that the Company proposes to enter into a related party transaction, management of the Company is required to present the transaction to the Audit Committee for review, consideration and approval. The Audit Committee, in approving or rejecting the proposed transaction, must consider all the facts and circumstances deemed relevant by and available to the Audit Committee. The Audit Committee is required to approve only those transactions that, in light of the circumstances, are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee determines in good faith exercise of its discretion.

HELLO!
Speedway
Birds of the World
NORTHERN FLICKER
COLAPTES AURATUS
NORTH AMERICA
HELLO!
946
DFW
10-06 84
07-29-84
LAX
FSL
FOSSIL
FLIGHT 30
EST. 1984
PHX
854
AUTHENTIC QUALITY
MODERN VINTAGE STYLE
1954
YOUR FAVORITE BRAND
1954
Fossil
AUTHENTIC MODERN & VINTAGE MFG 54 CO. FOSSIL STYLE
FOSSIL 54 GENUINE CLASSIC
VINTAGE
color in context
1954
FOSSIL
YEAH!

2023 PROXY STATEMENT	49

PROPOSAL 2: APPROVAL, ON AN ADVISORY BASIS,
OF COMPENSATION PAID TO THE COMPANY’S NAMED
EXECUTIVE OFFICERS
Section 14A of the Exchange Act implements requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs (sometimes referred to as “say-on-pay”). At our 2017 annual meeting of stockholders, stockholders voted on a non-binding proposal to advise on whether the advisory vote on executive compensation should occur every one, two or three years. As a majority of our stockholders (92%) voted in favor of an annual advisory vote, the Board decided to annually provide stockholders with an advisory vote on the compensation of our NEOs. Accordingly, the Company is providing stockholders with its annual advisory vote on executive compensation. We are asking stockholders to indicate their support for our NEOs’ compensation as described in this proxy statement by voting “FOR” the following resolution:
“Resolved, that the stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in the Company’s proxy statement for the 2023 Annual Meeting.”
This vote is non-binding. The Board and the Compensation and Talent Management Committee expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.
As described in detail under “Compensation Discussion and Analysis,” our compensation programs are designed to motivate our executives to create a successful company. Equity compensation in the form of RSUs and PSUs that are subject to further time-based vesting and, in the case of PSUs, performance-based vesting criteria, is usually the largest component of executive compensation. We believe that our compensation program, with its balance of short-term incentives (including cash bonus awards) and long-term incentives (including equity awards), rewards sustained performance that is aligned with long-term stockholder interests. Stockholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure.

The Board of Directors unanimously recommends that stockholders vote
“FOR” the approval, on an advisory basis, of the compensation of our Named
Executive Officers as disclosed in the compensation discussion and analysis.

50	WWW.FOSSILGROUP.COM

PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY
OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION
SEC rules under Section 14A of the Exchange Act require our shareholders to have an opportunity at least once every six years to vote on how frequently we should seek the say-on-pay vote proposed in Proposal 2. The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the Board’s recommendation. At our 2017 annual meeting, the last time shareholders voted on the say-on-pay vote frequency, 92% of shareholders voted in support of conducting the advisory vote annually, and we have done so since 2011. As a corporate governance best practice and in recognition of the value of regular shareholder feedback on our executive compensation program, our Board recommends that the say-on-pay vote occur annually.
Although this advisory vote on the frequency of the say-on-pay vote is nonbinding, the Board and the Compensation and Talent Management Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE OPTION OF EVERY “1 YEAR” FOR FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.
2023 PROXY STATEMENT	51

PROPOSAL 4: APPROVAL OF THE FOSSIL GROUP, INC.
2023 LONG-TERM INCENTIVE PLAN
On March 1, 2023, our board of directors adopted the Fossil Group, Inc. 2023 Long-Term Incentive Plan (the “2023 Plan”), subject to stockholder approval, to be effective as of the date the 2023 Plan is approved by our stockholders (the “Effective Date”). The 2023 Plan replaces and supersedes the Fossil Group, Inc. 2016 Long-Term Incentive Plan, as amended (the “Prior Plan”) in its entirety. The Prior Plan shall terminate on the Effective Date, and no future awards may be granted thereunder after the Effective Date, provided that the Prior
Plan shall continue to apply to awards granted under the Prior Plan prior to the Effective Date. We believe that operation of the 2023 Plan is important in attracting and retaining the services of key employees, key contractors, and outside directors of Fossil Group, Inc. (the “Company”) and our subsidiaries in a competitive labor market, which is essential to our long-term growth and success. It is the judgment of our board of directors that the 2023 Plan is in the best interests of the Company and its stockholders.

The board of directors recommends that the stockholders vote “FOR” the approval of the 2023 Plan.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information as of December 31, 2022 with respect to our equity compensation plans under which our equity securities are authorized for issuance:
PLAN CATEGORY	(A) NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (1)	(B) WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	(C) NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A))
Equity compensation plans approved by security holders	1,967,257	$55.31 (2)	2,881,366
Equity compensation plans not approved by security holders	Not applicable	Not applicable	Not applicable
Total	1,967,257	$55.31	2,881,366
52	WWW.FOSSILGROUP.COM

PROPOSAL 4: APPROVAL OF THE FOSSIL GROUP, INC. 2023 LONG-TERM INCENTIVE PLAN
(1)
Includes shares to be issued upon the vesting of outstanding RSUs and PSUs (assuming target performance levels) and the exercise of outstanding stock options, including those stock options that are out of the money. All SARs, as of December 31, 2022, are out of the money based on the closing price of our Common Stock on the Nasdaq on December 30, 2022, which was $4.31 per share.

(2)
Excludes RSUs and PSUs.

Description of the 2023 Plan
The following is a brief description of the 2023 Plan. A copy of the 2023 Plan is attached as Appendix A to this Proxy Statement, and the following description is qualified in its entirety by reference to the 2023 Plan.
Purpose.   The purpose of the 2023 Plan is to enable the Company to remain competitive and innovative in our ability to attract and retain the services of key employees, key contractors, and outside directors of the Company and our subsidiaries. The 2023 Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards which may be granted singly, in combination, or in tandem, and which may be paid in cash, shares of common stock, or a combination of cash and shares of common stock. The 2023 Plan is expected to provide flexibility to our compensation methods in order to adapt the compensation of our employees, contractors, and outside directors to a changing business environment, after giving due consideration to competitive conditions and the impact of federal tax laws.
Effective Date and Expiration.   The 2023 Plan will become effective on the Effective Date, and will terminate on the tenth anniversary of the Effective Date. No award may be made under the 2023 Plan after its termination date, but awards made prior thereto may extend beyond that date.
Share Authorization.   Subject to certain adjustments, the maximum number of shares of our common stock that may be delivered pursuant to awards under the 2023 Plan is 4,700,000, subject to increase by any awards under Prior Plan (the “Prior Plan Awards”) (i) that are outstanding on the Effective Date, and that, on or after the Effective Date, are forfeited, expire or are canceled; and (ii) any shares subject to awards relating to our common stock under the Prior Plan that are settled in cash on or after the Effective Date, but solely to the extent that such awards, by their terms, could have been settled in common stock. One hundred percent (100%) of the shares authorized for issuance under the 2023 Plan may be delivered pursuant to incentive stock options. In addition, no outside director may be granted any award or awards denominated in shares that exceed in the aggregate $130,000 in fair market value (such fair market value computed as of the date of grant) in any calendar year period. However, the foregoing limit shall not apply to any Award made pursuant to deferred compensation arrangements in lieu of all or a portion of cash retainers. The 2023 Plan also provides that no more than 5% of the shares of common stock that may be issued pursuant to an award under the 2023 Plan may be designated as “Exempt Shares” (as defined in the 2023 Plan). The Committee has greater flexibility to accelerate the vesting for shares designated as Exempt Shares.
Shares to be issued may be made available from our authorized but unissued shares of common stock, shares held by the Company in its treasury, or shares purchased by the Company on the open market or otherwise. During the term of the 2023 Plan, we will at all times reserve and keep enough shares available to satisfy the requirements of the 2023 Plan. If an award under the 2023 Plan or any Prior Plan Award is cancelled, forfeited, or expires, in whole or in part, the shares subject to such forfeited, expired, or cancelled award may again be awarded under the 2023 Plan. Awards that may be satisfied either by the issuance of common stock or by cash or other consideration shall be counted against the maximum number of shares that may be issued under the 2023 Plan only during the period that the award is outstanding or to the extent the award is ultimately satisfied by the issuance of shares. Shares of common stock otherwise deliverable pursuant to an award that are withheld upon exercise or vesting of an award for purposes of paying the exercise price or tax withholdings shall be treated as delivered to the participant and shall be counted against the maximum number of shares of common stock that may be issued under the 2023 Plan. An award will not reduce the number of shares that may be issued pursuant to the 2023 Plan if the settlement of the award will not require the issuance of shares, as, for example, a stock appreciation right that can be satisfied only by the payment of cash. Only shares forfeited back to the Company or shares cancelled on account of termination, expiration, or lapse of an award shall again be available for grant of incentive stock options under the 2023

2023 PROXY STATEMENT	53

Plan, but shall not increase the maximum number of shares described above as the maximum number of shares that may be delivered pursuant to incentive stock options.
Administration.   The 2023 Plan will be administered by the Compensation and Talent Management Committee of our board of directors (the “Committee”). At any time there is no Committee to administer the 2023 Plan, any reference to the Committee is a reference to our board of directors. The Committee will determine the persons to whom awards are to be made, determine the type, size, and terms of awards, interpret the 2023 Plan and award agreements granted thereunder, establish and revise rules, regulations, and sub-plans (including sub-plans for awards made to participants who are not resident in the United States) relating to the 2023 Plan and make any other determinations that it believes necessary for the administration of the 2023 Plan. To assure the viability of awards granted to participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the 2023 Plan as the Committee determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Committee approves for purposes of using the 2023 Plan in a foreign country will not affect the terms of the 2023 Plan for any other country. The Committee may delegate certain duties to one or more officers of the Company as provided in the 2023 Plan.
Eligibility.   Employees (including any employee who is also a director or an officer), contractors, and outside directors of the Company whose judgment, initiative, and efforts contributed to or may be expected to contribute to the successful performance of the Company are eligible to participate in the 2023 Plan. As of March 29, 2023, there were approximately 6,800 employees, 7 directors, and 100 contractors who would be eligible for awards under the 2023 Plan.
Stock Options.   The Committee may grant either incentive stock options (“ISOs”) qualifying under Section 422 of the Code or nonqualified stock options, provided that only employees of the Company and its subsidiaries (excluding subsidiaries that are not corporations) are eligible to receive ISOs. For purposes of clarity, employees of Fossil Partners, L.P., outside directors and independent contractors are not eligible to receive ISOs. Stock options may not be granted with an option price less than 100% of the fair market value of a share of common stock on the date the stock option is granted. If an ISO is granted to an employee who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company (or any parent or subsidiary), the option price shall be at least 110% of the fair market value of a share of common stock on the date of grant. No dividends or dividend equivalent rights may be paid or granted with respect to any stock option granted under the 2023 Plan. The Committee will determine the terms of each stock option at the time of grant, including without limitation, the methods by or forms in which shares will be delivered to participants. The maximum term of each option, the times at which each option will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment or service generally are fixed by the Committee, except that the Committee may not grant stock options with a term exceeding ten years, or in the case of an ISO granted to an employee who owns or is deemed to own 10% or more of the combined voting power of all classes of our stock (or any parent or subsidiary), a term exceeding five years.
Recipients of stock options may pay the option price (i) in cash, check, bank draft, or money order payable to the order of the Company and in U.S. dollars; (ii) by delivering to us shares of our common stock (including restricted stock) already owned by the participant having a fair market value equal to the aggregate option price; (iii) by delivering to us or our designated agent (including by FAX or electronic transmission) an executed irrevocable option exercise form (or, to the extent permitted by the Company, exercise instructions that may be communicated in writing, telephonically, or electronically) together with irrevocable instructions from the participant to a broker or dealer, reasonably acceptable to us, to sell certain of the shares purchased upon the exercise of the option or to pledge such shares to the broker as collateral for a loan from the broker and to deliver to us the amount of sale or loan proceeds necessary to pay the purchase price; and/or (iv) by any other form of valid consideration that is acceptable to the Committee in its sole discretion.
Stock Appreciation Rights.   The Committee is authorized to grant stock appreciation rights (“SARs”) as a stand-alone award, or freestanding SARs, or in conjunction with options granted under the 2023 Plan, or tandem SARs. SARs entitle a participant to receive an amount, in cash and/or common stock, equal to the excess of the fair market value of a share

54	WWW.FOSSILGROUP.COM

PROPOSAL 4: APPROVAL OF THE FOSSIL GROUP, INC. 2023 LONG-TERM INCENTIVE PLAN
of common stock on the date of exercise (or, as provided in the award agreement, converted) over the fair market value of a share of common stock on the date of grant. The grant price of a SAR cannot be less than 100% of the fair market value of a share on the date of grant. The Committee will determine the terms of each SAR at the time of the grant, including without limitation, the methods by or forms in which shares will be delivered to participants. The maximum term of each SAR, the times at which each SAR will be exercisable, and provisions requiring forfeiture of unexercised SARs at or following termination of employment or service generally are fixed by the Committee, except that no freestanding SAR may have a term exceeding ten years and no tandem SAR may have a term exceeding the term of the option granted in conjunction with the tandem SAR. The Committee, in its sole discretion, may place a ceiling on the amount payable upon exercise of a SAR, but any such limitation shall be specified at the time that the SAR is granted. No dividends or dividend equivalent rights may be paid or granted with respect to any SAR granted under the 2023 Plan.
Restricted Stock and Restricted Stock Units.   The Committee is authorized to grant restricted stock and restricted stock units. Restricted stock consists of shares of common stock that may not be sold, transferred, pledged, assigned, or otherwise disposed of, and that may be forfeited in the event of certain terminations of employment or service prior to the end of a restricted period as specified by the Committee. Restricted stock units are the right to receive shares of common stock at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the Committee, which include substantial risk of forfeiture and restrictions on their sale or other transfer by the participant. The Committee determines the eligible participants to whom, and the time or times at which, grants of restricted stock or restricted stock units will be made, the number of shares or units to be granted, the price to be paid, if any, the time or times within which the shares covered by such grants will be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants. Restrictions or conditions could include, but are not limited to, the attainment of performance goals (as described below), continuous service with us, the passage of time, or other restrictions and conditions. The value of restricted stock units may be paid in shares of common stock, cash, or a combination of both, as determined by the Committee.
Dividend Equivalent Rights.   The Committee is authorized to grant a dividend equivalent right to any participant, either as a component of another award or as a separate award, conferring on participants the right to receive credits based on the cash dividends that would have been paid on the shares of our common stock specified in the award if such shares were held by the participant to whom the award is made. The terms and conditions of the dividend equivalent right shall be specified by the grant. Dividend equivalents credited to the holder of a dividend equivalent right shall be paid only as the applicable Award vests or may be deemed to be reinvested in additional shares (which may thereafter accrue additional dividend equivalents), which shares of common stock shall be subject to the same vesting conditions as the Award to which they relate. Any such reinvestment shall be at the fair market value at the time thereof. A dividend equivalent right may be settled in cash, shares, or a combination thereof in a single payment or in installments.
Performance Awards.   The Committee may grant performance awards payable in cash, shares of common stock, or other consideration, or a combination thereof, at the end of a specified performance period. Payment will be contingent upon achieving pre-established performance goals (as described below) by the end of the performance period. The Committee will determine the length of the performance period, the maximum payment value of an award, and the minimum performance goals required before payment will be made, so long as such provisions are not inconsistent with the terms of the 2023 Plan, and to the extent an award is subject to Section 409A of the Code, are in compliance with the applicable requirements of Section 409A of the Code and any applicable regulations or guidance. If the Committee determines, in its sole discretion, that the established performance measures or objectives are no longer suitable because of a change in our business, operations, corporate structure, or for other reasons that the Committee deems satisfactory, the Committee may modify the performance measures or objectives and/or the performance period.
Performance Goals.   Awards (whether relating to cash or shares of common stock) under the 2023 Plan may be made subject to the attainment of performance goals relating to one or more business criteria which may consist of one or more, or any combination of, the following criteria (“Performance Criteria”): operating income; net income; cash flow; cost; revenues, revenue growth, revenue ratios; sales; ratio of debt

2023 PROXY STATEMENT	55

to debt plus equity; net borrowing, credit quality or debt ratings; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization or other measures of cash flow; gross margin; operating margins; earnings per share (whether on a pre-tax, after-tax, operational or other basis); operating earnings; capital expenditures; aggregate product price and other product measures; expenses or cost levels; economic value added; ratio of operating earnings to capital spending or any other operating ratios; free cash flow; operating profit; net profit; net sales or changes in net sales; net earnings; growth in operating earnings or growth in earnings per share; value of assets; net asset value per share; the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; sales growth; price of the Company’s common stock, stockholder value, or total market value; return on net assets, return on invested capital or other return measures, including return or net return on working assets, equity, capital, or net sales; market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas; inventory and/or receivables control, inventory levels, inventory turn or shrinkage; total return to stockholders, stockholders return based on growth measures or the attainment by the shares of a specified value for a specified period of time, share price or share price appreciation; reduction of losses, loss ratios or expense ratios; reduction in fixed assets; operating cost management; management of capital structure; debt reduction; productivity improvements; satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures; customer satisfaction based on specified objective goals or a Company-sponsored customer survey; customer growth; employee diversity goals; employee turnover; specified objective social goals; safety record; or store sales or productivity or any other criteria determined by the Committee. Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index. Any Performance Criteria may include or exclude (i) events that are of an unusual nature or indicate infrequency of occurrence, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, (iv) the effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases, or (v) other similar occurrences. In all other respects, Performance Criteria shall be calculated in accordance with our financial statements, under generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an award, which is consistently applied and identified in the audited financial statements, including footnotes, or the Compensation Discussion and Analysis section of the Company’s annual report.
Other Awards.   The Committee may grant other forms of awards based upon, payable in, or otherwise related to, in whole or in part, shares of our common stock, if the Committee determines that such other form of award is consistent with the purpose and restrictions of the 2023 Plan. The terms and conditions of such other form of award shall be specified by the grant. Such other awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant.
Automatic Outside Director Awards.   The 2023 Plan provides for automatic grants of restricted stock units, valued at $130,000, to our outside directors on the date of the Company’s annual stockholders meetings, so long as such outside director has not suffered a termination of service as an outside director prior to such date. In addition, each individual who first becomes an outside director (other than at any annual stockholders meeting), shall automatically be granted, as of the effective date of his or her appointment as an outside director, a portion of the restricted stock units that would have been granted to such individual if he or she had been elected as an outside director during the immediately preceding annual stockholders meeting, pro-rated based on the number of days between the date such individual first became an outside director and the date that is one year from the date of the immediately preceding annual stockholders meeting. Automatic awards of restricted stock units to outside directors become 100% fully vested as follows: (i) for grants made on the date of an annual stockholders meeting, on the earlier of the first anniversary of the date of grant or the first annual stockholders meeting following the date of grant that is held at least 50 weeks following the date of grant, and (ii) for grants made to an individual first appointed as an outside director other than on the date of an annual stockholders meeting, one year from the date of grant, in either case, provided the outside director is providing services to the Company or a subsidiary on such vesting date. Notwithstanding the foregoing, in the event of an outside director’s termination of service due to his or her death, all

56	WWW.FOSSILGROUP.COM

PROPOSAL 4: APPROVAL OF THE FOSSIL GROUP, INC. 2023 LONG-TERM INCENTIVE PLAN
unvested restricted stock units shall immediately become 100% fully vested and convertible into shares of common stock.
Repricing of Stock Options or SARs Not Permitted.   The Committee may not, without approval of our stockholders, “reprice” any stock option or SAR. For purposes of the 2023 Plan, “reprice” means any of the following or any other action that has the same effect as any of the following: (i) amending a stock option or SAR to reduce its exercise price or base price; (ii) canceling a stock option or SAR at a time when its exercise price or base price exceeds the fair market value of a share of our common stock in exchange for cash or a stock option, SAR, award of restricted stock, or other equity award with an exercise price or base price less than the exercise price or base price of the original stock option or SAR; or (iii) taking any other action that is treated as a repricing under generally accepted accounting principles, provided that nothing shall prevent the Committee from (x) making adjustments to awards upon changes in capitalization; (y) exchanging or cancelling awards upon a merger, consolidation, or recapitalization; or (z) substituting awards for awards granted by other entities, to the extent permitted by the 2023 Plan.
Vesting, Forfeiture, Assignment.   The Committee, in its sole discretion, shall establish the vesting terms applicable to an award, provided that any such vesting terms shall not be inconsistent with the terms of the 2023 Plan. Except as otherwise provided in the 2023 Plan, no award (nor any portion of an award, even on a pro rata basis) that would result in the issuance of our common stock may vest earlier than one year after the date of grant (other than substitute awards) other than in the event of a participant’s death, total and permanent disability, or the occurrence of a change in control. Notwithstanding the foregoing, the Committee may, in its sole discretion, grant awards with more favorable vesting provisions than set forth in the 2023 Plan, or accelerate the vesting or waive the restriction period for awards at any time, provided that the shares of our common stock subject to such awards shall be “Exempt Shares” (as defined in the 2023 Plan). The number of Exempt Shares is limited to 5% of the number of shares available for issuance under the 2023 Plan.
The Committee may impose on any award at the time of grant or thereafter, such additional terms and conditions as the Committee determines, including, without limitation, terms requiring forfeiture of awards in the event of a participant’s termination of service. The Committee will specify the circumstances on which performance awards may be forfeited in the event of a termination of service by a participant prior to the end of a performance period or settlement of awards. Except as otherwise determined by the Committee, restricted stock will be forfeited upon a participant’s termination of service during the applicable restriction period.
Awards granted under the 2023 Plan generally are not assignable or transferable except by will or by the laws of descent and distribution, except that the Committee may, in its discretion and pursuant to the terms of an award agreement, permit certain transfers of an award (other than an incentive stock option) to (i) the spouse, former spouse, children, or grandchildren of the participant (“Immediate Family Members”); (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members; (iii) a partnership in which the only partners are (1) such Immediate Family Members and/or (2) entities which are controlled by Immediate Family Members; (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision; or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that (x) there shall be no consideration for any such transfer, (y) the applicable award agreement pursuant to which such award is granted must be approved by the Committee and must expressly provide for such transferability, and (z) subsequent transfers of transferred awards shall be prohibited except those by will or the laws of descent and distribution.
Adjustments Upon Changes in Capitalization.   In the event that any dividend or other distribution (whether in the form of cash, common stock, other securities, or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of shares of common stock or other securities of the Company, issuance of warrants or other rights to purchase shares of common stock or other securities of the Company, or other similar corporate transaction or event affects the fair value of an award, then the Committee shall adjust any or all of the following so that the fair value of the award immediately after the transaction or event is equal to the fair value of the award immediately prior to the transaction or event: (i) the number of shares and type of common stock (or the securities or property) which thereafter may be made the subject of

2023 PROXY STATEMENT	57

awards; (ii) the number of shares and type of common stock (or other securities or property) subject to outstanding awards; (iii) the option price of each outstanding award; (iv) the amount, if any, we pay for forfeited shares in accordance with the terms of the 2023 Plan; and (v) the number of or exercise price of shares then subject to outstanding SARs previously granted and unexercised under the 2023 Plan to the end that the same proportion of our issued and outstanding shares common stock in each instance shall remain subject to exercise at the same aggregate exercise price; provided however, that the number of shares of common stock (or other securities or property) subject to any award shall always be a whole number. Notwithstanding the foregoing, no such adjustment shall be made or authorized to the extent that such adjustment would cause the 2023 Plan or any stock option to violate Section 422 of the Code or Section 409A of the Code. All such adjustments must be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which we are subject.
Amendment or Discontinuance of the 2023 Plan.   The board of directors may at any time and from time to time, without the consent of the participants, alter, amend, revise, suspend, or discontinue the 2023 Plan in whole or in part, except, that no amendment for which stockholder approval is required either (i) by any securities exchange or inter-dealer quotation system on which the common stock is listed or traded, or (ii) in order for the 2023 Plan and incentives awarded under the 2023 Plan to continue to comply with Sections 421 and 422 of the Code, including any successors to such Sections, or other applicable law, shall be effective unless such amendment is approved by the requisite vote of our stockholders entitled to vote thereon. In addition, no amendment to the 2023 Plan that increases the benefits accrued to participants, increases the maximum number of shares of common stock that may be issued under the 2023 Plan, reprices any stock options, or modifies the requirements for participation in the 2023 Plan shall be effective unless such amendment is approved by the stockholders of the Company entitled to vote thereon in the manner set forth in the Company’s articles of incorporation and bylaws. Any amendments made shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding awards theretofore granted under the 2023 Plan, notwithstanding any contrary provisions contained in any award agreement. In the event of any such amendment to the 2023 Plan, the holder of any award outstanding under the 2023 Plan shall, upon request of the
Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any award agreement relating thereto. Notwithstanding anything contained in the 2023 Plan to the contrary, unless required by law, no action regarding amendment or discontinuance of the 2023 Plan shall adversely affect any rights of participants or obligations of the Company to participants with respect to any awards granted under the 2023 Plan without the consent of the affected participant.
Federal Income Tax Consequences
The following is a brief summary of certain federal income tax consequences relating to the transactions described under the 2023 Plan as set forth below. This summary does not purport to address all aspects of federal income taxation and does not describe state, local, or foreign tax consequences. This discussion is based upon provisions of the Code and the Treasury Regulations issued thereunder, and judicial and administrative interpretations under the Code and Treasury Regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.
Law Affecting Deferred Compensation.   In 2004, Section 409A was added to the Code to regulate all types of deferred compensation. If the requirements of Section 409A of the Code are not satisfied, deferred compensation and earnings thereon will be subject to tax as it vests, plus an interest charge at the underpayment rate plus 1% and a 20% penalty tax. Certain performance awards, stock options, SARs, restricted stock units, and certain types of restricted stock are subject to Section 409A of the Code.
Incentive Stock Options.   A participant will not recognize income at the time an ISO is granted. When a participant exercises an ISO, a participant also generally will not be required to recognize income (either as ordinary income or capital gain). However, to the extent that the fair market value (determined as of the date of grant) of the shares with respect to which the participant’s ISOs are exercisable for the first time during any year exceeds $100,000, the ISOs for the shares over $100,000 will be treated as nonqualified stock options, and not ISOs, for federal tax purposes, and the participant will recognize income as if the ISOs were nonqualified stock options. In addition to the foregoing, if the fair market value of the shares received upon exercise of an ISO exceeds the exercise price, then the excess may be

58	WWW.FOSSILGROUP.COM

PROPOSAL 4: APPROVAL OF THE FOSSIL GROUP, INC. 2023 LONG-TERM INCENTIVE PLAN
deemed a tax preference adjustment for purposes of the federal alternative minimum tax calculation. The federal alternative minimum tax may produce significant tax repercussions depending upon the participant’s particular tax status.
The tax treatment of any shares acquired by exercise of an ISO will depend upon whether the participant disposes of his or her shares prior to two years after the date the ISO was granted or one year after the shares were transferred to the participant (referred to as the “Holding Period”). If a participant disposes of shares acquired by exercise of an ISO after the expiration of the Holding Period, any amount received in excess of the participant’s tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the shares. If the amount received is less than the participant’s tax basis for such shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the shares.
If the participant disposes of shares acquired by exercise of an ISO prior to the expiration of the Holding Period, the disposition will be considered a “disqualifying disposition.” If the amount received for the shares is greater than the fair market value of the shares on the exercise date, then the difference between the ISO’s exercise price and the fair market value of the shares at the time of exercise will be treated as ordinary income for the tax year in which the “disqualifying disposition” occurs. The participant’s basis in the shares will be increased by an amount equal to the amount treated as ordinary income due to such “disqualifying disposition.” In addition, the amount received in such “disqualifying disposition” over the participant’s increased basis in the shares will be treated as capital gain. However, if the price received for shares acquired by exercise of an ISO is less than the fair market value of the shares on the exercise date and the disposition is a transaction in which the participant sustains a loss which otherwise would be recognizable under the Code, then the amount of ordinary income that the participant will recognize is the excess, if any, of the amount realized on the “disqualifying disposition” over the basis of the shares.
Nonqualified Stock Options.   A participant generally will not recognize income at the time a nonqualified stock option is granted. When a participant exercises a nonqualified stock option, the difference between the option price and any higher market value of the shares of common stock on the date of exercise will be treated as compensation taxable as ordinary income to the participant. The participant’s tax basis for the shares acquired under a nonqualified stock option will be equal to the option price paid for such shares, plus any amounts included in the participant’s income as compensation. When a participant disposes of shares acquired by exercise of a nonqualified stock option, any amount received in excess of the participant’s tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the shares. If the amount received is less than the participant’s tax basis for such shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the shares.
Special Rule if Option Price is Paid for in Shares.   If a participant pays the option price of a nonqualified stock option with previously-owned shares of our common stock and the transaction is not a disqualifying disposition of shares previously acquired under an ISO, the shares received equal to the number of shares surrendered are treated as having been received in a tax-free exchange. The participant’s tax basis and holding period for these shares received will be equal to the participant’s tax basis and holding period for the shares surrendered. The shares received in excess of the number of shares surrendered will be treated as compensation taxable as ordinary income to the participant to the extent of such shares’ fair market value. The participant’s tax basis in such shares will be equal to their fair market value on the date of exercise, and the participant’s holding period for such shares will begin on the date of exercise.
If the use of previously acquired shares to pay the exercise price of a nonqualified stock option constitutes a disqualifying disposition of shares previously acquired under an ISO, the participant will have ordinary income as a result of the disqualifying disposition in an amount equal to the excess of the fair market value of the shares surrendered, determined at the time such shares were originally acquired on exercise of the ISO, over the aggregate option price paid for such shares. As discussed above, a disqualifying disposition of shares previously acquired under an ISO occurs when the participant disposes of such shares before the end of the Holding Period. The other tax results from paying the exercise price with previously-owned shares are as described above, except that the participant’s tax basis in the shares that are treated as having been received in a tax-free exchange will be

2023 PROXY STATEMENT	59

increased by the amount of ordinary income recognized by the participant as a result of the disqualifying disposition.
Restricted Stock.   A participant who receives a grant of restricted stock generally will recognize as ordinary income the excess, if any, of the fair market value of the shares granted as restricted stock at such time as the shares are no longer subject to forfeiture or restrictions, over the amount paid, if any, by the participant for such shares. However, a participant who receives restricted stock may make an election under Section 83(b) of the Code within 30 days of the date of transfer of the shares to recognize ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the restrictions on such shares) over the purchase price, if any, of such shares. If a participant does not make an election under Section 83(b) of the Code, then the participant will recognize as ordinary income any dividends received with respect to such shares. At the time of the sale of such shares, any gain or loss realized by the participant will be treated as either short-term or long-term capital gain (or loss) depending on the holding period. For purposes of determining any gain or loss realized, the participant’s tax basis will be the amount previously taxable as ordinary income, plus the purchase price paid by the participant, if any, for such shares.
Stock Appreciation Rights.   Generally, a participant who receives a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted, provided that the SAR is exempt from or complies with Section 409A of the Code. If an employee receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the recipient at the time it is received. If a recipient receives the appreciation inherent in the SARs in stock, the spread between the then current market value and the grant price, if any, will be taxed as ordinary income to the employee at the time it is received. In general, there will be no federal income tax deduction allowed to us upon the grant or termination of SARs. However, upon the exercise of a SAR, we will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the exercise.
Other Awards.   In the case of an award of restricted stock units, performance awards, dividend equivalent rights, or other stock or cash awards, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery, provided that the award is exempt from or complies with Section 409A of the Code. In that taxable year, we will receive a federal income tax deduction in an amount equal to the ordinary income that the participant has recognized.
Federal Tax Withholding.   Any ordinary income realized by a participant upon the exercise of an award under the 2023 Plan is subject to withholding of federal, state, and local income tax and to withholding of the participant’s share of tax under the Federal Insurance Contribution Act and the Federal Unemployment Tax Act. To satisfy federal income tax withholding requirements, we will have the right to require that, as a condition to the registration of the shares in the participant’s name or, if requested by the participant in writing in accordance with the terms of the 2023 Plan, to the delivery of any certificate for shares of common stock, the participant remit to us an amount sufficient to satisfy the withholding requirements. Such payment may be made (i) by the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the Company; (ii) if the Company, in its sole discretion, so consents in writing, the actual delivery by the participant to the Company of shares of common stock, which shares so delivered have an aggregate fair market value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the Company; (iii) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered upon the exercise of a stock option, which shares so withheld have an aggregate fair market value that equals or exceeds the required tax withholding obligations of the Company; or (iv) any combination of (i), (ii), or (iii). To the extent the number of shares delivered in satisfaction of the tax withholding requirements exceeds the required tax withholding due, the Company shall make a cash payment to the participant equal to the excess amount as soon as administratively practicable thereafter.
Withholding does not represent an increase in the participant’s total income tax obligation, since it is fully credited toward his or her tax liability for the year. Additionally, withholding does not affect the participant’s tax basis in the shares. Compensation income realized and tax withheld will be reflected on Forms W-2 supplied by us to employees by January 31 of the succeeding year. Deferred compensation that is subject to Section 409A of the Code will be subject to certain federal income tax withholding and reporting requirements.

60	WWW.FOSSILGROUP.COM

PROPOSAL 4: APPROVAL OF THE FOSSIL GROUP, INC. 2023 LONG-TERM INCENTIVE PLAN
Tax Consequences to the Company.   To the extent that a participant recognizes ordinary income in the circumstances described above, we will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code, and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code.
Million Dollar Deduction Limit and Other Tax Matters.   The Company may not deduct compensation of more than $1,000,000 that is paid to “covered employees” (as defined in Section 162(m) of the Code), which include an individual (or, in certain circumstances, his or her beneficiaries) who, at any time during the taxable year, is the Company’s principal executive officer, principal financial officer, an individual who is among the three highest compensated officers for the taxable year (other than an individual who was either the Company’s principal executive officer or its principal financial officer at any time during the taxable year), or anyone who was a covered employee for purposes of Section 162(m) of the Code for any tax year beginning on or after January 1, 2017. This limitation on deductions only applies to compensation paid by a publicly-traded corporation (and not compensation paid by non-corporate entities) and may not apply to certain types of compensation, such as qualified performance-based compensation, that is payable pursuant to a written, binding contract (such as an award agreement corresponding to a Prior Plan Award or an award granted under the 2023 Plan) that was in place as of November 2, 2017, so long as the contract is not materially modified after that date. To the extent that compensation is payable pursuant to a Prior Plan Award granted on or before November 2, 2017, and if the Company determines that Section 162(m) of the Code will apply to any such awards, the Company intends that the terms of those awards will not be materially modified and will be constructed so as to constitute qualified performance-based compensation and, as such, will be exempt from the $1,000,000 limitation on deductible compensation.
If an individual’s rights under the 2023 Plan are accelerated as a result of a change in control and the individual is a “disqualified individual” under Section 280G of the Code, the value of any such accelerated rights received by such individual may be included in determining whether or not such individual has received an “excess parachute payment” under Section 280G of the Code, which could result in (i) the imposition of a 20% federal excise tax (in addition to federal income tax) payable by the individual on the value of such accelerated rights; and (ii) the loss by us of a compensation deduction.
New Plan Benefits
We cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to eligible participants under the 2023 Plan because the grant of awards and terms of such awards are to be determined in the sole discretion of the Committee.
The market value of our common stock is $3.18 per share based on the closing price of our common stock on March 29, 2023.
Vote Required
The affirmative vote of the holders of a majority of the shares of our voting securities represented in person or by proxy at the Annual Meeting entitled to vote on such proposal that vote for or against such proposal is required for the approval of the 2023 Plan. All members of the Board of Directors are eligible for awards under the 2023 Plan and thus, have a personal interest in approval of the 2023 Plan.

The Board of Directors recommends a vote “FOR” the 2023 Plan.
2023 PROXY STATEMENT	61

PROPOSAL 5: APPROVAL TO AMEND OUR CERTIFICATE OF INCORPORATION TO PERMIT EXCULPATION OF OFFICERS
Background
The State of Delaware, which is the Company’s state of incorporation, recently enacted legislation that enables Delaware corporations to limit the liability of certain corporate officers in limited circumstances under Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”). Prior to such legislation, Delaware law permitted Delaware corporations to exculpate directors from personal liability for monetary damages associated with breaches of the duty of care; however, that protection did not extend to a Delaware corporation’s officers. In light of this legislative update, which went into effect in August 2022, we are proposing to amend the Company’s Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to add a provision exculpating certain of the Company’s officers from liability in specific circumstances, as now permitted by Delaware law (the “Exculpation Amendment”).
The new Delaware legislation permits, and the proposed Exculpation Amendment would permit, exculpation only for direct claims brought by stockholders for breach of an eligible officer’s fiduciary duty of care, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation. Furthermore, the limitation on liability would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit.
The Board has unanimously approved the Exculpation Amendment, subject to stockholder approval. The Board has unanimously determined that the Exculpation Amendment is advisable and in the best interests of the Company and our stockholders, and, in accordance with the DGCL, hereby seeks approval of the Exculpation Amendment by our stockholders.
Reasons for the Exculpation Amendment
Our Board, upon the unanimous recommendation of our Nominating and Corporate Governance Committee, desires to amend the Certificate of Incorporation and is recommending adoption of the Exculpation Amendment in order to maintain charter provisions in a manner consistent with the DGCL. In addition, our Board believes that amending the Certificate of Incorporation to add the authorized liability protection for certain officers of the Company is necessary in order to attract and retain experienced and qualified officers and would potentially reduce litigation costs associated with frivolous lawsuits. Our Board also has determined that the proposed provision would not negatively impact stockholder rights.
For the reasons stated above, and in light of the narrow class and type of claims for which officers’ liability would be exculpated, our Board unanimously determined that the Exculpation Amendment is advisable and in the best interests of the Company and its stockholders. The Board further approved the proposed Exculpation Amendment and directed that it be considered at the Annual Meeting.
Proposed Exculpation Amendment
The board of directors is asking our stockholders to approve the Exculpation Amendment, which, upon approval, would amend and restate, in its entirety, Article VI of the Certificate of Incorporation to read as follows:
ARTICLE VI
To the fullest extent permitted by the DGCL, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer (as the case may be), except to the extent such an exemption from liability or limitation thereof is not permitted under the DGCL. If the DGCL is amended after the date of filing of this Certificate of Incorporation to authorize any corporate action which further eliminates or limits the personal liability of directors or officers (as the case may be), then the liability of a director or officer (as the case may be) of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the DGCL as amended. Any repeal or modification of this Article VI by the stockholders of the

62	WWW.FOSSILGROUP.COM

PROPOSAL 5: APPROVAL TO AMEND OUR CERTIFICATE OF INCORPORATION TO PERMIT EXCULPATION OF OFFICERS
Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation existing at the time of such repeal or modification.
Effectiveness of the Exculpation Amendment
If the Exculpation Amendment is approved by our stockholders, the Exculpation Amendment will become effective upon the filing of a Certificate of Amendment with the Delaware Secretary of State, which filing is expected to occur as soon as reasonably practicable after the Annual Meeting. If the Exculpation Amendment is not approved by our stockholders, the Certificate of Incorporation will not be amended, and no exculpation will be provided for our officers.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE EXCULPATION AMENDMENT.
2023 PROXY STATEMENT	63

PROPOSAL 6: RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
The Company’s independent registered public accounting firm for the fiscal year ended December 31, 2022 was Deloitte & Touche LLP. It is expected that one or more representatives of such firm will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. The Audit Committee has selected the firm of Deloitte & Touche LLP as the Company’s principal independent registered public accounting firm for the fiscal year ending December 30, 2023. Stockholder ratification of the appointment is not required under the laws of the State of Delaware, but the Board has decided to ascertain the position of the stockholders on the appointment. The Audit Committee will reconsider the appointment if it is not ratified. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee feels that such a change would be in the Company’s and its stockholders’ best interests. The affirmative vote of a majority of the shares present in person or by proxy, and entitled to vote on the subject matter at the Annual Meeting is required for ratification.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
The following table summarizes the aggregate fees (excluding value added taxes) incurred by the Company and its subsidiaries for work performed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”) for the fiscal years ended December 31, 2022 and January 1, 2022, respectively:
	Fiscal Year 2022	Fiscal Year 2021
Audit Fees (1)	$3,155,850	$3,256,528
Audit-Related Fees (2)	$112,270	$114,606
Tax Fees (3)	$290,561	$193,330
Other fees (4)	$163,105	—
Total Fees	$3,721,786	$3,564,464

(1)
Audit services billed consisted of the audits of the Company’s annual consolidated financial statements, audits of internal control over financial reporting, reviews of the Company’s quarterly condensed consolidated financial statements, any statutory audits performed, including engagement related expenses. Fees for 2021 include fees and expenses pertaining to the Company’s senior notes offering in 2021.

(2)
Benefit plan audits, agreed upon procedures and license compliance examination.

(3)
Tax return preparation and consultation.

(4)
Consists of all other non-audit related fees, including advisory services relating to the Company’s adoption of ESG reporting requirements.

In considering the nature of the services provided by Deloitte, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Deloitte and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act, as well as the American Institute of Certified Public Accountants.
The Audit Committee’s Policies and Procedures for the Engagement of the Principal Outside Auditing Firm provides for pre-approval of all audit, audit-related, tax and other permissible non-audit services provided by our principal independent registered public accounting firm on an annual basis and individual engagements as needed. The policy also requires additional approval of any engagements that were previously approved but are anticipated to exceed pre-approved fee levels. The policy permits the Audit Committee chairperson to pre-approve principal independent registered public accounting firm services where the Company deems it necessary or advisable that such services commence prior to the next regularly scheduled Audit Committee meeting (provided that the Audit Committee chairperson must report to the full Audit Committee on any pre-approval determinations).
The Audit Committee approved all of the audit fees, audit-related fees, tax fees and other fees set forth in the table.

64	WWW.FOSSILGROUP.COM

PROPOSAL 6: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors unanimously recommends
that the stockholders vote “FOR” the ratification
of the appointment of Deloitte & Touche LLP as the
company’s independent registered public accounting
firm for the fiscal year ending December 30, 2023

2023 PROXY STATEMENT	65

DATE FOR RECEIPT OF STOCKHOLDER PROPOSALS
Stockholder proposals, including nominations for persons for election to the Board, to be included in the proxy statement for the 2024 Annual Meeting of Stockholders must be received by the Company at its principal executive offices on or before December 15, 2023 for inclusion in the Company’s proxy statement relating to that meeting. Stockholders wishing to submit proposals to be presented directly at the Annual Meeting instead of for inclusion in next year’s proxy statement must follow the submission criteria and deadlines set forth in our Bylaws. To be timely in connection with an annual meeting, a stockholder proposal must be received by the Company at its principal executive offices not before January 26, 2024 or after February 25, 2024. Stockholders who intend to solicit proxies in reliance on the SEC’s universal proxy rule for nominations for election to the Board submitted under the advance notice requirements of our Bylaws must comply with the additional requirements of Rule 14a-(b) of the Exchange Act. With respect to other stockholder proposals, management will be able to vote proxies in its discretion without advising stockholders in the 2024 proxy statement about the nature of the matter and how management intends to vote if notice of the proposal is not received by the Company at its principal executive offices before February 25, 2024.

ANNUAL REPORT
You may obtain a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 without charge by sending a written request to Fossil Group, Inc., 901 S. Central Expressway, Richardson, Texas 75080, Attn: Investor Relations. The Annual Report on Form 10-K is also available at www.fossilgroup.com.

OTHER BUSINESS
The Board is not aware of any other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy in accordance with applicable law and as they may deem appropriate in their discretion, unless directed by the proxy to do otherwise.
BY ORDER OF THE BOARD OF DIRECTORS
Randy S. Hyne
Vice President, General Counsel and Secretary

It is IMPORTANT that proxies be voted promptly. Stockholders who do not expect to attend the meeting and wish their stock to be voted are urged to vote by internet, phone or mail as described in the proxy card or proxy notice.

66	WWW.FOSSILGROUP.COM

Questions and Answers About the Annual Meeting
The executive offices of the Company are located at, and the mailing address of the Company is, 901 S. Central Expressway, Richardson, Texas 75080. Following are questions and answers regarding the Annual Meeting:

Why am I receiving this Proxy Statement?
You are receiving this Proxy Statement in connection with the solicitation of proxies by the Board to be voted at the Annual Meeting (and at any adjournment or postponement of the Annual Meeting), for the purposes set forth in the Annual Meeting Notice.

What is a proxy?
A proxy is your legal designation of another person to vote the stock you own. If you designate someone as your proxy in a written document, that document is also called a proxy (or proxy card). Randy S. Hyne and Heather Foster have been designated as proxies for the Annual Meeting.

Who is entitled to vote at the Annual Meeting?
Holders of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at the close of business on March 29, 2023, which is the date that the Board has designated as the record date for the Annual Meeting (the “Record Date”), are entitled to vote their shares at the Annual Meeting. As of the Record Date, there were 51,841,146 shares of Common Stock issued and outstanding. Each holder of Common Stock is entitled to one vote per share on all matters to be acted upon at the Annual Meeting, and neither the Company’s Third Amended and Restated Certificate of Incorporation, as amended (the “Charter”), nor its Fifth Amended and Restated Bylaws (the “Bylaws”), allow for cumulative voting.

How can I attend the Annual Meeting?
To attend the Annual Meeting virtually via the Internet, you must register on or before 11:59 p.m. ET on May 21, 2023 by visiting http://viewproxy.com/fossil/2023/, clicking “Virtual Meeting Registration” and following these registration instructions:
If you hold your shares in your name and have received a proxy card or notice or Proxy Notice, please click “Registration for Registered Holders” and enter your name, phone number and email address.
If you hold your shares through a bank or broker, please click “Registration for Beneficial Holders”, enter your name, phone number and email address, and click submit. Then please upload or email a copy of your legal proxy or proof of ownership that you have obtained from your bank or broker to virtualmeeting@viewproxy.com.
2023 PROXY STATEMENT	67

Upon completing your registration, you will receive an email once your submission has been confirmed along with the meeting password. You will need this password in order to attend the virtual Annual Meeting. In the confirmation email, beneficial holders will also receive their assigned control number if they have chosen the option to vote. Registered holders already have their control number on their Proxy Notice or proxy card. Participants are encouraged to visit the website in advance to test their systems for compatibility. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please email virtualmeeting@viewproxy.com or call 866-612-8937.

What am I voting on and what are the Board voting recommendations?
Proposal No.	Description	Board Voting Recommendations	Page
1	Election of Directors	FOR All Director Nominees	3
2	Advisory Vote to Approve the Compensation of our Named Executive Officers	FOR	50
3	Advisory Vote on Whether an Advisory Vote on Executive Compensation Should Be Held Every One, Two or Three Years	EVERY ONE YEAR	51
4	Approval of the Fossil Group, Inc. 2023 Long-Term Incentive Plan	FOR	52
5	Approval of the Amendment to the Certificate of Incorporation to permit exculpation of officers	FOR	62
6	Ratification of the Appointment of Independent Auditors	FOR	64

Can other matters be decided at the Annual Meeting?
Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Annual Meeting Notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the proxy holders appointed by our Board (who are named in the accompanying form of proxy) to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

How many shares must be present to hold the Annual Meeting?
The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote thereat, present in person or by proxy, may adjourn the Annual Meeting from time to time without notice or other announcement until a quorum is present or represented.
68	WWW.FOSSILGROUP.COM

Questions and Answers About the Annual Meeting
What is the procedure for voting?
You may vote by proxy or virtually at the Annual Meeting. We suggest that you vote by proxy even if you plan to attend the Annual Meeting virtually. If you are the stockholder of record, you can vote by proxy via the following ways:

INTERNET	TELEPHONE	MAIL
Vote your proxy on the Internet: Go to www.AALvote.com/FOSL Have your proxy card available when you access the above website. Follow prompts to vote your shares.	Vote your proxy by phone: Call 1-(866) 804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your proxy.	Vote your proxy by mail: Mark, sign and date your proxy card, then detach it, and return it in the postage-paid envelope provided.
If you are not the record holder of your shares of Common Stock, please follow the instructions provided by your broker, bank or other nominee.

Can I change my proxy vote?
Yes. If you are a registered stockholder, you can change your proxy vote or revoke your proxy at any time before the Annual Meeting by:
•
returning a signed proxy card with a later date;

•
authorizing a new vote electronically through the Internet or by telephone;

•
delivering a written revocation of your proxy to Randy S. Hyne, Vice President, General Counsel and Secretary, Fossil Group, Inc., 901 S. Central Expressway, Richardson, Texas 75080 before your original proxy is voted at the Annual Meeting; or

•
voting at the Annual Meeting.

If you are a beneficial owner of shares, you can submit new voting instructions by contacting your broker, bank or other nominee. You also can vote virtually at the Annual Meeting if you obtain a legal proxy from your bank, broker or other nominee (the registered stockholder) as described in the answer to the previous question.
Your virtual attendance at the Annual Meeting does not revoke your proxy. Unless you vote at the Annual Meeting, your last valid proxy prior to or at the Annual Meeting will be used to cast your vote.

What if I return my proxy card but do not provide voting instructions?
Proxies that are signed and returned but do not contain voting instructions will be voted:
•
FOR the election of the eight (8) director nominees listed in this Proxy Statement (Proposal 1);

•
FOR the advisory vote to approve the compensation of our Named Executive Officers (Proposal 2);

•
Every ONE YEAR as the frequency for holding the non-binding advisory vote regarding the compensation of the Company’s named executive officers (Proposal 3);

2023 PROXY STATEMENT	69

•
FOR the approval of the Fossil Group, Inc. 2023 Long-Term Incentive Plan (Proposal 4);

•
FOR the amendment to our Certificate of Incorporation to permit exculpation of officers (Proposal 5);

•
FOR the ratification of the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as independent auditors for the 2023 fiscal year (Proposal 6); and

•
In the judgment of the named proxy holders if any other matters are properly brought before the Annual Meeting.

Will my shares be voted if I don’t provide my proxy or instruction card?
Registered Stockholders
If your shares are registered in your name, your shares will not be voted unless you provide a proxy by Internet, by telephone, by mail, or vote virtually at the Annual Meeting.
Plan Participants
If you are a participant in our employee 401(k) plan and you do not provide timely directions to the plan trustee, shares allocated to your account(s) will be voted by the plan trustee depending on the terms of your plan and other legal requirements. You should contact your plan trustee for more information.
Beneficial Owners
Brokers who hold shares in street name for customers are required to vote shares in accordance with instructions received from the beneficial owners. Rule 2251 of the listing standards of the Nasdaq Stock Market (“Nasdaq”) restricts when brokers who are record holders of shares may exercise discretionary authority to vote those shares in the absence of instructions from beneficial owners. Brokers are not permitted to vote on non-discretionary items such as director elections, executive compensation and other significant matters without instructions from the beneficial owner. As a result, if you do not vote your proxy and your shares are held in street name, your brokerage firm may either vote your shares on discretionary matters, such as the ratification of the appointment of our independent registered public accounting firm (Proposal 6), or leave your shares unvoted. On non-discretionary matters, if the brokerage firm has not received voting instructions from you, the brokerage firm cannot vote your shares on that proposal, which is referred to as a “broker non-vote.”
Multiple Forms of Ownership
The Company cannot provide a single proxy or instruction card for stockholders who own shares in multiple forms as registered stockholders, plan participants or beneficial owners. As a result, if your shares are held in multiple types of accounts, you must submit your votes for each type of account in accordance with the instructions you receive for that account.

What is the vote required for each proposal?
Assuming the presence of a quorum, in an uncontested election of directors, the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting is required for the election of directors (Proposal 1). A “majority of the votes cast” means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. Votes cast shall exclude abstentions with respect to that director’s election. Pursuant to the Company’s Corporate Governance Guidelines, in an uncontested election of directors, any nominee for director who has a greater number of votes “against” his or her election than votes “for” such election (a “Majority Against Vote”) is required to promptly tender his or her resignation following certification of the stockholder vote. Thereafter the Nominating and Corporate Governance Committee will recommend to the Board whether to accept such resignation; however, if each member of the Nominating and Corporate Governance Committee received a Majority
70	WWW.FOSSILGROUP.COM

Questions and Answers About the Annual Meeting
Against Vote at the same election, then the independent directors who did not receive a Majority Against Vote shall appoint a committee among themselves and recommend to the Board whether to accept such resignations. The Board is required to act upon such recommendation(s) within 90 days following certification of the stockholder vote.
Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of Common Stock present, virtually or by proxy, and entitled to vote on Proposals 2, 4, and 6 is required to approve the compensation of the Company’s Named Executive Officers, to approve the Fossil Group, Inc. 2023 Long-Term Incentive Plan and to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, respectively. Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote on Proposal 5 is required to approve the amendment to the Certificate of Incorporation. For the advisory vote on how frequently our stockholders should vote on the compensation of our named executive officers under Proposal 3, the number of years (1, 2 or 3) that receives the highest number of votes will be deemed to be preferred by our stockholders.

When did the Company begin mailing the Proxy Notice and first make available the Proxy Statement and form of proxy to stockholders?
We began mailing the Proxy Notice, and first made available the Proxy Statement and the accompanying form of proxy to our stockholders, on or about April 12, 2023.

Who will count the votes?
An automated system administered by an independent third party tabulates the votes. The inspectors of election will tabulate votes cast at the Annual Meeting. Each proposal is tabulated separately.

What is the effect of an abstention?
A stockholder who abstains on some or all matters is considered present for purposes of determining if a quorum is present at the Annual Meeting, but an abstention is not counted as a vote cast. An abstention will have the effect of a vote against Proposals 2, 4, 5 and 6 and will have no effect with respect to Proposals 1 and 3.

What is the effect of a broker non-vote?
Votes withheld by brokers in the absence of voting instructions from a beneficial owner are referred to as “broker non-votes.” If a broker casts a vote on Proposal 6 (Ratification of Auditors), the vote will be included in determining whether a quorum exists for holding the meeting. The broker does not have authority to vote on the other proposals without directions from the beneficial owner. As a result, if the beneficial owner does not vote on Proposals 1, 2, 3, 4, or 5, there will be a “broker non-vote” on those items. The broker non-vote does not count as a vote cast for that proposal and will have no effect on Proposals 1, 2, 3 or 4 and will have the effect of a vote against Proposal 5. Thus, a broker non-vote on these proposals will not impact our ability to obtain a quorum, will not affect the outcome with respect to the election of directors and will not otherwise affect the outcome of the vote on a proposal.
2023 PROXY STATEMENT	71

Where can I find the voting results of the Annual Meeting?
The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspectors of election and disclosed by the Company in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

What is “householding” and how does it affect me?
With respect to eligible stockholders who share a single address, we are sending only one Proxy Statement, Annual Report or Proxy Notice to that address unless we received instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such address wishes to receive a separate Proxy Statement, Annual Report or Proxy Notice in the future, he or she may contact Investor Relations, Fossil Group, Inc., 901 S. Central Expressway, Richardson, Texas 75080 or call (972) 234-2525 and ask for Investor Relations. Eligible stockholders of record receiving multiple copies of our Proxy Statement, the Annual Report or the Proxy Notice can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker or other nominee can request householding by contacting the nominee.
We hereby undertake to deliver promptly, upon written or oral request, a copy of this Proxy Statement or Proxy Notice to a stockholder at a shared address to which a single copy of the document was delivered. Requests should be directed to the address or phone number set forth above.

Who bears the cost of this proxy solicitation?
The cost of preparing, assembling, posting on the Internet, printing and mailing the Proxy Notice, Annual Meeting Notice, Annual Report, this Proxy Statement, and the form of proxy, as well as the reasonable costs of forwarding solicitation materials to the beneficial owners of shares of the Common Stock, and other costs of solicitation, will be borne by the Company. Officers and employees of the Company may solicit proxies, either through personal contact or by mail, telephone or other electronic means. These officers and employees will not receive additional compensation for soliciting proxies, but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees, and fiduciaries, with shares of Common Stock registered in their names, will be requested to forward solicitation materials to the beneficial owners of such shares of Common Stock.

Can I find additional information on the Company’s website?
Yes. Although the information contained on our website is not part of this Proxy Statement, you will find information about the Company and our corporate governance practices at https://www.fossilgroup.com/investors/corporate-governance. Our website contains information about the Board, Board committees, Charter, Bylaws, Company Codes, Corporate Governance Guidelines and information about insider transactions. Stockholders may obtain, without charge, hard copies of the above documents by writing to Investor Relations, Fossil Group, Inc., 901 S. Central Expressway, Richardson, Texas 75080.
72	WWW.FOSSILGROUP.COM

APPENDIX A
FOSSIL GROUP, INC.
2023 LONG-TERM INCENTIVE PLAN
The Fossil Group, Inc. Long-Term Incentive Plan (the “Plan”) was adopted by the Board of Directors of Fossil Group, Inc., a Delaware corporation (the “Company”) on March 1, 2023 (the “Board Approval Date”) to be effective as of the date the Plan is approved by the Company’s stockholders at the Company’s next Annual Shareholder Meeting (the “Effective Date”). The Plan replaces and supersedes the Fossil Group, Inc. 2016 Long-Term Incentive Plan, as amended (the “Prior Plan”) in its entirety. The Prior Plan shall terminate on the Effective Date, and no future awards may be granted thereunder after the Effective Date, provided that the Prior Plan shall continue to apply to awards granted under the Prior Plan prior to the Effective Date.
ARTICLE 1
PURPOSE
The purpose of the Plan is to attract and retain the services of key employees, key contractors and Outside Directors of the Company and its Subsidiaries and to provide such persons with a proprietary interest in the Company through the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards, whether granted singly, or in combination, or in tandem, that will
(a)   increase the interest of such persons in the Company’s welfare;
(b)   furnish an incentive to such persons to continue their services for the Company or its Subsidiaries; and
(c)   provide a means through which the Company may attract able persons as Employees, Contractors, and Outside Directors.
With respect to Reporting Participants, the Plan and all transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, such provision or action shall be deemed null and void ab initio, to the extent permitted by law and deemed advisable by the Committee.
ARTICLE 2
DEFINITIONS
For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:
2.1   “Annual Stockholders Meeting” means the annual general meeting of the Company’s stockholders, as established by the Board, at which the members of the Company’s Board or any class thereof are elected.
2.2   “Applicable Law” means all legal requirements relating to the administration of equity incentive plans and the issuance and distribution of shares of Common Stock, if any, under applicable corporate laws, applicable securities laws, the rules of any exchange or inter-dealer quotation system upon which the Company’s securities are listed or quoted, the rules of any foreign jurisdiction applicable to Incentives granted to residents therein, and any other applicable law, rule or restriction.
2.3   “Authorized Officer” is defined in Section 3.2(b) hereof.
2.4   “Award” means the grant of any Incentive Stock Option, Nonqualified Stock Option, Restricted Stock, SAR, Restricted Stock Unit, Performance Award, Dividend Equivalent Right or Other Award, whether granted singly or in combination or in tandem (each individually referred to herein as an “Incentive”).
2.5   “Award Agreement” means a written agreement between a Participant and the Company which sets out the terms of the grant of an Award.
2023 PROXY STATEMENT	A-1

2.6   “Award Period” means the period set forth in the Award Agreement during which one or more Incentives granted under an Award may be exercised.
2.7   “Board” means the board of directors of the Company.
2.8   “Board Approval Date” is defined in the preamble to the Plan.
2.9   “Change in Control” means the occurrence of the event set forth in any one of the following paragraphs, except as otherwise provided herein:
(i)   any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 30% or more of the combined voting power of the Company’s then outstanding securities, or if such Person is the Beneficial Owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s outstanding securities as of the date the particular Award is granted, such person becomes the Beneficial Owner, directly or indirectly, of the combined voting power of additional securities representing 10% or more of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (iii) below; or
(ii)   the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date of this Plan, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least a majority of the directors then still in office who either were directors on the Effective Date of this Plan or whose appointment, election or nomination for election was previously so approved or recommended; or
(iii)   there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 30% or more of the combined voting power of the Company’s then outstanding securities; or
(iv)   the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.
For purposes hereof:
“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.
“Beneficially Owned” with respect to any securities shall mean having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act, including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities
A-2	WWW.FOSSILGROUP.COM

Beneficially Owned by a Person (as hereinafter defined) shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a “group” within the meaning of Section 13(d)(3) of the Exchange Act.
“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.
“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
Notwithstanding the foregoing provisions of this Section 2.9, if an Award issued under the Plan is subject to Section 409A of the Code, then an event shall not constitute a Change in Control for purposes of such Award under the Plan unless such event also constitutes a change in the Company’s ownership, its effective control or the ownership of a substantial portion of its assets within the meaning of Section 409A of the Code.
2.10   “Claims” means any claim, liability or obligation of any nature, arising out of or relating to this Plan or an alleged breach of this Plan, or an Award Agreement.
2.11   “Code” means the Internal Revenue Code of 1986, as amended.
2.12   “Committee” means the Compensation and Talent Management Committee of the Board.
2.13   “Common Stock” means the common stock, par value $0.01 per share, which the Company is currently authorized to issue or may in the future be authorized to issue, or any securities into which or for which the common stock of the Company may be converted or exchanged, as the case may be, pursuant to the terms of this Plan.
2.14   “Company” means Fossil Group, Inc. a Delaware corporation, and any successor entity.
2.15   “Contractor” means any natural person, who is not an Employee, rendering bona fide services to the Company or a Subsidiary, with compensation, pursuant to a written independent contractor agreement between such person and the Company or a Subsidiary, provided that such services are not rendered in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.
2.16   “Corporation” means any entity that (i) is defined as a corporation under Section 7701 of the Code and (ii) is the Company or is in an unbroken chain of corporations (other than the Company) beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain. For purposes of clause (ii) hereof, an entity shall be treated as a “corporation” if it satisfies the definition of a corporation under Section 7701 of the Code.
2.17   “Date of Grant” means the effective date on which an Award is made to a Participant as set forth in the applicable Award Agreement; provided, however, that solely for purposes of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, the Date of Grant of an Award shall be the date of stockholder approval of the Plan if such date is later than the effective date of such Award as set forth in the Award Agreement.
2.18   “Dividend Equivalent Right” means the right of the holder thereof to receive credits based on the cash dividends that would have been paid on the shares of Common Stock specified in the Award if such shares were held by the Participant to whom the Award is made.
2.19   “Employee” means a common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code) of the Company or any Subsidiary of the Companyprovided, however, in the case of individuals whose employment status, by virtue of their employer or residence, is not determined under Section 3401(c) of the
2023 PROXY STATEMENT	A-3

Code, “Employee” shall mean an individual treated as an employee for local payroll tax or employment purposes by the applicable employer under Applicable Law for the relevant period.
2.20   “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
2.21   “Exercise Date” is the date (i) with respect to any Stock Option, that the Participant has delivered both the Exercise Notice and consideration to the Company with a value equal to the total Option Price of the shares to be purchased (plus any income and/or employment tax withholding or other tax payment due with respect to such Award); and (ii) with respect to any SAR, that the Participant has delivered both the Exercise Notice and consideration to the Company with a value equal to any income and/or employment tax withholding or other tax payment due with respect to such SAR..
2.22   “Exercise Notice” is defined in Section 9.3(b) below.
2.23   “Exempt Shares” means shares of Common Stock subject to an Award that has been granted with (or that has been amended by the Committee to include) more favorable vesting provisions than those set forth in Section 8.2. No more than five percent (5%) of the shares of Common Stock that may be delivered pursuant to Awards may be shares designated as “Exempt Shares.”
2.24   “Fair Market Value” means, as of a particular date, (a) if the shares of Common Stock are listed or quoted on any established national securities exchange, the arithmetic mean of the high and low prices per share of the Common Stock on the particular date (or, if the particular date is not a trading day, the arithmetic mean of the high and low prices per share of the Common Stock immediately preceding such particular date), determined in accordance with the requirements of Section 422 of the Code (to the extent Incentive Stock Options are granted) and/or Section 409A of the Code and the regulations and other guidance issued thereunder; or (b) if the shares of Common Stock are not so listed or quoted, such amount as may be determined by the Committee (acting on the advice of an Independent Third Party, should the Committee elect in its sole discretion to utilize an Independent Third Party for this purpose), in good faith, to be the fair market value per share of Common Stock. Notwithstanding the foregoing provisions of this Section 2.24, to the extent an Award is intended to be in compliance with some or all of the requirements of Section 409A of the Code, “Fair Market Value” for purposes of the Plan and any Award shall be the definition provided for under Section 409A of the Code and Section 1.409A-1(b)(5)(iv) of the regulations issued thereunder or any successor provision thereto.
2.25   “Immediate Family Members” is defined in Section 16.8 hereof.
2.26   “Incentive” is defined in Section 2.4 hereof.
2.27   “Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Code, granted pursuant to this Plan. For purposes of clarity, Employees of Fossil Partners, L.P., Outside Directors, and Contractors are not eligible to receive Incentive Stock Options.
2.28   “Independent Third Party” means an individual or entity independent of the Company having experience in providing investment banking or similar appraisal or valuation services and with expertise generally in the valuation of securities or other property for purposes of this Plan. The Committee may utilize one or more Independent Third Parties.
2.29   “Nonqualified Stock Option” means a nonqualified stock option, granted pursuant to this Plan, which is not an Incentive Stock Option.
2.30   “Option Price” means the price which must be paid by a Participant upon exercise of a Stock Option to purchase a share of Common Stock.
2.31   “Other Award” means an Award issued pursuant to Section 6.9 hereof.
2.32   “Outside Director” means a director of the Company who is not an Employee or Contractor.
2.33   “Participant” means an Employee, Contractor or Outside Director to whom an Award is granted under this Plan.
A-4	WWW.FOSSILGROUP.COM

2.34   “Performance Award” means an Award hereunder of cash, shares of Common Stock, units or rights based upon, payable in, or otherwise related to, Common Stock pursuant to Section 6.7 hereof.
2.35   “Performance Goal” means any of the goals set forth in Section 6.10 hereof.
2.36   “Plan” means this Fossil Group, Inc. 2023 Long-Term Incentive Plan, as amended from time to time.
2.37   “Prior Plan Awards” means (i) any awards under the Prior Plan that are outstanding on the Effective Date, and that, on or after the Effective Date, are forfeited, expire or are canceled; and (ii) any shares subject to awards relating to Common Stock under the Prior Plans that are settled in cash on or after the Effective Date, but solely to the extent that such awards, by their terms, could have been settled in Common Stock.
2.38   “Prior Plan” means the Fossil, Inc. 2016 Long-Term Incentive Plan effective March 15, 2016.
2.39   “Reporting Participant” means a Participant who is subject to the reporting requirements of Section 16 of the Exchange Act.
2.40   “Restricted Stock” means shares of Common Stock issued or transferred to a Participant pursuant to Section 6.4 of this Plan which are subject to restrictions or limitations set forth in this Plan and in the related Award Agreement.
2.41   “Restricted Stock Units” means units awarded to Participants pursuant to Section 6.6 hereof, which are convertible into Common Stock at such time as such units are no longer subject to restrictions as established by the Committee.
2.42   “Restriction Period” is defined in Section 6.4(b)(i) hereof.
2.43   “Retirement” is as defined in the applicable Award Agreement.
2.44   “SAR” or “Stock Appreciation Right” means the right to receive an amount, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock as of the date the SAR is exercised (or, as provided in the Award Agreement, converted) over the SAR Price for such shares.
2.45   “SAR Price” means the exercise price or conversion price of each share of Common Stock covered by a SAR, determined on the Date of Grant of the SAR.
2.46   “Spread” is defined in Section 13.4(b) hereof.
2.47   “Stock Option” means a Nonqualified Stock Option or an Incentive Stock Option.
2.48   “Subsidiary” means (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and (iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above or any limited partnership listed in item (ii) above. “Subsidiaries” means more than one of any such corporations, limited partnerships, partnerships or limited liability companies. Notwithstanding the foregoing, an entity shall not be a “Subsidiary” for purposes of this Plan, unless at least twenty-five percent (25%) of such entity’s Voting Equity is owned either directly or indirectly by the Company.
2.49   “Tenure Award” means an Award hereunder of cash, shares of Common Stock, units or rights based upon, payable in, or otherwise related to, Common Stock that vests over time based upon the Participant’s continued employment with or service to the Company or its Subsidiaries.
2.50   “Termination of Service” occurs when a Participant who is (i) an Employee of the Company or any Subsidiary ceases to provide active service as an Employee of the Company and its Subsidiaries, for any reason, (ii) a Contractor of the Company or any
2023 PROXY STATEMENT	A-5

Subsidiary ceases to serve as a Contractor of the Company and its Subsidiaries, for any reason; or (iii) an Outside Director of the Company or a Subsidiary ceases to serve as a director of the Company and its Subsidiaries for any reason. Except as may be necessary or desirable to comply with applicable federal or state law, a “Termination of Service” shall not be deemed to have occurred when a Participant who is an Employee becomes an Outside Director or vice versa, or when a Participant who is serving in two capacities (i.e., both an Employee and a director) ceases to serve in one of those capacities (i.e., serves only as a director and not as an Employee); provided, however, a “Termination of Service” shall be deemed to have occurred if a Participant who is serving as an Employee becomes a Contractor, or vice versa, or when an Outside Director ceases to be an Outside Director and becomes a Contractor, unless otherwise specifically provided in the applicable award agreement. If, however, a Participant who is an Employee and who has an Incentive Stock Option ceases to be an Employee but does not suffer a Termination of Service, and if that Participant does not exercise the Incentive Stock Option within the time required under Section 422 of the Code upon ceasing to be an Employee, the Incentive Stock Option shall thereafter become a Nonqualified Stock Option. Notwithstanding the foregoing provisions of this Section 2.50, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Termination of Service” for purposes of such Award shall be the definition of “separation from service” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.
2.51   “Total and Permanent Disability” means a Participant is qualified for long-term disability benefits under the Company’s or Subsidiary’s disability plan or insurance policy or under applicable non-U.S. law; or, if no such plan, policy or law is then in existence or if the Participant is not eligible to participate in such plan or policy, that the Participant, because of a physical or mental condition resulting from bodily injury, disease, or mental disorder, is unable to perform his or her duties of employment for a period of six (6) continuous months, as determined in good faith by the Committee, based upon medical reports or other evidence satisfactory to the Committee; provided that, with respect to any Incentive Stock Option, Total and Permanent Disability shall have the meaning given it under the rules governing Incentive Stock Options under the Code. Notwithstanding the foregoing provisions of this Section 2.51, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Total and Permanent Disability” for purposes of such Award shall be the definition of “disability” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.
2.52   “Voting Equity” means the shares or other equity interests of an entity that has the right to vote generally on matters submitted to a vote of the owners of such entity.
ARTICLE 3
ADMINISTRATION
3.1   General Administration; Establishment of Committee.   Subject to the terms of this Article 3, the Plan shall be administered by the Committee. The Committee shall consist of not fewer than two persons. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board. At any time there is no Committee to administer the Plan, any references in this Plan to the Committee shall be deemed to refer to the Board.
Membership on the Committee shall be limited to those members of the Board who are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act. The Committee shall select one of its members to act as its Chairman. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.
3.2   Designation of Participants and Awards.
(a)   The Committee shall determine and designate from time to time the eligible persons to whom Awards will be granted and shall set forth in each related Award Agreement, where applicable, the Award Period, the Date of Grant, and such other terms,
A-6	WWW.FOSSILGROUP.COM

provisions, limitations, and performance requirements, as are approved by the Committee, but not inconsistent with the Plan. The Committee shall determine whether an Award shall include one type of Incentive or two or more Incentives granted in combination or two or more Incentives granted in tandem (that is, a joint grant where exercise of one Incentive results in cancellation of all or a portion of the other Incentive). Although the members of the Committee shall be eligible to receive Awards, all decisions with respect to any Award, and the terms and conditions thereof, to be granted under the Plan to any member of the Committee shall be made solely and exclusively by the other members of the Committee, or if such member is the only member of the Committee, by the Board.
(b)   Notwithstanding Section 3.2(a), to the extent permitted by Applicable Law, the Committee may, in its discretion and by a resolution adopted by the Committee, authorize one or more officers of the Company (an “Authorized Officer”) to (i) designate one or more Employees or Contractors as eligible persons to whom Awards will be granted under the Plan and (ii) determine the number of shares of Common Stock that will be subject to such Awards; provided, however, that the resolution of the Committee granting such authority shall (x) specify the total number of shares of Common Stock that may be made subject to the Awards, (y) set forth the price or prices (or a formula by which such price or prices may be determined) to be paid for the purchase of the Common Stock subject to such Awards, and (z) not authorize an officer to designate himself as a recipient of any Award.
3.3   Authority of the Committee.   The Committee, in its discretion, shall (i) interpret the Plan and Award Agreements, (ii) prescribe, amend, and rescind any rules, regulations and sub-plans (including sub-plans for Awards made to Participants who are not resident in the United States), as necessary or appropriate for the administration of the Plan, to obtain favorable tax treatment for the Awards or to ensure compliance with securities laws, (iii) establish performance goals for an Award and certify the extent of their achievement, and (iv) make such other determinations or certifications and take such other action as it deems necessary or advisable in the administration of the Plan. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties. The Committee’s discretion set forth herein shall not be limited by any provision of the Plan, including any provision which by its terms is applicable notwithstanding any other provision of the Plan to the contrary.
The Committee may delegate to officers of the Company, pursuant to a written delegation, the authority to perform specified functions under the Plan. Any actions taken by any officers of the Company pursuant to such written delegation of authority shall be deemed to have been taken by the Committee.
With respect to restrictions in the Plan that are based on the requirements of Rule 16b-3 promulgated under the Exchange Act, Section 422 of the Code, the rules of any exchange or inter-dealer quotation system upon which the Company’s securities are listed or quoted, or any other Applicable Law, to the extent that any such restrictions are no longer required by Applicable Law, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such formerly-mandated restrictions and/or to waive any such formerly-mandated restrictions with respect to outstanding Awards.
ARTICLE 4
ELIGIBILITY
Any Employee (including an Employee who is also a director or an officer), Contractor or Outside Director of the Company whose judgment, initiative, and efforts contributed or may be expected to contribute to the successful performance of the Company is eligible to participate in the Plan; provided that only Employees of Fossil Group, Inc. and its Subsidiaries (excluding Subsidiaries that are not corporations or that are less than fifty percent (50%) owned subsidiaries) shall be eligible to receive Incentive Stock Options For purposes of clarity, Employees of Fossil Partners, L.P., Contractors and Outside Directors are not eligible to receive Incentive Stock Options. The Committee, upon its own action, may grant, but shall not be required to grant, an Award to any Employee, Contractor or Outside Director of the Company or any Subsidiary. Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. Except as required by this Plan, Awards granted at
2023 PROXY STATEMENT	A-7

different times or at the same time need not contain similar provisions. The Committee’s determinations under the Plan (including without limitation determinations of which Employees, Contractors or Outside Directors, if any, are to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among Participants who receive, or are eligible to receive, Awards under the Plan.
ARTICLE 5
SHARES SUBJECT TO PLAN
5.1   Number Available for Awards.   Subject to adjustment as provided in Articles 11 and 12 and subject to increase by any Prior Plan Awards eligible for reuse pursuant to Section 5.2, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is an aggregate of 4,700,000 shares, 100% of which may be delivered pursuant to Incentive Stock Options. Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.
5.2   Reuse of Shares.   To the extent that any Award under this Plan or any Prior Plan Awards shall be forfeited, shall expire or be canceled, in whole or in part, then the number of shares of Common Stock covered by the Award or Prior Plan Award so forfeited, expired or canceled may again be awarded pursuant to the provisions of this Plan. Awards that may be satisfied either by the issuance of shares of Common Stock or by cash or other consideration shall be counted against the maximum number of shares of Common Stock that may be issued under this Plan only during the period that the Award is outstanding or to the extent the Award is ultimately satisfied by the issuance of shares of Common Stock. Shares of Common Stock otherwise deliverable pursuant to an Award that are withheld upon exercise or vesting of an Award for purposes of paying the exercise price or tax withholdings shall be treated as delivered to the Participant and shall be counted against the maximum number of shares of Common Stock that may be issued under this Plan. Awards will not reduce the number of shares of Common Stock that may be issued pursuant to this Plan if the settlement of the Award will not require the issuance of shares of Common Stock, as, for example, a SAR that can be satisfied only by the payment of cash. Notwithstanding any provisions of the Plan to the contrary, only shares forfeited back to the Company or shares canceled on account of termination, expiration or lapse of an Award, shall again be available for grant of Incentive Stock Options under the Plan, but shall not increase the maximum number of shares described in Section 5.1 above as the maximum number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options.
5.3   Limitation on Outside Director Awards.   In addition to any Awards granted in accordance with Article 7 below, no Outside Director may be granted any Award or Awards denominated in shares that exceed in the aggregate $130,000 in Fair Market Value (such Fair Market Value computed as of the Date of Grant) in any calendar year period. The foregoing limit shall not apply to any Award made pursuant to deferred compensation arrangements in lieu of all or a portion of cash retainers.
ARTICLE 6
GRANT OF AWARDS
6.1   In General.
(a)   The grant of an Award shall be authorized by the Committee and shall be evidenced by an Award Agreement setting forth the Incentive or Incentives being granted, the total number of shares of Common Stock subject to the Incentive(s), the Option Price (if applicable), the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance objectives, as are approved by the Committee, but (i) not inconsistent with the Plan, and (ii) to the extent an Award issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. The Company shall execute an Award Agreement with a Participant
A-8	WWW.FOSSILGROUP.COM

after the Committee approves the issuance of an Award. Any Award granted pursuant to this Plan must be granted within ten years of the Board Approval Date. The Plan shall be submitted to the Company’s stockholders for approval at the first stockholder meeting after the Board Approval Date; however, the Committee may grant Awards under the Plan prior to the time of stockholder approval. Any such Award granted prior to such stockholder approval shall be made subject to the attainment of such stockholder approval. The grant of an Award to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, receipt of any other Award under the Plan.
(b)   If the Committee establishes a purchase price for an Award, the Participant must accept such Award within a period of 30 days (or such shorter period as the Committee may specify) after the Date of Grant by executing the applicable Award Agreement and paying such purchase price.
(c)   Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.
6.2   Option Price.   The Option Price for any share of Common Stock which may be purchased under a Nonqualified Stock Option for any share of Common Stock must be equal to or greater than the Fair Market Value of the share on the Date of Grant. The Option Price for any share of Common Stock which may be purchased under an Incentive Stock Option must be at least equal to the Fair Market Value of the share on the Date of Grant; if an Incentive Stock Option is granted to an Employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary), the Option Price shall be at least 110% of the Fair Market Value of the Common Stock on the Date of Grant. No dividends or Dividend Equivalent Rights may be paid or granted with respect to any Stock Option granted hereunder.
6.3   Maximum ISO Grants.   The Committee may not grant Incentive Stock Options under the Plan to any Employee which would permit the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options (under this and any other plan of the Company and its Subsidiaries) are exercisable for the first time by such Employee during any calendar year to exceed $100,000. To the extent any Stock Option granted under this Plan which is designated as an Incentive Stock Option exceeds this limit or otherwise fails to qualify as an Incentive Stock Option, such Stock Option (or any such portion thereof) shall be a Nonqualified Stock Option. In such case, the Committee shall designate which stock will be treated as Incentive Stock Option stock by causing the issuance of a separate stock certificate and identifying such stock as Incentive Stock Option stock on the Company’s stock transfer records.
6.4   Restricted Stock.   If Restricted Stock is granted to or received by a Participant under an Award (including a Stock Option), the Committee shall set forth in the related Award Agreement: (i) the number of shares of Common Stock awarded, (ii) the price, if any, to be paid by the Participant for such Restricted Stock and the method of payment of the price, (iii) the time or times within which such Award may be subject to forfeiture, (iv) specified Performance Goals of the Company, a Subsidiary, any division thereof or any group of Employees of the Company, or other criteria, which the Committee determines must be met in order to remove any restrictions (including vesting) on such Award, and (v) all other terms, limitations, restrictions, and conditions of the Restricted Stock, which shall be consistent with this Plan, to the extent applicable and, to the extent Restricted Stock granted under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. The provisions of Restricted Stock need not be the same with respect to each Participant.
(a)   Legend on Shares.   The Company shall electronically register the Restricted Stock awarded to a Participant in the name of such Participant, which shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, substantially as provided in Section 16.10 of the Plan. No stock certificate or certificates shall be issued with respect to such shares of Common Stock, unless, following the expiration of the Restriction Period (as defined in Section 6.4(b)(i)) without forfeiture in respect of such shares of Common Stock, the Participant requests delivery of the certificate or certificates by submitting a written request to the Committee (or such party designated by the Company)
2023 PROXY STATEMENT	A-9

requesting delivery of the certificates. The Company shall deliver the certificates requested by the Participant to the Participant as soon as administratively practicable following the Company’s receipt of such request.
(b)   Restrictions and Conditions.   Shares of Restricted Stock shall be subject to the following restrictions and conditions:
(i)   Subject to the other provisions of this Plan and the terms of the particular Award Agreements, during such period as may be determined by the Committee commencing on the Date of Grant or the date of exercise of an Award (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock. Except for these limitations and the limitations set forth in Section 8.2 below, the Committee may in its sole discretion, remove any or all of the restrictions on such Restricted Stock whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date of the Award, such action is appropriate.
(ii)   Except as provided in sub-paragraph (i) above or in the applicable Award Agreement, the Participant shall have, with respect to his or her Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon; provided that, if the right to receive dividends is awarded, then (A) any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee; and (B) such cash dividends or stock dividends so withheld by the Company and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to such Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends. The Company shall electronically register the Restricted Stock in the name of the Participant, but shall not issue certificates for the Restricted Stock unless the Participant requests delivery of the certificates for the Restricted Stock, in writing in accordance with the procedures established by the Committee. A Participant may only request delivery of certificates for shares of Common Stock free of restriction under this Plan after the Restriction Period expires without forfeiture in respect of such shares of Common Stock or after any other restrictions imposed on such shares of Common Stock by the applicable Award Agreement or other agreement have expired. Each Award Agreement shall require that (x) each Participant, by his or her acceptance of Restricted Stock, shall irrevocably grant to the Company a power of attorney to transfer any shares so forfeited to the Company and agrees to execute any documents requested by the Company in connection with such forfeiture and transfer, and (y) such provisions regarding returns and transfers of stock certificates with respect to forfeited shares of Common Stock shall be specifically performable by the Company in a court of equity or law.
(iii)   The Restriction Period of Restricted Stock shall commence on the Date of Grant or the date of exercise of an Award, as specified in the Award Agreement, and, subject to Article 13 of the Plan, unless otherwise established by the Committee in the Award Agreement setting forth the terms of the Restricted Stock, shall expire upon satisfaction of the conditions set forth in the Award Agreement; such conditions may provide for vesting based on length of continuous service or on such Performance Goals, as may be determined by the Committee in its sole discretion.
(iv)   Except as otherwise provided in the particular Award Agreement, upon Termination of Service for any reason during the Restriction Period, the nonvested shares of Restricted Stock shall be forfeited by the Participant. In the event a Participant has paid any consideration to the Company for such forfeited Restricted Stock, the Committee shall specify in the Award Agreement that either (i) the Company shall be obligated to, or (ii) the Company may, in its sole discretion, elect to, pay to the Participant, as soon as practicable after the event causing forfeiture, in cash, an amount equal to the lesser of the total consideration paid by the Participant for such forfeited shares or the Fair Market Value of such forfeited shares as of the date of Termination of Service, as the Committee, in its sole discretion shall select. Upon any forfeiture, all rights of a Participant with respect to the forfeited shares of the Restricted Stock shall cease and terminate, without any further obligation on the part of the Company.
6.5   SARs.   The Committee may grant SARs to any Participant, either as a separate Award or in connection with a Stock Option. SARs shall be subject to such terms and conditions as the Committee shall impose, provided that such terms and conditions are
A-10	WWW.FOSSILGROUP.COM

(i) not inconsistent with the Plan, and (ii) to the extent a SAR issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. The grant of the SAR may provide that the holder may be paid for the value of the SAR either in cash or in shares of Common Stock, or a combination thereof. In the event of the exercise of a SAR payable in shares of Common Stock, the holder of the SAR shall receive that number of whole shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to the value obtained by multiplying (a) the difference between the Fair Market Value of a share of Common Stock on the date of exercise over the SAR Price as set forth in such SAR (or other value specified in the Award Agreement granting the SAR), by (b) the number of shares of Common Stock as to which the SAR is exercised, with a cash settlement to be made for any fractional shares of Common Stock. The SAR Price for any share of Common Stock subject to a SAR may be equal to or greater than the Fair Market Value of the share on the Date of Grant. The Committee, in its sole discretion, may place a ceiling on the amount payable upon exercise of a SAR, but any such limitation shall be specified at the time that the SAR is granted.
6.6   Restricted Stock Units.   Restricted Stock Units may be awarded or sold to any Participant under such terms and conditions as shall be established by the Committee, provided, however, that such terms and conditions are (i) not inconsistent with the Plan, and (ii) to the extent a Restricted Stock Unit issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. Restricted Stock Units shall be subject to such restrictions as the Committee determines, including, without limitation, (a) a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period; or (b) a requirement that the holder forfeit (or in the case of shares of Common Stock or units sold to the Participant, resell to the Company at cost) such shares or units in the event of Termination of Service during the period of restriction. The value of Restricted Stock Units may be paid in shares of common stock, cash, or a combination of both, as determined by the Committee.
6.7   Performance Awards.
(a)   The Committee may grant Performance Awards to one or more Participants. The terms and conditions of Performance Awards shall be specified at the time of the grant and may include provisions establishing the performance period, the Performance Goals to be achieved during a performance period, and the maximum or minimum settlement values, provided that such terms and conditions are (i) not inconsistent with the Plan and (ii) to the extent a Performance Award issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. If the Performance Award is to be in shares of Common Stock, the Performance Awards may provide for the issuance of the shares of Common Stock at the time of the grant of the Performance Award or at the time of the certification by the Committee that the Performance Goals for the performance period have been met; provided, however, if shares of Common Stock are issued at the time of the grant of the Performance Award and if, at the end of the performance period, the Performance Goals are not certified by the Committee to have been fully satisfied, then, notwithstanding any other provisions of this Plan to the contrary, the Common Stock shall be forfeited in accordance with the terms of the grant to the extent the Committee determines that the Performance Goals were not met. The forfeiture of shares of Common Stock issued at the time of the grant of the Performance Award due to failure to achieve the established Performance Goals shall be separate from and in addition to any other restrictions provided for in this Plan that may be applicable to such shares of Common Stock. Each Performance Award granted to one or more Participants shall have its own terms and conditions.
If the Committee determines, in its sole discretion, that the established performance measures or objectives are no longer suitable because of a change in the Company’s business, operations, corporate structure, or for other reasons that the Committee deemed satisfactory, the Committee may modify the performance measures or objectives and/or the performance period.
(b)   Performance Awards may be valued by reference to the Fair Market Value of a share of Common Stock or according to any formula or method deemed appropriate by the Committee, in its sole discretion, including, but not limited to, achievement of Performance Goals or other specific financial, production, sales or cost performance objectives that the Committee believes
2023 PROXY STATEMENT	A-11

to be relevant to the Company’s business and/or remaining in the employ of the Company or a Subsidiary for a specified period of time. Performance Awards may be paid in cash, shares of Common Stock, or other consideration, or any combination thereof. If payable in shares of Common Stock, the consideration for the issuance of such shares may be the achievement of the performance objective established at the time of the grant of the Performance Award. Performance Awards may be payable in a single payment or in installments and may be payable at a specified date or dates or upon attaining the performance objective. The extent to which any applicable performance objective has been achieved shall be conclusively determined by the Committee.
6.8   Dividend Equivalent Rights.   The Committee may grant a Dividend Equivalent Right to any Participant, either as a component of another Award or as a separate Award. The terms and conditions of the Dividend Equivalent Right shall be specified by the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right shall be paid only as the applicable Award vests or may be deemed to be reinvested in additional shares of Common Stock (which may thereafter accrue additional dividend equivalents), which shares of Common Stock shall be subject to the same vesting conditions as the Award to which they relate. Any such reinvestment shall be at the Fair Market Value at the time thereof. Dividend Equivalent Rights may be settled in cash or shares of Common Stock, or a combination thereof, in a single payment or in installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award; provided that (i) any Dividend Equivalent Rights with respect to such Award shall be withheld by the Company for the Participant’s account until such Award is vested, subject to such terms as determined by the Committee; and (ii) such Dividend Equivalent Rights so withheld by the Company and attributable to any particular Award shall be distributed to such Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalent Rights, if applicable, upon vesting of the Award and if such Award is forfeited, the Participant shall have no right to such Dividend Equivalent Rights. No Dividend Equivalent Rights may be paid or granted with respect to any Stock Option or SAR.
6.9   Other Awards.   The Committee may grant to any Participant other forms of Awards, based upon, payable in, or otherwise related to, in whole or in part, shares of Common Stock, if the Committee determines that such other form of Award is consistent with the purpose and restrictions of this Plan. The terms and conditions of such other form of Award shall be specified by the grant. Such Other Awards may be granted for no cash consideration, for such minimum consideration as may be required by Applicable Law, or for such other consideration as may be specified by the grant.
6.10   Performance Goals.   Awards (whether relating to cash or shares of Common Stock) under the Plan may be made subject to the attainment of Performance Goals relating to one or more business criteria which may consist of one or more or any combination of the following criteria: operating income; net income; cash flow; cost; revenues, revenue growth, revenue ratios; sales; ratio of debt to debt plus equity; net borrowing, credit quality or debt ratings; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization or other measures of cash flow; gross margin; operating margins; earnings per share (whether on a pre-tax, after-tax, operational or other basis); operating earnings; capital expenditures; aggregate product price and other product measures; expenses or cost levels; economic value added; ratio of operating earnings to capital spending or any other operating ratios; free cash flow; operating profit; net profit; net sales or changes in net sales; net earnings; growth in operating earnings or growth in earnings per share; value of assets; net asset value per share; the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; sales growth; price of the Company’s Common Stock, stockholder value, or total market value; return on net assets, return on invested capital or other return measures, including return or net return on working assets, equity, capital, or net sales; market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas; inventory and/or receivables control, inventory levels, inventory turn or shrinkage; total return to stockholders, stockholders return based on growth measures or the attainment by the shares of a specified value for a specified period of time, share price or share price appreciation; reduction of losses, loss ratios or expense ratios; reduction in fixed assets; operating cost management; management of capital structure; debt reduction; productivity improvements; satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures; customer satisfaction based on specified objective goals or a
A-12	WWW.FOSSILGROUP.COM

Company-sponsored customer survey; customer growth; employee diversity goals; employee turnover; specified objective social goals; safety record; or store sales or productivity or any other criteria determined by the Committee (“Performance Criteria”). Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index. Any Performance Criteria may include or exclude (i) events that are of an unusual nature or indicate infrequency of occurrence, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, (iv) the effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases, or (v) other similar occurrences. In all other respects, Performance Criteria shall be calculated in accordance with the Company’s financial statements, under generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an Award which is consistently applied and identified in the audited financial statements, including footnotes, or the Compensation Discussion and Analysis section of the Company’s annual report.
6.11   Tandem Awards.   The Committee may grant two or more Incentives in one Award in the form of a “Tandem Award,” so that the right of the Participant to exercise one Incentive shall be canceled if, and to the extent, the other Incentive is exercised. For example, if a Stock Option and a SAR are issued in a Tandem Award, and the Participant exercises the SAR with respect to 100 shares of Common Stock, the right of the Participant to exercise the related Stock Option shall be canceled to the extent of 100 shares of Common Stock.
6.12   No Repricing of Stock Options or SARs.   The Committee may not, without the approval of the Company’s stockholders, “reprice” any Stock Option or SAR. For purposes of this Section 6.12, “reprice” means any of the following or any other action that has the same effect: (i) amending a Stock Option or SAR to reduce its exercise price or base price, (ii) canceling a Stock Option or SAR at a time when its exercise price or base price exceeds the Fair Market Value of a share of Common Stock in exchange for cash or a Stock Option, SAR, award of Restricted Stock or other equity award with an exercise price or base price less than the exercise price or base price of the original Stock Option or SAR, or (iii) taking any other action that is treated as a repricing under generally accepted accounting principles, provided that nothing in this Section 6.12 shall prevent the Committee from making adjustments pursuant to Article 11, from exchanging or cancelling Incentives pursuant to Article 12, or substituting Incentives in accordance with Article 14.
6.13   Recoupment for Restatements.   Notwithstanding any other language in this Plan to the contrary, the Company may recoup all or any portion of any shares or cash paid to a Participant in connection with an Award, in the event of a restatement of the Company’s financial statements as set forth in the Company’s clawback policy, if any, approved by the Company’s Board from time to time.
ARTICLE 7
OUTSIDE DIRECTOR AUTOMATIC GRANTS
7.1   Automatic Grants.   Subject to the terms and conditions of this Plan, each Outside Director of the Company who does not elect to decline to participate in the Plan, shall automatically be granted Restricted Stock Units as follows: (a) on the date of each Annual Stockholders Meeting, each Outside Director (including an individual who first becomes an Outside Director at such Annual Stockholders Meeting) shall automatically be granted a number of Restricted Stock Units equal to the number of shares of Common Stock having an aggregate Fair Market Value of $130,000 (rounded down to the closest whole number) on the Date of Grant, so long as such Outside Director has not suffered a Termination of Service as an Outside Director prior to such date; and (b) each individual who first becomes an Outside Director (other than at any Annual Stockholders Meeting), shall automatically be granted as of the effective date of appointment as an Outside Director a pro-rated number of Restricted Stock Units that would have been granted to such individual if he or she had been elected as an Outside Director during the immediately preceding Annual Stockholders Meeting; the number of Restricted Stock Units shall be pro-rated based on the number of days between the date such individual first became an Outside Director and the date that is one year from the immediately preceding Annual Stockholders Meeting, over 365. Notwithstanding the foregoing, in the case of any grant of Restricted Stock Units made pursuant to this Section 7.1, such grant shall only be made if the number of shares subject to grant under this Section 7.1 is sufficient to make all automatic grants required to be made pursuant to this Section 7.1 on such Date of Grant.
2023 PROXY STATEMENT	A-13

7.2   Vesting and Forfeiture.   Subject to certain restrictions and conditions set forth in this Plan, any Restricted Stock Units granted pursuant to this Article 7 shall become one hundred percent (100%) vested and convertible into shares of Common Stock (i) for grants made on the date of an Annual Stockholders Meeting, on the earlier of the first anniversary of the Date of Grant or the first Annual Stockholders Meeting following the Date of Grant that is held at least 50 weeks following the Date of Grant, provided the Outside Director is providing services to the Company or a Subsidiary on such date; and (ii) for grants made to an individual first being appointed an Outside Director other than on the date of an Annual Stockholders Meeting, one year from the Date of Grant. Notwithstanding the foregoing, in the event of an Outside Director’s Termination of Service due to his or her death, all unvested Restricted Stock Units shall immediately become one hundred percent (100%) vested and convertible into shares of Common Stock. On the date such Restricted Stock Units become vested or as soon as practicable thereafter, the Company shall deliver to the Outside Director the number of shares of Common Stock equal to the number of vested Restricted Stock Units. Except as otherwise provided herein, each Outside Director’s Restricted Stock Units granted pursuant to this Article 7 shall terminate and be forfeited on the date of his or her Termination of Service for any reason other than death, to the extent such Restricted Stock Units are unvested on the date of his or her Termination of Service.
ARTICLE 8
AWARD PERIOD; VESTING
8.1   Award Period.   Subject to the other provisions of this Plan, the Committee may, in its discretion, provide that an Incentive may not be exercised in whole or in part for any period or periods of time or beyond any date specified in the Award Agreement. Except as provided in the Award Agreement, an Incentive may be exercised in whole or in part at any time during its term. The Award Period for an Incentive shall be reduced or terminated upon Termination of Service. No Incentive granted under the Plan may be exercised at any time after the end of its Award Period. No portion of any Incentive may be exercised after the expiration of ten years from its Date of Grant. However, if an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary) and an Incentive Stock Option is granted to such Employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five (5) years from the Date of Grant.
8.2   Vesting.   The Committee, in its sole discretion, shall establish the vesting terms applicable to an Incentive, provided that any such vesting terms shall not be inconsistent with the terms of the Plan, including, without limitation, this Section 8.2. Except as otherwise provided by Section 7.2 or as otherwise provided herein, no Incentive (nor any portion of an Incentive, even on a pro rata basis) that would result in the issuance of Common Stock may vest earlier than one (1) year after the Date of Grant (other than substitute Incentives) other than in the event of the Participant’s death, Total and Permanent Disability or the occurrence of a Change in Control. Notwithstanding the foregoing, the Committee may, in its sole discretion, grant Awards with more favorable vesting provisions than set forth in this Section 8.2, or accelerate the vesting or waive the Restriction Period for Awards at any time, provided that the shares of Common Stock subject to such Awards shall be Exempt Shares.
ARTICLE 9
EXERCISE OR CONVERSION OF INCENTIVE
9.1   In General.   A vested Incentive may be exercised or converted, during its Award Period, subject to limitations and restrictions set forth in the Award Agreement
9.2   Securities Law and Exchange Restrictions.   In no event may an Incentive be exercised or shares of Common Stock be issued pursuant to an Award if a necessary listing or quotation of the shares of Common Stock on a stock exchange or inter-dealer quotation system or any registration under state or federal securities laws required under the circumstances has not been accomplished.
A-14	WWW.FOSSILGROUP.COM

9.3   Exercise of Stock Option.
(a)   In General.   If a Stock Option is exercisable prior to the time it is vested, the Common Stock obtained on the exercise of the Stock Option shall be Restricted Stock which is subject to the applicable provisions of the Plan and the Award Agreement. If the Committee imposes conditions upon exercise, then subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Stock Option may be exercised. No Stock Option may be exercised for a fractional share of Common Stock. The granting of a Stock Option shall impose no obligation upon the Participant to exercise that Stock Option.
(b)   Notice and Payment.   Subject to such administrative regulations as the Committee may from time to time adopt, a Stock Option may be exercised by the delivery of notice (in writing, electronically, or telephonically) to the Committee (or such person or persons designated by the Committee) setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised (the “Exercise Notice”). The consideration due with respect to the exercise of a Stock Option shall be payable as provided in the applicable Award Agreement, which may provide for payment in any one or more of the following ways: (a) cash or check, bank draft, or money order payable to the order of the Company and in U.S. dollars, (b) Common Stock (including Restricted Stock) owned by the Participant on the Exercise Date, valued at its Fair Market Value on the Exercise Date, (c) by delivery (including by FAX or electronic transmission) to the Company or its designated agent of an executed irrevocable option exercise form (or, to the extent permitted by the Company, exercise instructions, which may be communicated in writing, telephonically, or electronically) together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the Stock Option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price, and/or (d) in any other form of valid consideration that is acceptable to the Committee in its sole discretion. In the event that shares of Restricted Stock are tendered as consideration for the exercise of a Stock Option, a number of shares of Common Stock issued upon the exercise of the Stock Option equal to the number of shares of Restricted Stock used as consideration therefor shall be subject to the same restrictions and provisions as the Restricted Stock so tendered. If the Participant fails to deliver the consideration described in this Section 9.3(b) within three (3) business days of the date of the Exercise Notice, then the Exercise Notice shall be null and void and the Company will have no obligation to deliver any shares of Common Stock to the Participant in connection with such Exercise Notice.
(c)   Issuance of Certificate.   Except as otherwise provided in Section 6.4 hereof (with respect to shares of Restricted Stock) or in the applicable Award Agreement, upon payment of all amounts due from the Participant, the Company shall cause the Common Stock then being purchased to be registered in the Participant’s name (or the person exercising the Participant’s Stock Option in the event of his or her death), but shall not issue certificates for the Common Stock unless the Participant (or such other person) requests delivery of the certificates for the Common Stock, in writing in accordance with the procedures established by the Committee. The Company shall deliver certificates to the Participant (or the person exercising the Participant’s Stock Option in the event of his or her death) as soon as administratively practicable following the Company’s receipt of a written request from the Participant (or such other person) for delivery of the certificates. Notwithstanding the forgoing, if the Participant has exercised an Incentive Stock Option, the Company may at its option place a transfer restriction on any electronically registered shares (or if a physical certificate is issued to the Participant, retain physical possession of the certificate evidencing the shares acquired upon exercise) until the expiration of the holding periods described in Section 422(a)(1) of the Code. Any obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that, if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Common Stock upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Committee.
2023 PROXY STATEMENT	A-15

(d)   Failure to Pay.   Except as may otherwise be provided in an Award Agreement, if the Participant fails to pay for any of the Common Stock specified in such notice or fails to accept delivery thereof, that portion of the Participant’s Stock Option and right to purchase such Common Stock may be forfeited by the Participant, in the Committee’s sole discretion.
9.4   SARs.   Subject to the conditions of this Section 9.4 and such administrative regulations as the Committee may from time to time adopt, a SAR may be exercised by the delivery (including by FAX) of an Exercise Notice to the Committee setting forth the number of shares of Common Stock with respect to which the SAR is to be exercised and the Exercise Date thereof. Subject to the terms of the Award Agreement and only if permissible under Section 409A of the Code and the regulations or other guidance issued thereunder (or, if not so permissible, at such time as permitted by Section 409A of the Code and the regulations or other guidance issued thereunder), the Participant shall receive from the Company in exchange therefor in the discretion of the Committee, and subject to the terms of the Award Agreement:
(i)   cash in an amount equal to the excess (if any) of the Fair Market Value (as of the Exercise Date, or if provided in the Award Agreement, conversion, of the SAR) per share of Common Stock over the SAR Price per share specified in such SAR, multiplied by the total number of shares of Common Stock of the SAR being surrendered;
(ii)   that number of shares of Common Stock having an aggregate Fair Market Value (as of the Exercise Date, or if provided in the Award Agreement, conversion, of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional share interests; or
(iii)   the Company may settle such obligation in part with shares of Common Stock and in part with cash.
The distribution of any cash or Common Stock pursuant to the foregoing sentence shall be made at such time as set forth in the Award Agreement.
9.5   Disqualifying Disposition of Incentive Stock Option.   If shares of Common Stock acquired upon exercise of an Incentive Stock Option are disposed of by a Participant prior to the expiration of either two (2) years from the Date of Grant of such Stock Option or one (1) year from the transfer of shares of Common Stock to the Participant pursuant to the exercise of such Stock Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Participant shall notify the Company in writing of the date and terms of such disposition. A disqualifying disposition by a Participant shall not affect the status of any other Stock Option granted under the Plan as an Incentive Stock Option within the meaning of Section 422 of the Code.
ARTICLE 10
AMENDMENT OR DISCONTINUANCE
Subject to the limitations set forth in this Article 10, the Board may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided, however, that no amendment for which stockholder approval is required either (i) by any securities exchange or inter-dealer quotation system on which the Common Stock is listed or traded or (ii) in order for the Plan and Incentives awarded under the Plan to continue to comply with Sections 421 and 422 of the Code, including any successors to such Sections, or other Applicable Law, shall be effective unless such amendment shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon. Notwithstanding the foregoing, no amendment to the Plan that increases the benefits accrued to Participants, increases the maximum number of shares of Common Stock which may be issued under the Plan, reprices any Stock Options or modifies the requirements for participation in the Plan shall be effective unless such amendment shall be approved by the stockholders of the Company entitled to vote thereon in the manner set forth in the Company’s articles of incorporation and bylaws. Any amendments made pursuant to this Article 10 shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding Incentives theretofore granted under the Plan, notwithstanding any contrary provisions contained in any Award Agreement. In the event of any such amendment to the Plan, the holder of any Incentive outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any Award Agreement relating thereto. Notwithstanding anything contained in this Plan to the contrary,
A-16	WWW.FOSSILGROUP.COM

unless required by law, no action contemplated or permitted by this Article 10 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Incentive theretofore granted under the Plan without the consent of the affected Participant. For purposes of clarity, any amendment to an existing Award resulting in a less favorable tax consequence to a Participant under the Award shall not be considered to adversely affect the rights of the Participant.
ARTICLE 11
TERM
The Plan shall be effective as of the Effective Date and, unless sooner terminated by action of the Board, the Plan will terminate on the tenth anniversary of the Effective Date, but Incentives granted before that date will continue to be effective in accordance with their terms and conditions.
ARTICLE 12
CAPITAL ADJUSTMENTS
In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the fair value of an Award, then the Committee shall adjust any or all of the following so that the fair value of the Award immediately after the transaction or event is equal to the fair value of the Award immediately prior to the transaction or event (i) the number of shares and type of Common Stock (or the securities or property) which thereafter may be made the subject of Awards, (ii) the number of shares and type of Common Stock (or other securities or property) subject to outstanding Awards, (iii) the Option Price of each outstanding Award, (iv) the amount, if any, the Company pays for forfeited shares of Common Stock in accordance with Section 6.4, and (v) the number of or SAR Price of shares of Common Stock then subject to outstanding SARs previously granted and unexercised under the Plan to the end that the same proportion of the Company’s issued and outstanding shares of Common Stock in each instance shall remain subject to exercise at the same aggregate SAR Price; provided however, that the number of shares of Common Stock (or other securities or property) subject to any Award shall always be a whole number. Notwithstanding the foregoing, no such adjustment shall be made or authorized to the extent that such adjustment would cause the Plan or any Stock Option to violate Section 422 of the Code or Section 409A of the Code. Such adjustments shall be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Company is subject.
The computation of any adjustment under this Article 12 shall be conclusive and shall be binding upon each affected Participant to the extent required by Applicable Law, upon the occurrence of any such adjustment, the Company shall provide notice to each affected Participant of its computation of such adjustment.
ARTICLE 13
RECAPITALIZATION, MERGER AND CONSOLIDATION
13.1   No Effect on Company’s Authority.   The existence of this Plan and Incentives granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure and its business, or any Change in Control, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
2023 PROXY STATEMENT	A-17

13.2   Conversion of Incentives Where Company Survives.   Subject to any required action by the stockholders and except as otherwise provided by Section 13.4 hereof or as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, if the Company shall be the surviving or resulting corporation in any merger, consolidation or share exchange, any Incentive granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a holder of the number of shares of Common Stock subject to the Incentive would have been entitled; and in such event, such Incentive shall remain subject to the same restrictions and/or other vesting requirements as existed prior to such merger, consolidation or share exchange.
13.3   Exchange or Cancellation of Incentives Where Company Does Not Survive.   Except as otherwise provided by Section 13.4 hereof or as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, in the event the acquiror or the surviving or resulting corporation does not agree to assume the Incentives or in the event of any merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each share of Common Stock subject to the unexercised portions of outstanding Incentives, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the stockholders of the Company in respect to each share of Common Stock held by them, such outstanding Incentives to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms.
13.4   Cancellation of Incentives.   Notwithstanding the provisions of Sections 13.2 and 13.3 hereof, and except as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, in the event the acquirer or the surviving or resulting corporation does not agree to assume the Incentives, all Incentives granted hereunder may be canceled by the Company, in its sole discretion, as of the effective date of any Change in Control, merger, consolidation or share exchange, or any issuance of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or of any proposed sale of all or substantially all of the assets of the Company, or of any dissolution or liquidation of the Company, by either:
(a)   giving notice to each holder thereof or his personal representative of its intention to cancel those Incentives for which the issuance of shares of Common Stock involved payment by the Participant for such shares, and permitting the purchase during the thirty (30) day period next preceding such effective date of any or all of the shares of Common Stock subject to such outstanding Incentives, including in the Committee’s discretion some or all of the shares as to which such Incentives would not otherwise be vested and exercisable; or
(b)   in the case of Incentives that are either (i) settled only in shares of Common Stock, or (ii) at the election of the Participant, settled in shares of Common Stock, paying the holder thereof an amount equal to a reasonable estimate of the difference between the net amount per share payable in such transaction or as a result of such transaction, and the price per share of such Incentive to be paid by the Participant (hereinafter the “Spread”), multiplied by the number of shares subject to the Incentive. In cases where the shares constitute, or would after exercise, constitute Restricted Stock, the Company, in its discretion, may include some or all of those shares in the calculation of the amount payable hereunder. In estimating the Spread, appropriate adjustments to give effect to the existence of the Incentives shall be made, such as deeming the Incentives to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the shares receivable upon exercise of the Incentives as being outstanding in determining the net amount per share. In cases where the proposed transaction consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares of Common Stock upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before such liquidation could be completed.
An Award that by its terms would be fully vested or exercisable upon a Change in Control will be considered vested or exercisable for purposes of Section 13.4(a) hereof. Notwithstanding the foregoing, with respect to Performance Awards, the Committee only may approve the acceleration of vesting and/or cash-out if (i) the amount payable or vested is linked to the achievement of the
A-18	WWW.FOSSILGROUP.COM

Performance Goals for such Performance Award as of the date of the Change in Control and/or (ii) the amount to be paid or vested under the Performance Award on the Change in Control is prorated based on the time elapsed in the applicable performance period between the Performance Award’s Date of Grant and the Change in Control.
ARTICLE 14
LIQUIDATION OR DISSOLUTION
Subject to Section 13.4 hereof, in case the Company shall, at any time while any Incentive under this Plan shall be in force and remain unexpired, (i) sell all or substantially all of its property, or (ii) dissolve, liquidate, or wind up its affairs, then each Participant shall be entitled to receive, in lieu of each share of Common Stock of the Company which such Participant would have been entitled to receive under the Incentive, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Company. If the Company shall, at any time prior to the expiration of any Incentive, make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) and an adjustment is determined by the Committee to be appropriate to prevent the dilution of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, make such adjustment in accordance with the provisions of Article 12 hereof.
ARTICLE 15
INCENTIVES IN SUBSTITUTION FOR
INCENTIVES GRANTED BY OTHER ENTITIES
Incentives may be granted under the Plan from time to time in substitution for similar instruments held by employees, independent contractors or directors of a corporation, partnership, or limited liability company who become or are about to become Employees, Contractors or Outside Directors of the Company or any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company, the acquisition by the Company of equity of the employing entity, or any other similar transaction pursuant to which the Company becomes the successor employer. The terms and conditions of the substitute Incentives so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the incentives in substitution for which they are granted.
ARTICLE 16
MISCELLANEOUS PROVISIONS
16.1   Investment Intent.   The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the Incentives granted or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.
16.2   No Right to Continued Employment.   Neither the Plan nor any Incentive granted under the Plan shall confer upon any Participant any right with respect to continuance of employment by the Company or any Subsidiary.
16.3   Indemnification of Board and Committee.   No member of the Board or the Committee, nor any officer or Employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and the Committee, each officer of the Company, and each Employee of the Company acting on behalf of the Board or the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation to the fullest extent provided by law. Except to the extent required by any unwaiveable requirement under Applicable Law, no member of the Board or the Committee (and no Subsidiary of the Company) shall have any duties or liabilities, including without limitation any fiduciary duties, to any Participant (or any Person claiming by and through any Participant) as a result of this Plan, any Award
2023 PROXY STATEMENT	A-19

Agreement or any Claim arising hereunder and, to the fullest extent permitted under Applicable Law, each Participant (as consideration for receiving and accepting an Award Agreement) irrevocably waives and releases any right or opportunity such Participant might have to assert (or participate or cooperate in) any Claim against any member of the Board or the Committee and any Subsidiary of the Company arising out of this Plan.
16.4   Effect of the Plan.   Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.
16.5   Compliance with Other Laws and Regulations.   Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue shares of Common Stock under any Incentive if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which shares of Common Stock are quoted or traded (including without limitation Section 16 of the Exchange Act); and, as a condition of any sale or issuance of shares of Common Stock under an Incentive, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. The Plan, the grant and exercise of Incentives hereunder, and the obligation of the Company to sell and deliver shares of Common Stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.
16.6   Foreign Participation.   To assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Committee approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country.
16.7   Tax Requirements.   The Company or, if applicable, any Subsidiary (for purposes of this Section 16.7, the term “Company” shall be deemed to include any applicable Subsidiary), shall have the right to deduct from all amounts paid in cash or other form in connection with the Plan, any Federal, state, local, or other taxes required by law to be withheld in connection with an Award granted under this Plan. The Company may, in its sole discretion, also require the Participant receiving shares of Common Stock issued under the Plan to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to the Award. Such payments shall be required to be made when requested by the Company and may be required to be made prior to the delivery of any certificate representing shares of Common Stock. Such payment may be made (i) by the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the Company; (ii) if the Company, in its sole discretion, so consents in writing, the actual delivery by the exercising Participant to the Company of shares of Common Stock, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding payment; (iii) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered upon the exercise of the Stock Option, which shares so withheld have an aggregate Fair Market Value that equals or exceeds the required tax withholding payment; or (iv) any combination of (i), (ii), or (iii). To the extent the number of shares delivered in accordance with Section 16.7(i) or (ii) or withheld in accordance with Section 16.7(iii) exceeds the required tax withholding due, the Company shall make a cash payment to the Participant equal to the excess amount as soon as administratively practicable thereafter. The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant. The Committee may in the Award Agreement impose any additional tax, social insurance, fringe benefit, payment on account requirements or provisions that the Committee deems necessary or desirable.
16.8   Assignability.   Incentive Stock Options may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant
A-20	WWW.FOSSILGROUP.COM

only by the Participant or the Participant’s legally authorized representative, and each Award Agreement in respect of an Incentive Stock Option shall so provide. The designation by a Participant of a beneficiary will not constitute a transfer of the Stock Option. The Committee may waive or modify any limitation contained in the preceding sentences of this Section 16.8 that is not required for compliance with Section 422 of the Code.
Except as otherwise provided herein, Awards may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution or in accordance with the terms of a qualified domestic relations order. Notwithstanding the foregoing, the Committee may, in its discretion, authorize all or a portion of a Nonqualified Stock Option or SAR to be granted to a Participant on terms which permit transfer by such Participant to (i) the spouse (or former spouse), children or grandchildren of the Participant (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a partnership in which the only partners are (1) such Immediate Family Members and/or (2) entities which are controlled by the Participant and/or Immediate Family Members, (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision, or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that (x) there shall be no consideration for any such transfer, (y) the Award Agreement pursuant to which such Nonqualified Stock Option or SAR is granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section, and (z) subsequent transfers of transferred Nonqualified Stock Options or SARs shall be prohibited except those by will or the laws of descent and distribution.
Following any transfer, any such Nonqualified Stock Option and SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Articles 9, 10, 12, 14 and 16 hereof the term “Participant” shall be deemed to include the transferee. The events of Termination of Service shall continue to be applied with respect to the original Participant, following which the Nonqualified Stock Options and SARs shall be exercisable or convertible by the transferee only to the extent and for the periods specified in the Award Agreement. The Committee and the Company shall have no obligation to inform any transferee of a Nonqualified Stock Option or SAR of any expiration, termination, lapse or acceleration of such Stock Option or SAR. The Company shall have no obligation to register with any federal or state securities commission or agency any Common Stock issuable or issued under a Nonqualified Stock Option or SAR that has been transferred by a Participant under this Section 16.8.
16.9   Use of Proceeds.   Proceeds from the sale of shares of Common Stock pursuant to Incentives granted under this Plan shall constitute general funds of the Company.
16.10   Legend.   Each certificate representing shares of Restricted Stock issued to a Participant shall bear the following legend, or a similar legend deemed by the Company to constitute an appropriate notice of the provisions hereof (any such certificate not having such legend shall be surrendered upon demand by the Company and so endorsed):
On the face of the certificate:
“Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate.”
On the reverse:
“The shares of stock evidenced by this certificate are subject to and transferable only in accordance with that certain Fossil Group, Inc. 2023 Long-Term Incentive Plan, a copy of which is on file at the principal office of the Company in Dallas, Texas. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Plan.”
The following legend shall be inserted on a certificate evidencing Common Stock issued under the Plan if the shares were not issued in a transaction registered under the applicable federal and state securities laws:
2023 PROXY STATEMENT	A-21

“Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company.”
16.11   Governing Law.   The Plan shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws, rule or principle of Delaware law that might refer the governance, construction, or interpretation of this Plan to the laws of another state). A Participant’s sole remedy for any Claim shall be against the Company, and no Participant shall have any claim or right of any nature against any Subsidiary of the Company or any stockholder or existing or former director, officer or Employee of the Company or any Subsidiary of the Company. Each Award Agreement shall require the Participant to release and covenant not to sue any Person other than the Company over any Claims. The individuals and entities described above in this Section 16.11 (other than the Company) shall be third-party beneficiaries of this Plan for purposes of enforcing the terms of this Section 16.11.
A copy of this Plan shall be kept on file in the principal office of the Company in Richardson, Texas.
***************
A-22	WWW.FOSSILGROUP.COM

IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of March 1, 2023, by its Chief Executive Officer pursuant to prior action taken by the Board.
FOSSIL GROUP, INC.
By:
/s/ Kosta N. Kartsotis

Name:
Kosta N. Kartsotis

Title:
Chairman and Chief Executive Officer

2023 PROXY STATEMENT	A-23

PROXYFOSSIL GROUP, INC.Annual Meeting of StockholdersMay 24, 2023 at 9:00 a.m., local timeThis proxy is solicited by the Board of DirectorsThe stockholder(s) hereby appoint(s) Randy S. Hyne and Heather Foster or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Fossil Group, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM CT on May 24, 2023 and any adjournment or postponement thereof. The Annual Meeting of Stockholders will be held virtually. In order to attend the meeting, you must register at http://viewproxy.com/fossil/2023/htype.asp by 11:59 PM ET on May 21, 2023. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and the password you received via email in your registration confirmations. For further instructions on how to attend and vote at the Annual Meeting of Stockholders, please see “How can I attend the Annual Meeting?” in the Questions and Answers about the Annual Meeting section of the Proxy Statement.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.(Continued and to be marked, dated and signed on other side)PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement, Annual Report and Form 10-K are available athttp://viewproxy.com/fossil/2023

The Board of Directors recommends that you vote FOR each of the following8 Director nominees:1. Election of DirectorsFOR AGAINST ABSTAIN01 Mark R.
Belgya o o o02 William B. Chiasson o o o03 Susie Coulter o o o04 Kim Harris Jones o o o05 Kosta N. Kartsotis o o o06 Kevin Mansell o o o07 Marc R. Y. Rey o o o08 Gail B. Tifford o o oVIRTUAL CONTROL NUMBERPlease mark your votes like this x The Board of Directors recommends that you vote FOR the following proposal:2. Proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers.oFORoAGAINSToABSTAINThe Board of Directors recommends that you vote ONE YEAR for the following proposal:3. Proposal to hold an advisory vote on whether an advisory vote on executive compensation should be held every one, two or three years.o1 YEARo2 YEARS o3 YEARSoABSTAINThe Board of Directors recommends that you vote FOR the following proposal:4. Proposal to approve the Fossil Group, Inc. 2023 Long-Term Incentive Plan.oFORoAGAINSToABSTAINThe Board of Directors recommends that you vote FOR the following proposal:5. Proposal to amend the Company’s Certificate of Incorporation to permit exculpation of officers.oFORoAGAINSToABSTAINThe Board of Directors recommends that you vote FOR the following proposal:6. Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 30, 2023.oFORoAGAINSToABSTAINNOTE: Such other business that may properly come before the meeting. Date _________________________________________________________Signature _____________________________________________________Signature _____________________________________________________(Joint Owners)Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.VIRTUAL CONTROL NUMBER PROXY VOTING INSTRUCTIONSPlease have your 11-digit control number ready when voting by Internet or Telephone,or when voting during the Virtual Annual Meeting INTERNETVote Your Proxy on the Internet:Go to www.AALvote.com/FOSLHave your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONEVote Your Proxy by Phone:Call 1 (866) 804-9616Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAILVote Your Proxy by Mail:Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.